Exhibit 10.1

EXECUTION VERSION

INVESTMENT AGREEMENT

by and between

AVON PRODUCTS, INC.

and

CLEVELAND APPLE INVESTOR LLC

Dated as of December 17, 2015

Exhibits

Form of Series C Certificate of Amendment	Exhibit A
Form of Series D Certificate of Amendment	Exhibit B
Form of Investor Rights Agreement	Exhibit C

INVESTMENT AGREEMENT, dated as of December 17, 2015 (this “Agreement”), between Avon Products, Inc., a New York corporation (the “Company”), and Cleveland Apple Investor LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, the Company, C-A NA LLC, a wholly-owned Subsidiary of the Company (“NewCo”), and Cleveland NA Investor LLC (the “North America Investor”) are concurrently entering into a Separation and Investment Agreement, dated as of the date hereof (the “North America Investment Agreement”), pursuant to which the Company will transfer its North America business to NewCo and sell to the North America Investor a majority interest in NewCo, in each case in accordance with the terms and subject to the conditions set forth therein (the transactions contemplated by the North America Investment Agreement, the “North America Investment Transactions”);

WHEREAS, substantially concurrently with the consummation of the North America Investment Transactions, the Company desires to issue, sell and deliver to the Investor, and the Investor desires to purchase and acquire from the Company, pursuant to the terms and subject to the conditions set forth in this Agreement, an aggregate of 435,000 shares of the Company’s Series C Preferred Stock, par value $1.00 per share (the “Series C Preferred Stock”), having the powers, preferences and rights, and the qualifications, limitations and restrictions, as set forth in the form of Certificate of Amendment of the Company’s Certificate of Incorporation attached hereto as Exhibit A (the “Series C Certificate of Amendment”); and

WHEREAS, concurrently with the execution and delivery of this Agreement and the North America Investment Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Cerberus Capital Management, L.P. (“Sponsor”) is entering into (i) the Sponsor Guarantee in favor of the Company, pursuant to which, subject to the terms and conditions contained therein, Sponsor is guaranteeing certain monetary obligations of the Investor under Section 7.02 and (ii) the Equity Commitment Letter, pursuant to which, subject to the terms and conditions contained therein, Sponsor has agreed to invest in the Investor the amounts set forth therein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock that would be required under

Section 13(d) of the Exchange Act (as in effect on, and based on legal interpretations thereof existing on, the date hereof), to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided, that (i) the Company and its Subsidiaries shall not be deemed to be Affiliates of the Investor or any of its Affiliates, and (ii) portfolio companies in which the Investor or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of the Investor or the Investor’s Affiliates. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling,” “controlled,” “controlled by” and “under common control with” have meanings correlative to the foregoing.

“Alternative Transaction” means, in each case involving any Person other than Sponsor or one of its Affiliates (including the Investor), any (i) sale, lease, assignment, exchange or other transfer or disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise of assets of the Company or any Subsidiary representing 15% or more of the consolidated assets of the Company and its Subsidiaries; (ii) issuance, sale or other disposition, directly or indirectly (including, without limitation, by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction), of securities (or options, rights, or warrants to purchase, or securities convertible into or exchangeable for, such securities), including without limitation capital stock, partnership interests, membership interests or other instruments directly or indirectly convertible into, exchangeable or exercisable for, or the value of which is determined with reference to, capital stock, partnership interests or membership interests (“Equity Securities”) representing 15% or more of any class of Equity Securities of the Company or any of its Subsidiaries; (iii) tender offer or exchange offer as defined pursuant to the Exchange Act that, if consummated, would result in any Person beneficially owning 15% or more of any class or series (or the voting power of any class or series) of Equity Securities of the Company or any of its Subsidiaries or any other transaction in which any Person shall acquire beneficial ownership or the right to acquire beneficial ownership, of 15% or more of any class or series (or the voting power of any class or series) of Equity Securities; or (iv) combination of the foregoing (in each case, other than the arrangements contemplated by the Transaction Documents).

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date hereof; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately.

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“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Bylaws of the Company, as may be amended and restated from time to time.

“CCM” means Cerberus Capital Management, L.P.

“Certificates of Amendment” means the Series C Certificate of Amendment and the Series D Certificate of Amendment.

“Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, as may be further amended and restated from time to time.

“Code” means the United States Internal Revenue Code of 1986.

“Common Stock” means the common stock, par value $0.25 per share, of the Company.

“Company Charter Documents” means the Certificate of Incorporation and Bylaws.

“Company Lease” means any lease, sublease, sub-sublease, license and other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.

“Company Leased Real Property” means all right, title and interest of the Company and its Subsidiaries to any leasehold interests in any material real property, together with all buildings, structures, improvements and fixtures thereon.

“Company Plan” means each “employee pension benefit plan” (as defined in Section 3(2) of ERISA, whether or not subject to ERISA), “employee welfare benefit plan” (as defined in Section 3(1) of ERISA, whether or not subject to ERISA) and each other plan, arrangement, agreement, or policy relating to stock options, stock purchases, other equity-based compensation, bonus, incentive, deferred compensation, employment, severance, retention, change in control, termination, fringe benefits, disability medical, life, vacation, relocation or other employee benefits, in each case sponsored, maintained or contributed to or entered into or required to be sponsored, maintained or contributed to or entered into by the Company or any of its Subsidiaries for the benefit of any

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Participant or with respect to which the Company or any of its Subsidiaries has any direct or indirect liability (whether contingent or otherwise), other than any “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or any plan, arrangement or policy mandated by applicable Law.

“Company Stock Plans” means the 2013 Stock Incentive Plan, the 2010 Stock Incentive Plan, the 2005 Stock Incentive Plan and the 2000 Stock Incentive Plan, in each case as amended from time to time.

“Confidentiality Agreement” means the confidentiality agreement between the Company and CCM dated as of June 26, 2015, as amended and/or modified by this Agreement.

“Conversion Shares” means the Common Stock issuable upon the conversion or exchange of the Preferred Shares, any Series D Preferred Stock issuable to the holders of Preferred Shares as a dividend in accordance with the Certificates of Amendment and any Common Stock issuable as a dividend on the Preferred Shares or such Series D Preferred Stock.

“Data Room” means the electronic Merrill Datasite containing documents and materials relating to the Company as constituted as of the date hereof.

“Environmental Law” means any federal, state, local or foreign Law or Judgment relating to pollution or protection of the environment, natural resources or, to the extent relating to exposure to hazardous or toxic substances, human health or safety.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any entity which, together with the Company, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“FECL Approval” means the written no objection official letter (oficio), subject to no material conditions, issued by the Federal Economic Competition Commission, or the no objection deemed to have been issued by the Federal Economic Competition Commission, in terms of Federal Economic Competition Law (Mexico), with respect to the transactions contemplated herein.

“Federal Economic Competition Commission” means the Mexican Federal Competition Commission (Comisión Federal de Competencia Económica).

“Federal Economic Competition Law” means the Mexico’s Federal Economic Competition Law (Ley Federal de Competencia Enonómica).

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“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Entity” means any federal, state or local, domestic or foreign governmental or regulatory (including any stock exchange) authority, agency, court, commission or other entity or self-regulatory organization.

“Guarantee” means any guarantee, letter of credit, surety bond (including any performance bond), credit support agreement or other assurance of payment.

“Hedging Transaction” means any transaction, agreement or arrangement (or series of transactions, agreements or arrangements) involving a security linked to any of the Company Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) with respect to any of the Company Securities or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or that hedges or transfers, directly or indirectly, some or all of the economic risk of ownership of any of the Company Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction or is otherwise based on the value of any of the Company Securities.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person, without duplication, the principal of, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other Liabilities in respect of (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person (other than extensions of trade credit to customers of such Person and its Subsidiaries in the ordinary course of business), (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person which are, or would be required under GAAP to be, recorded on the balance sheet of such Person with respect to a lease, (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements, (v) all Guarantees and arrangements having the economic effect of a Guarantee of such Person of any Indebtedness of any other Person, (vi) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations or property of others, (vii) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination), (viii) letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person, (ix) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities), and (x) all obligations of the type referred to in the foregoing clauses secured by any Lien on any property or asset.

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“Independent Sales Representatives” means an independent contractor who directly or indirectly purchases products or services from the Company or any of its Subsidiaries at a discount from the retail price pursuant to the Company’s or any of its Subsidiaries’ direct sales programs and policies.

“Intellectual Property” means any and all intellectual property rights in the following, in any and all countries: (i) patents (including all reissues, divisionals, continuations, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, post-grant oppositions, substitutions and extensions thereof), utility models, industrial designs, and inventions, and all applications and registrations therefor, (ii) trademarks, servicemarks, brand names, certification marks, collective marks, and other indicia of origin, and all applications, registrations and renewals therefor, together with the goodwill associated with any of the foregoing, (iii) copyrights, applications and registrations therefor and renewals, extensions, restorations and reversions thereof, (iv) software, including source code, executable code, firmware and all documentation related to any of the foregoing, (v) internet domain names, and (vi) trade secrets, know-how and other proprietary or confidential information.

“Investor Rights Agreement” means the investor rights agreement between the Company and the Investor in the form attached hereto as Exhibit C.

“Judgment” means any judgment, injunction, order or decree of any Governmental Entity.

“Knowledge” means, with respect to the Company, the actual knowledge as of the date hereof of the individuals listed on Section 1.01(a)(i) of the Company Disclosure Letter after due inquiry of the direct reports of such individual.

“Liabilities” means, collectively, all obligations, liabilities and commitments of any nature, whether known or unknown, express or implied, primary or secondary, direct or indirect, liquidated, absolute, accrued, contingent or otherwise and whether due or to become due.

“Liens” means any pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature.

“Material Adverse Effect” means any circumstance, development, effect, change, event, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (1) the business, results of operations, assets, Liabilities or financial condition of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether a Material Adverse Effect has occurred or may occur: any effect, change, event or occurrence that results from or arises in connection with (A) changes in or conditions generally affecting the industry in which the Company and its Subsidiaries operate, (B) general economic or regulatory, legislative or political conditions or securities, credit,

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financial or other capital markets conditions in any jurisdiction, (C) exchange rate conditions or fluctuations in any jurisdiction, (D) any failure, in and of itself, by the Company and its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, (E) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or man-made disaster, or any escalation or worsening of any of the foregoing, (F) any volcano, tsunami, pandemic, hurricane, tornado, windstorm, flood, earthquake or other natural disaster, (G) the execution and delivery of this Agreement or the public announcement or pendency of the Transactions and the North America Investment Transactions, (H) any change, in and of itself, in the market price, credit ratings or trading volume of the Company’s or any of its Subsidiaries’ securities, (I) any change in GAAP (or authoritative interpretation thereof), including accounting and financial reporting pronouncements by the SEC and the Financial Accounting Standards Board or applicable Law, or (J) any action required to be taken by the Company, or that the Company is required to take or to cause one of its Subsidiaries to take, other than the obligations of the Company pursuant to Section 5.01(a) (it being understood that the exceptions in clauses (D) and (H) shall not be taken into account in determining whether or not the underlying cause of any such failure or change referred to therein (if not otherwise falling within any of the exceptions provided by clauses (A) through (J) hereof) gives rise to a Material Adverse Effect); provided that the exceptions in clauses (A), (B), (E) and (F) above shall not apply to the extent such circumstance, development, effect, change, event, occurrence or state of facts has a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operate, or (2) the ability of the Company and its Subsidiaries to timely consummate the Transactions or to perform their respective material obligations under the Related Agreements.

“Materials of Concern” means any waste, substance or material that is classified, regulated, defined or designated under Environmental Law as radioactive, explosive, highly flammable, hazardous or toxic or as a contaminant or a pollutant, or for which liability or standards of conduct may be imposed, including petroleum products, byproducts and distillates, heavy metals (such as lead and cadmium), ozone-depleting substances, chlorinated solvents, polychlorinated biphenyls, friable asbestos, toxic mold and anti-microbial agents, nanoparticles, nanomaterials, microbeads and microplastics.

“NA Equity Commitment Letter” means the commitment letter dated the date hereof between Sponsor and the North America Investor.

“NA Sponsor Guarantee” means the Guarantee by Sponsor in favor of the Company dated the date hereof pursuant to which, subject to the terms and conditions contained therein, Sponsor is guaranteeing certain obligations of the North America Investor under the North America Investment Agreement.

“NYBCL” means the Business Corporation Law of the State of New York.

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“NYSE” means the New York Stock Exchange and its successors.

“Option” means an unexercised option to purchase shares of Common Stock granted under a Company Stock Plan or otherwise.

“Participant” means any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Performance RSU” means a restricted stock unit in respect of shares of Common Stock that is subject to performance-based vesting or forfeiture conditions (whether granted under a Company Stock Plan or otherwise).

“Permitted Liens” means (i) statutory Liens for Taxes, assessments or other charges by Governmental Entities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings, (ii) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’ and similar Liens granted or which arise in the ordinary course of business, (iii) Liens securing payment, or any obligation, of the Company or its Subsidiaries with respect to Indebtedness outstanding on the date hereof or permitted to be incurred pursuant to Section 5.01, (iv) pledges or deposits by the Company or any of its Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (v) non-exclusive licenses granted to third parties in the ordinary course of business by the Company or any of its Subsidiaries, (vi) Liens created by or through the actions of the Investor or any of its Affiliates, (vii) Liens discharged at or prior to the Closing Date, (viii) transfer restrictions imposed by applicable securities or other Law, (ix) easements, rights-of-way, encroachments, restrictions, conditions and other similar Liens incurred or suffered in the ordinary course of business and which, individually or in the aggregate, would not reasonably be expected to materially impair the use and operation of the applicable real property to which they relate in the conduct of the business of the Company and its Subsidiaries as currently conducted, (x) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over such real property, (xi) Liens placed by any developer, landlord, owner or other third party on real property over which the Company or any of its Subsidiaries has leasehold or easement rights and subordination, non-disturbance or similar agreements relating thereto and (xii) such other Liens that are not material in amount or do not materially detract from the value of or materially impair the use of the property affected by such Lien.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity or other entity.

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“Related Agreements” means the Certificates of Amendment, the Investor Rights Agreement and any other agreements between or among the Company, the Investor and any of their respective Affiliates entered into to give effect to the transactions contemplated by this Agreement, but excluding the North America Investment Agreement and the other agreements defined as “Related Agreements” therein.

“Related Investment Funds” means (a) any current or potential investment funds, co-investment funds, successor investment funds and other investment vehicles and managed accounts under direct or indirect common management, governance or control and other similar investment management relationships with, the Investor or its Affiliates and (b) current or potential limited partners or members of each Person described in clause (a).

“Representative” means, with respect to any Person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such Person.

“Restricted Share” means a share of Common Stock that is subject to vesting or forfeiture conditions (whether time-based or performance-based and whether granted under a Company Stock Plan or otherwise).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Series D Preferred Stock” means the Company’s Series D Preferred Stock, par value $1.00 per share, having the powers, preferences and rights, and the qualifications, limitations and restrictions, as set forth in the Series D Certificate of Amendment.

“Series D Certificate of Amendment” means the Certificate of Amendment of the Company’s Certificate of Incorporation in the form attached hereto as Exhibit B.

“Service-Based RSU” means a restricted stock unit in respect of shares of Common Stock that is solely subject to service-based vesting or forfeiture conditions (whether granted under a Company Stock Plan or otherwise).

“Stock Appreciation Right” means an unexercised stock appreciation right in respect of shares of Common Stock (whether granted under a Company Stock Plan or otherwise).

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

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“Transaction Documents” means this Agreement, the Related Agreements, the North America Investment Agreement, the Sponsor Guarantee, the NA Sponsor Guarantee, the Equity Commitment Letter, the NA Equity Commitment Letter and the Confidentiality Agreement.

“Transaction Litigation” means any Action made or instituted or, to the Company’s Knowledge, threatened by, or any written or, to the Knowledge of the Company, oral demand by, any current or former stockholder (or other holder of any other equity securities) of the Company, or any Affiliate, trustee or beneficiary of any stockholder (or other holder of any other equity securities) of the Company, (i) asserting, seeking to assert, or based upon any alleged breach of fiduciary duty, usurping corporate opportunity or similar breach of care, loyalty or comparable claims by any officer, director, trustee, fiduciary, agent or current or former stockholder of the Company occurring prior to the Closing, whether or not in connection with this Agreement or the Transaction Documents, (ii) challenging this Agreement or the Transaction Documents or the transactions contemplated thereby or seeking to directly or indirectly enjoin, delay or prevent the transactions contemplated by the Transaction Documents or seeking damages in connection with the transactions contemplated by the Transaction Documents, (iii) seeking the election to, or to place a representative on, the Board, (iv) seeking the removal of any director from the Board or any executive officer of the Company or (v) seeking to control or influence, in any manner, the management, the Board or policies of the Company or any of its Subsidiaries.

“Transactions” means the transactions contemplated by this Agreement and the Related Agreements.

“Voting Stock” means capital stock of the Company having the right to vote generally in any election of members of the Board.

(b) In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Action	3.07
Affiliate Arrangement	3.22
Agreement	Preamble
Anticorruption Laws	3.24
Balance Sheet Date	3.05(c)
Bankruptcy and Equity Exception	3.03(a)
Capitalization Date	3.02(a)
Closing	2.02(a)
Closing Date	2.02(a)
Company	Preamble
Company Certifications	3.05(a)

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Term	Section
Company Disclosure Letter	Article III
Company Fundamental Representations	6.03(a)
Company Preferred Stock	3.02(a)
Company SEC Documents	3.05(a)
Company Securities	3.02(b)
Contract	3.03(b)
Deferred Prosecution Agreement	3.24
DOJ	5.05(b)
Equity Commitment Letter	4.05(a)
Equity Securities	1.01
FCPA	3.24
Filed SEC Documents	Article III
Financing	4.05(a)
FTC	5.05(b)
Government Official	3.24
IRS	5.12(b)
Independent Director Qualification Requirements	5.16
Initial Independent Designees	5.16
Investor	Preamble
Laws	3.08
Material Contracts	3.15(a)
Money Laundering Laws	3.26
NewCo	Recitals
Non-Recourse Party	7.05
North America Investment Agreement	Recitals
North America Investment Transactions	Recitals
North America Investor	Recitals
Outside Date	7.01(b)(i)
Owned Real Property	3.14
Permits	3.08
Preferred Shares	2.01
Purchase	2.01
Purchase Price	2.01
Series C Certificate of Amendment	Recitals
Series C Preferred Stock	Recitals
Sponsor	Recitals
Sponsor Guarantee	4.06
Tax	3.09(k)
Tax Return	3.09(k)
Transaction Expenses	5.10

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ARTICLE II

Purchase and Sale

SECTION 2.01. Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Investor shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to the Investor, 435,000 shares of Series C Preferred Stock (the “Preferred Shares”), for an aggregate purchase price of $435,000,000 (the “Purchase Price”). The purchase of the Preferred Shares pursuant to this Section 2.01 is referred to as the “Purchase”.

SECTION 2.02. Closing. (a) The closing of the Purchase (the “Closing”) shall take place at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, on the second Business Day following the satisfaction (or, to the extent permitted by Law, the waiver by the party entitled to the benefit thereof) of the conditions set forth in Article VI, other than those conditions that by their nature are to be satisfied as of the Closing (but subject to the satisfaction or waiver of such conditions at the Closing), or at such other place, time and date as shall be agreed between the Company and the Investor. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. The Closing shall be deemed to occur and be effective as of 12:01 a.m. New York City time on the Closing Date.

(b) At the Closing, to effect the purchase and sale of the Preferred Shares, (i) the Investor shall pay to the Company, by wire transfer to a bank account designated in writing by the Company at least two Business Days prior to the Closing Date, in immediately available funds, the Purchase Price, (ii) the Company shall deliver to the Investor physical share certificates representing the Preferred Shares, (iii) the Company shall make the filing described in Section 6.01(c) and (iv) each of the Company and the Investor shall execute and deliver to the other the Investor Rights Agreement.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to the Investor as of the date hereof and as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as (A) set forth in the confidential disclosure letter delivered by the Company to the Investor on the date hereof (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth on one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement (other than Section 5.01) to the extent that it is reasonably apparent on the face of such disclosure that such information, item or matter is relevant to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC and publicly available on or after January 1, 2014 and prior to the date hereof (the “Filed SEC Documents”), other than any

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disclosures set forth in the “Risk Factors” or forward-looking statement sections of such Filed SEC Documents and any other disclosures included therein to the extent they are predictive or forward looking in nature; provided, that this clause (B) shall not apply to the representations and warranties set forth in Sections 3.01, 3.02, 3.03(a) and 3.06(b).

SECTION 3.01. Organization; Standing. (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York and has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted, except (other than with respect to the Company’s due organization and valid existence) as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company is duly licensed or qualified to do business (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. True and complete copies of the Company Charter Documents (as amended to the date hereof) are included in the Filed SEC Documents.

(b) Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization, except where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified to do business (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02. Capitalization. (a) The authorized capital stock of the Company consists of 1,500,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $1.00 per share (“Company Preferred Stock”), of which 2,000,000 shares of Series B Junior Participating Preferred Stock, par value $1.00 per share are authorized and 435,000 shares of Series C Preferred Stock, par value $1.00 per share, and 400,000 shares of Series D Preferred Stock, par value $1.00 per share, will be authorized as of the Closing. At the close of business on December 14, 2015 (the “Capitalization Date”), (i) 435,459,062 shares of Common Stock were issued and outstanding (including 79,968 Deferred Restricted Shares and 38,900 Restricted Shares), (ii) 315,938,319 shares of Common Stock were held by the Company in its treasury, (iii) 21,140,427 shares of Common Stock were reserved and available for issuance pursuant to the Company Stock Plans, (iv) 11,646,698 shares of Common Stock were subject

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to outstanding Options, (v) 209,815 shares of Common Stock were subject to outstanding Stock Appreciation Rights, (vi) 7,021,531 shares of Common Stock were subject to outstanding Service-Based RSUs, (vii) 11,113,743 shares of Common Stock were subject to outstanding Performance RSUs (assuming that applicable performance goals have been attained at maximum levels) and (viii) no shares of Company Preferred Stock were issued or outstanding. Since the Capitalization Date through the date hereof, neither the Company nor any of its Subsidiaries has (A) issued any Company Securities or incurred any obligation to make any payments based on the price or value of any Company Securities or dividends paid thereon, other than in connection with the vesting, settlement or exercise of the Options, Service-Based RSUs and Performance RSUs referred to above that were outstanding as of the Capitalization Date or as expressly contemplated by this Agreement or (B) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of the Company’s capital stock.

(b) Except as described in this Section 3.02, as of the Capitalization Date, there were no (i) outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) outstanding securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) outstanding options, warrants, stock appreciation rights, phantom stock rights, rights or other commitments or agreements to acquire from the Company or any Subsidiary, or that obligate the Company or any Subsidiary to issue, any capital stock of, or other equity or voting interests (or voting debt) in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iv) obligations of the Company or any Subsidiary to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) other obligations by the Company or any of its Subsidiaries to make any payments or provide any economic value based on the price or value of any Company Securities or dividends paid thereon. Except with respect to the Company Stock Plans, there are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. None of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. The Preferred Shares and the Conversion Shares will be, when issued, duly authorized and validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities Laws, and such shares will not be issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right, and will be free and clear of all Liens, except restrictions imposed by the Securities Act and any applicable state securities Laws. The Preferred Shares, when issued, and the Conversion Shares, if and when issued, will have the terms and conditions and entitle the

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holders thereof to the rights set forth in the Company Charter Documents, as amended by the Certificates of Amendment. The shares of Common Stock issuable upon conversion of the Preferred Shares have been duly reserved for issuance.

(c) Section 3.02(c) of the Company Disclosure Letter sets forth, as of the date hereof, the name and jurisdiction of organization of each material Subsidiary of the Company and the holder of each equity interest therein. All of the outstanding shares of capital stock of, or other equity or voting interests in, each material Subsidiary of the Company (except for directors’ qualifying shares or the like) are owned directly or indirectly, beneficially and of record, by the Company free and clear of all Liens, except for Permitted Liens. Each outstanding share of capital stock of each material Subsidiary of the Company, which is held, directly or indirectly, by the Company, is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and, except as set forth in the Transaction Documents, there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any material Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary of the Company.

SECTION 3.03. Authority; Noncontravention; Voting Requirements. (a) The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the Related Agreements, and the consummation by it of the Transactions, have been duly authorized and approved by its Board, and, except for filing the Certificates of Amendment with the Department of State of the State of New York pursuant to the NYBCL, no other corporate action on the part of the Company or its stockholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Related Agreements and the consummation by it of the Transactions. This Agreement has been and the Related Agreements will be on the Closing Date, duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof and thereof by the Investor, this Agreement constitutes, and the Related Agreements will on the Closing Date constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) Neither the execution and delivery of this Agreement nor any of the Related Agreements by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of (A) the

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Company Charter Documents or (B) any similar organizational documents of any of the Company’s Subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.04 are obtained prior to the Closing Date and the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired prior to the Closing Date, (x) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would constitute a violation or default) under any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, contract or other agreement, arrangement or understanding (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or accelerate any obligations or rights under or give a right of termination of (whether or not with notice, lapse of time or both) any such Contract, (y) violate any Law, judgment, writ or injunction of any Governmental Entity applicable to the Company or any of its Subsidiaries or (z) result in the creation of any Lien on any properties or assets of the Company or any of its Subsidiaries, except, in the case of clause (i)(B) and clause (ii), as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(c) No vote, consent or approval of the stockholders of the Company is required under applicable Law, the Company Charter Documents or under any Contract between the Company and any stockholder of the Company, to authorize or approve this Agreement or the Transactions. The Board has taken all necessary actions such that the restrictions set forth in Section 912 of the NYBCL will not apply to any acquisition by the Investor of the Series C Preferred Stock to be issued pursuant to this Agreement or upon the conversion of the Series C Preferred Stock issued pursuant to this Agreement.

SECTION 3.04. Governmental Approvals. Except for (a) compliance with the rules and regulations of the NYSE, (b) the filing of the Certificates of Amendment with the Department of State of the State of New York pursuant to the NYBCL, (c) filings required under, and compliance with other applicable requirements of, the HSR Act and the Federal Economic Competition Law, (d) the filing with the SEC of such current reports and other documents, if any, required to be filed with the SEC under the Exchange Act or Securities Act in connection with the Transactions and (e) compliance with any applicable securities or blue sky laws of the various states, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Entity or any stock market or stock exchange on which shares of Common Stock are listed for trading are necessary for the execution and delivery of this Agreement and the Related Agreements by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions, other than such consents, approvals, filings, licenses, permits, authorizations, declarations or registrations the failure of which to obtain, make or give, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Company SEC Documents; Undisclosed Liabilities. (a) The Company has filed or furnished, as applicable, with the SEC, on a timely basis, all reports, schedules, forms, statements and other documents required to be filed or furnished, as applicable, by the Company with the SEC pursuant to the Securities Act or

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the Exchange Act since January 1, 2014 (collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted, or will have omitted, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, (i) the Company is eligible to file a Registration Statement on Form S-3, (ii) none of the Company’s Subsidiaries is required to file any documents with the SEC, (iii) there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents and (iv) to the Company’s Knowledge, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. Each of the certifications and statements relating to the Company SEC Documents required by: (A) Rule 13a 14 or Rule 15d 14 under the Exchange Act, (B) 18 U.S.C. §1350 (Section 906 of the SarbanesOxley Act) or (C) any other rule or regulation promulgated by the SEC or applicable to the Company SEC Documents (collectively, the “Company Certifications”) is accurate and complete, and complies as to form and content with all applicable Laws.

(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents (i) complied, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments), (iii) have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods covered thereby (except (A) as may be indicated in the notes thereto or (B) as permitted by Regulation S-X), and (iv) were prepared in accordance with the books of account and other financial records of the Company and its Subsidiaries (except as may be indicated in the notes thereto).

(c) Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of September 30, 2015 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of

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business, (iii) as contemplated by this Agreement or otherwise incurred in connection with the Transactions, or (iv) as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(d) The Company has established and maintains, and at all times since January 1, 2014 has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Since September 30, 2015, neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm, has identified or been made aware of any “significant deficiency” or “material weakness” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. The Company is, and has been at all times since January 1, 2014, in compliance in all material respects with the applicable listing requirements and corporate governance rules and regulations of the NYSE, and has not since January 1, 2014 received any notice asserting any non-compliance with the listing requirements of the NYSE.

(e) The Company’s auditor has at all times since the date of enactment of the SarbanesOxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the SarbanesOxley Act); (ii) “independent” with respect to the Company within the meaning of Regulation SX under the Exchange Act; and (iii) to the the Company’s Knowledge, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All nonaudit services performed by the Company’s auditors for the Company that were required to be approved in accordance with Section 202 of the SarbanesOxley Act were so approved.

SECTION 3.06. Absence of Certain Changes. Since September 30, 2015, (a) through the date hereof, except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto and any transaction of the type contemplated by this Agreement, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business, (b) there has not been any Material Adverse Effect or any circumstance, developments, effect, change, event, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect and (c) through the date hereof, the Company has not taken any actions which, had such actions been taken after the date of this Agreement, would have required the written consent of the Investor pursuant to Section 5.01.

SECTION 3.07. Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no (a) pending or, to the Knowledge of the Company, threatened legal or administrative proceeding, suit, arbitration, claim, charge, audit, investigation, inquiry, action or, to the

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Knowledge of the Company, investigation (an “Action”) against the Company or any of its Subsidiaries, or (b) outstanding order, judgment, injunction, ruling, writ or decree of any Governmental Entity imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Entity.

SECTION 3.08. Compliance with Laws; Permits. The Company and each of its Subsidiaries are, and since January 1, 2014 have been, in compliance with all foreign, state, federal or local laws, statutes, common laws, ordinances, acts, codes, rules, regulations, orders, executive orders, judgments, injunctions, penalties, fines, writs, decrees, governmental guidelines or interpretations having the force of law, Permits, regulations, decrees and orders of Governmental Entities (collectively, “Laws”) applicable to the Company or any of its Subsidiaries, in each case except for instances of non-compliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, “Permits”), except where the failure to hold the same, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.09. Tax Matters. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

(a) The Company and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by any of them, and all such filed Tax Returns are true, complete and accurate.

(b) All Taxes owed by the Company and each of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid or have been adequately reserved against in accordance with GAAP.

(c) All amounts of Taxes required to be withheld by the Company or any of its Subsidiaries have been duly withheld and remitted to the appropriate taxing authority as required by applicable Law.

(d) The Company has not received written notice of any pending audits, examinations, investigations, claims or other proceedings in respect of any Taxes of the Company or any of its Subsidiaries.

(e) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(f) None of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring in the prior two years that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or non-U.S. Law).

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(g) No deficiency for any Tax has been asserted or assessed by any Governmental Entity in writing against the Company or any of its Subsidiaries, except for deficiencies that have been satisfied by payment in full, settled or withdrawn or that have been adequately reserved against in accordance with GAAP.

(h) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(i) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(j) To the Knowledge of the Company, the memoranda titled “Avon Products, Inc. Section 382 Ownership Change Analysis,” and related spreadsheet, prepared by Deloitte Tax LLP, dated November 21, 2015, is an accurate description of the facts relevant for determining whether an “ownership change” within the meaning of Section 382 of the Code has occurred with respect to the Company as of the date specified in the memorandum. To the Knowledge of the Company, there have not been any additional “owner shifts” (as defined pursuant to Section 382(k)(7) of the Code) in the ownership of the stock of the Company involving “5-Percent Shareholders” (as defined pursuant to Section 382(g) of the Code) during the during the 36-month period ending on the date hereof.

(k) For purposes of this Agreement: (x) “Tax” shall mean any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, including any interest or penalty, imposed by any Governmental Entity, and (y) “Tax Return” shall mean any return, declaration, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

SECTION 3.10. Employee Benefits. (a) Except for instances that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (i) each Company Plan has been administered in accordance with terms and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, (ii) neither the Company nor any of its ERISA Affiliates is subject to any liability under Title IV of ERISA (other than for premiums payable to the PBGC and funding obligations payable in the ordinary course of business consistent with past practice or obligations to pay benefits when due) or Section 412 of the Code, (iii) neither the Company nor any of its ERISA Affiliates participates in or has participated during the past six years in any “multiemployer plan” within the meaning of Section 3(37) of ERISA and (iv) no Company Plan that is an “employee benefit plan” under Section 3(3) of ERISA (whether or not subject to ERISA) and that is subject to funding requirements under applicable Laws had, as of the last annual valuation date for

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such Company Plan, an “unfunded benefit liability”, as such term is defined in Section 4001(a)(18) of ERISA, based on the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Plan’s actuary with respect to such Company Plan.

(b) Except for instances that individually or in the aggregate, would not reasonably be expected to be material to the Company, the execution, delivery and performance of this Agreement and the consummation of the Transactions will not, either alone or in combination with another event, result in (i) an increase in the amount of compensation or benefits payable to any Participant, (ii) any entitlements for any Participant to severance, termination, change in control or similar pay or benefits, (iii) the acceleration of the vesting or timing of the payment of any compensation or benefits payable to or in respect of any Participant or (iv) any increased or accelerated funding obligation with respect to any Company Plan. No payment or benefit provided to any Participant as a result (alone or in combination with any other event) of the execution, delivery and performance of this Agreement and the consummation of the Transactions, would constitute an “excess parachute payment” for purposes of Section 280G of the Code. Neither the Company nor any of its Affiliates is party to an agreement with a Participant that provides for any “gross up” payment for taxes pursuant to Sections 4999 or 409A of the Code.

SECTION 3.11. Labor Matters. Except for instances that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (a) neither the Company nor any of its Subsidiaries is party to any collective bargaining agreement or Contract with any labor organization, (b) with respect to its employees, to the Knowledge of the Company and each of its Subsidiaries, there have not been any ongoing or threatened union organizational activities since January 1, 2014, (c) there are not currently and, since January 1, 2014 has not been any, labor strikes, slowdowns, work stoppages, pickets, or lockouts or other material labor disputes with respect to the employees of the Company or any of its Subsidiaries, (d) the Company and its Subsidiaries are, and since January 1, 2014 have been, in compliance with all applicable Laws governing or concerning labor relations and employment, and (e) to the Knowledge of the Company and each of its Subsidiaries, no employee layoff, facility closure, or similar reduction in force is currently contemplated, planned or announced.

SECTION 3.12. Environmental Matters. Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (a) each of the Company and its Subsidiaries is, and since January 1, 2014 has been, in compliance with all applicable Environmental Laws, (b) each of the Company and its Subsidiaries has obtained and, since January 1, 2014, has been in compliance with, all Permits required under Environmental Laws for the occupancy of their respective owned or leased real property (including the Owned Real Property) and operation of their respective businesses as currently occupied and conducted, (c) there is no suit, claim, action or proceeding under any Environmental Law that is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (d) neither the Company nor any of its Subsidiaries has received

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any unresolved written notice alleging that the Company or any of its Subsidiaries is in violation of or has any liability under any Environmental Laws, (e) neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for the disposal of, transported, handled, exposed any Person to or released any Material of Concern, or owned or operated any facility or property (including the Owned Real Property) contaminated by any Material of Concern, so as to give rise to any liabilities pursuant to any Environmental Law, including conducting, funding or reimbursing another Person for environmental remedial activities pursuant to any Environmental Law at material cost to the Company or its Subsidiaries.

SECTION 3.13. Intellectual Property. (a) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (i) the Company or its Subsidiaries exclusively own all Intellectual Property registrations and applications filed in their names that have not expired or have not been abandoned and (ii) the Company and its Subsidiaries own, or have sufficient rights to use, all other Intellectual Property used in the conduct of the business of the Company and its Subsidiaries as currently conducted.

(b) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (i) no claims are pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries alleging that the conduct of the business of the Company and its Subsidiaries infringes, violates or misappropriates the Intellectual Property of any Person, (ii) no claims are pending or threatened by the Company or any of its Subsidiaries against any Person alleging any infringement, violation or misappropriation of the Intellectual Property owned by the Company or any of its Subsidiaries, (iii) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries has not infringed and does not infringe the Intellectual Property of any Person, (iv) to the Knowledge of the Company, no Person is infringing any Intellectual Property owned by the Company or its Subsidiaries, and (v) the Company and its Subsidiaries have taken commercially reasonable steps to maintain the confidentiality of the material trade secrets owned by the Company or its Subsidiaries and the security of their material computer software, websites and systems (including the confidential data transmitted thereby or stored therein) and there have been no material breaches of the security of the same.

SECTION 3.14. Real Property. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (a) the Company or one of its Subsidiaries has good and valid title to the real estate owned by the Company or any of its Subsidiaries (the “Owned Real Property”) free and clear of all Liens (other than Permitted Liens), (b) the Company or one of its Subsidiaries has a good and valid leasehold interest in each material Company Lease, free and clear of all Liens (other than Permitted Liens) and (c) to the Knowledge of the Company, none of the Company or any of its Subsidiaries has received written notice of any material default under any agreement evidencing any Lien or other agreement affecting the Owned Real Property or any material Company Lease, which default continues on the date hereof.

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SECTION 3.15. Contracts. (a) Section 3.15 of the Company Disclosure Letter lists each of the following written contracts and agreements (other than any lease of Company Leased Real Property and contracts and agreements relating to Intellectual Property) to which the Company or any of its Subsidiaries is a party that is in effect as of the date of this Agreement (each such Contract or arrangement, together with any such contracts or arrangements entered into after the date hereof, collectively being “Material Contracts”):

(i) any joint venture, partnership or strategic alliance contract or investment agreement, in each case related to the formation, creation, operation, management or control of any partnership or joint venture in which the Company or any of its Subsidiaries owns any partial interest and that is material to the business of the Company and its Subsidiaries, taken as a whole, other than revenue sharing agreements entered into in the ordinary course of business;

(ii) any settlement, conciliation or similar contract which would require the Company or any of its Subsidiaries to pay consideration of more than $5,000,000 (after taking into consideration any insurance proceeds available to the Company or any of its Subsidiary, as applicable, in respect thereof) or to satisfy any material non-monetary obligations, in each case after the date of this Agreement;

(iii) any contract that contains any covenant limiting, to a degree that is material to the Company or any of its Subsidiaries, the ability of the Company or any of its Subsidiaries, as applicable, to engage in any line of business or compete with any Person, in each case in any geographic area (excluding any contracts entered into with distributors or suppliers in the ordinary course of business);

(iv) (A) for the acquisition, directly or indirectly (by merger or otherwise) of a material portion of the assets (other than goods, products or services in the ordinary course) or capital stock or other equity interests of any Person for aggregate consideration in excess of $5,000,000 and that has not closed prior to the date hereof or pursuant to which the Company or any of its Subsidiaries has continuing indemnification (other than indemnification obligations with respect to current or former directors and officers), “earn-out” or other similar contingent payment obligations that are reasonably expected to exceed $5,000,000 in the aggregate after the date hereof or (B) gives any Person the right to acquire any assets of the Company or any of its Subsidiaries (excluding ordinary course commitments to purchase goods, products or services) after the date hereof with a total consideration of more than $5,000,000; and

(v) all contracts evidencing any Affiliate Arrangements.

(b) (i) each Contract to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (other than the Company Plans) is valid, binding and enforceable on the Company and any of its Subsidiaries to the extent such Person is a

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party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (ii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, is in compliance in all material respects with all Contracts and has performed all obligations required to be performed by it under each Contract referred to above, except where such noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (iii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any such Contract, except where such default, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, and (iv) to the Knowledge of the Company, there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Contract, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.16. Insurance. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (a) neither the Company nor any of its Subsidiaries is in default under any material insurance policy of the Company, (b) all material claims made thereunder have been properly and timely filed, and (c) no written notice of cancellation or termination of coverage has been received by the Company or its Subsidiaries with respect to any such material insurance policy, other than in connection with ordinary renewals. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, each material insurance policy of the Company is in full force and effect and is the valid and binding obligation of the Company or its applicable Subsidiary named as the insured therein, subject, as to enforceability, to the Bankruptcy and Equity Exception.

SECTION 3.17. Sale of Securities. Assuming the accuracy of the representations and warranties set forth in Section 4.08, the sale of the Preferred Shares pursuant to this Agreement is exempt from the registration requirements of the Securities Act or the blue sky laws of the various states. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of or to investors with respect to offers or sales of Series C Preferred Stock, and neither the Company nor, to the Knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Preferred Shares under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Preferred Shares under this Agreement to be integrated with other offerings by the Company.

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SECTION 3.18. No Broker. Except for fees payable to Centerview Partners LLC and Goldman Sachs & Co. (which fees are payable by the Company in each case), no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s, finder’s, financial advisor’s or any other commission or similar fee, or the reimbursement of expenses in connection therewith, in connection with any of the Transactions based upon arrangements made by, or on behalf of, the Company or any of its Subsidiaries.

SECTION 3.19. Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE, and the Company has taken no action designed to (or which, to the Knowledge of the Company, is reasonably likely to) have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received, as of the date hereof, any notification that the SEC or the NYSE is contemplating terminating such registration or listing.

SECTION 3.20. Investment Company Act. The Company is not, and immediately after receipt of payment for the Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.21. No Rights Agreement. The Company is not party to a stockholder rights agreement, “poison pill” or similar antitakeover agreement or plan and no takeover statutes currently in effect in any jurisdiction in which the Company operates are applicable.

SECTION 3.22. Certain Business Relationships with Affiliates. Section 3.22 of the Company Disclosure Letter sets forth a true and complete list of any Contracts (excluding employment agreements with officers entered into in the ordinary course of business) between the Company, on the one hand, and any director, officer or stockholder (in each case, in his, her or its capacity as such) of the Company or its Affiliates, on the other hand (an “Affiliate Arrangement”), which is currently in effect.

SECTION 3.23. Product Liability, Warranty and Recall. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, as of the date hereof (i) there is no written notice, Claim or inquiry from, and there is no Action pending before or, to the Knowledge of the Company, threatened by, any Governmental Entity with respect to any of the Company’s products, and (ii) no Company product is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, and to the Knowledge of the Company, since January 1, 2014 there have been no recalls or post-sale warnings with respect to any of the Company’s products conducted by or on behalf of the Company or any of its Subsidiaries concerning any of the Company’s products.

SECTION 3.24. Illegal Payments; FCPA Violations. Subject to the release set forth in the Deferred Prosecution Agreement, dated December 15, 2014, between the DOJ and the Company (the “Deferred Prosecution Agreement”), during the past five (5) years, none of the Company, any of its Subsidiaries, nor, to the Knowledge

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of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries has: (i) in violation of any Anitcorruption Law, paid, caused to be paid, agreed to pay, or offered, directly or indirectly, in connection with the business of the Company, any payment or gift given to any person acting in an official capacity for any Governmental Entity, to any political party or official thereof, or to any candidate for political office (each, a “Government Official”) with the purpose of (w) influencing any act or decision of such Government Official in his official capacity; (x) inducing such Government Official to perform or omit to perform any activity related to his legal duties; (y) securing any improper advantage; or (z) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, in each case, in order to assist the Company or its Affiliates in obtaining or retaining business for or with, or in directing business to, the Company or its Affiliates; (ii) made any illegal contribution to any political party or candidate; (iii) intentionally established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose; (iv) taken any action that would violate the U.S. Foreign Corrupt Practices Act (the “FCPA”), the UK Bribery Act 2010 or any other applicable anti-bribery or anti-corruption law under any applicable jurisdictions (collectively, “Anticorruption Laws”); or (v) paid, caused to be paid, agreed to pay, or offered, directly or indirectly, in connection with the business of the Company, any bribe, kickback or other similar payment or gift to any supplier or customer in violation of an Anticorruption Law, except, in each case, for such violations as would not, individually or in the aggregate, be material to the operation of the Company or any of its Subsidiaries. The Company has not received any notice alleging any such material violations or conducted any internal investigation with respect to any actual, potential or alleged material violation of Anticorruption Laws, except for such notices or internal investigations related to the actions subject to the release in the Deferred Prosecution Agreement.

SECTION 3.25. Economic Sanctions. The Company and its Subsidiaries are not in contravention of and, during the past five years, have not engaged in any conduct sanction sanctionable under U.S. economic sanctions laws, including laws administered and enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, 31 C.F.R. Part V, the Iran Sanctions Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act, the Iran Threat Reduction and Syria Human Rights Act, the Iran Freedom and Counter-Proliferation Act of 2012, and any executive order issued pursuant to any of the foregoing.

SECTION 3.26. Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and, during the past five years, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no Litigation by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

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SECTION 3.27. No Other Investor Representations or Warranties. Except for the representations and warranties expressly set forth in Article IV hereof and such representations and warranties set forth in the other Transaction Documents, the Company hereby acknowledges that neither the Investor nor any of its Affiliates, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Investor or any of its Affiliates, as applicable, or their respective businesses, operations, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Company or any of its Representatives or any information developed by the Company or any of its Representatives. The Company, on behalf of itself and on behalf of its Subsidiaries and Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to fraud.

ARTICLE IV

Representations and Warranties of the Investor

The Investor represents and warrants to the Company:

SECTION 4.01. Organization and Authority. The Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite limited liability company power and authority to carry on its business as presently conducted.

SECTION 4.02. Authorization; Enforceability. The Investor has all requisite limited liability company power and authority to execute and deliver this Agreement and the Investor Rights Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the Investor Rights Agreement by the Investor and the consummation of the Transactions, and compliance with the provisions of this Agreement and the Investor Rights Agreement, by the Investor have been duly authorized by all necessary limited liability company action on the part of the Investor (and, as of the date hereof, the resolutions giving effect to such limited liability company actions have not been rescinded, modified or withdrawn in any way). This Agreement has been and, as of the Closing, the Investor Rights Agreement will be, duly executed and delivered by the Investor and, assuming the due authorization, execution and delivery hereof and thereof by the Company, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject, as to enforceability, to the Bankruptcy and Equity Exception.

SECTION 4.03. No Conflict. The execution and delivery by the Investor of this Agreement and, as of the Closing, the Investor Rights Agreement do not and will not, and the consummation of the Transactions and compliance with the provisions of this Agreement and the Investor Rights Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any right or benefit on the part of any third party under, or result in the creation of any Lien upon any of the properties or

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assets of the Investor under (i) the organizational or governing documents of the Investor or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.04 are obtained prior to the Closing Date and the filings referred to in Section 4.04 are made and any waiting periods thereunder have terminated or expired prior to the Closing Date, (A) any term, condition or provision of any Contract to which the Investor or any of its Affiliates is a party or by which any of its properties or assets are bound and that is material to the business of the Investor and its Affiliates, taken as a whole, (B) any Law that is material to the Investor and its Affiliates, taken as a whole, or (C) any Judgment, permit, concession, grant or franchise, in each case, applicable to the Investor or any of its Affiliates or any of its properties or assets, other than, in the case of clause (ii) above, any such conflicts, violations, breaches, defaults, rights, losses or Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the Transactions.

SECTION 4.04. Governmental Approvals. Except for (a) the filing by the Company of the Certificates of Amendment with the Department of State of the State of New York pursuant to the NYBCL and (b) filings required under, and compliance with other applicable requirements of, the HSR Act and the Federal Economic Competition Law, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Entity is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Investor, the performance by the Investor of its obligations hereunder and thereunder and the consummation by the Investor of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, be material to the Investor’s ability to consummate the Transactions.

SECTION 4.05. Financing. (a) The Investor has received and accepted an executed commitment letter dated the date hereof (the “Equity Commitment Letter”) from Sponsor pursuant to which Sponsor has agreed, subject to the terms and conditions thereof, to invest in Investor the amounts set forth therein. The Equity Commitment Letter provides that the Company is a third-party beneficiary thereof entitled to specific performance of each party’s obligations thereunder, subject to the terms herein and therein. The cash equity committed pursuant to the Equity Commitment Letter is collectively referred to in this Agreement as the “Financing”. As of the date hereof, the Investor has delivered to the Company a true, complete and correct copy of the executed Equity Commitment Letter.

(b) Except as expressly set forth in the Equity Commitment Letter, there are no conditions precedent to the obligations of Sponsor to provide the Financing or any contingencies that would permit Sponsor to reduce the total amount of the Financing. Investor does not have any reason to believe that it will be unable to satisfy on a timely basis all terms and conditions to be satisfied by it in the Equity Commitment Letter on the Closing Date, nor does Investor have knowledge that Sponsor will not perform its obligations thereunder.

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(c) At the Closing, the net proceeds of the Financing, when funded in accordance with the terms and conditions of the Equity Commitment Letter, shall provide the Investor with cash proceeds on the Closing Date sufficient to pay the Purchase Price.

(d) As of the date hereof, the Equity Commitment Letter is valid and in full force and effect and constitutes the valid and binding obligation of Sponsor, enforceable in accordance with its terms. As of the date hereof, no event has occurred which, with or without notice or lapse of time or both, would or would reasonably be expected to constitute a default on the part of either party to the Equity Commitment Letter or a breach or a failure to satisfy a condition precedent on the part of Investor under the terms and conditions of the Equity Commitment Letter. There are no fees required to be paid by or on behalf of Investor pursuant to the terms of the Equity Commitment Letter. As of the date hereof, the Equity Commitment Letter has not been modified, amended or altered and the commitments under the Equity Commitment Letter have not been withdrawn or rescinded in any respect.

(e) The Investor acknowledges that its obligation to consummate the Transactions is not and will not be subject to the receipt by the Investor or any of its Affiliates of, or the availability of, any funds or financing (including, for the avoidance of doubt, the Financing).

SECTION 4.06. Sponsor Guarantee. Concurrently with the execution of this Agreement, the Investor has delivered to the Company the guarantee addressed to the Company from the Sponsor dated the date hereof, in respect of the payment obligations of the Investor under Section 7.02 of this Agreement to the same extent as if Sponsor were a party thereto, in each case on the terms set forth therein (the “Sponsor Guarantee”). The Sponsor Guarantee is valid and in full force and effect and constitutes the valid and binding obligation of Sponsor, enforceable against the Sponsor in accordance with its terms, subject to the enforcement to the Bankruptcy and Equity Exception. As of the date hereof, no event has occurred, which, with or without notice or lapse of time or both, would constitute a default on the part of Sponsor under the Sponsor Guarantee.

SECTION 4.07. No Broker. No agent, broker, investment banker, financial advisor or other firm or Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or any other commission or similar fee, or the reimbursement of expenses in connection therewith, in connection with any of the Transactions based upon arrangements made by or on behalf of the Investor or any of its Affiliates, except for Persons, if any, whose fees and expenses will be paid by the Investor or by NewCo as described in Section 5.10.

SECTION 4.08. Purchase for Investment. The Investor acknowledges that the Preferred Shares will not have been registered under the Securities Act or under any state or other applicable securities laws. The Investor (a) acknowledges that (i) it is acquiring the Preferred Shares (and the Conversion Shares) pursuant to an exemption from registration under the Securities Act solely for investment and for the Investor’s own account, not as nominee or agent, and with no present intention or view to distribute

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any of the Preferred Shares (or the Conversion Shares) to any Person in violation of the Securities Act and (ii) it is not party to any co-investment, joint venture, partnership or other understanding or arrangement with any other Person relating to the Preferred Shares (or the Conversion Shares) or the Transactions, (b) will not sell or otherwise dispose of any of the Preferred Shares or the Conversion Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable state securities laws, (c) is knowledgeable, sophisticated and experienced in financial and business matters, has previously invested in securities similar to the Preferred Shares and the Conversion Shares, fully understands the limitations on transfer and the restrictions on sales of such Preferred Shares and Conversion Shares and is able to bear the economic risk of its investment and afford the complete loss of such investment, (d) (i) has such knowledge and experience in financial and business matters and in investments of this type, that it is capable of evaluating the merits and risks of its investment in the Preferred Shares and the Conversion Shares and of making an informed investment decision, (ii) has conducted an independent review and analysis of the business and affairs of the Company and its Subsidiaries that it considers sufficient and reasonable for purposes of making its investment in the Preferred Shares and the Conversion Shares and (iii) based thereon and on its own knowledge, has formed an independent judgment concerning the advisability of the Transactions, (e) is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act) and (f) is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

SECTION 4.09. No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Article III and such representations and warranties set forth in the other Transaction Documents, the Investor hereby acknowledges that neither the Company nor any of its Subsidiaries, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Investor or any of its Representatives or any information developed by the Investor or any of its Representatives. The Investor, on behalf of itself and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to fraud.

SECTION 4.10. Ownership of Company Securities. The Investor and its Affiliates hold no shares of Voting Stock, do not belong to any 13D Group and are not, directly or indirectly, party to any Hedging Transaction.

SECTION 4.11. Arm’s Length Transaction. The Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Transactions. Additionally, without limiting the representations and warranties of the Company in Article III, the Investor (a) is not relying on the Company for any legal, tax, investment, accounting or regulatory advice, (b) has consulted with its own advisors concerning such matters and (c) shall be responsible for making its own independent investigation and appraisal of the Transactions.

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SECTION 4.12. Private Placement Consideration. The Investor understands and acknowledges that: (a) its representations and warranties contained herein are being relied upon by the Company as a basis for availing itself of such exemption and other exemptions under the securities Laws of all applicable states and for other purposes, (b) no U.S. state or federal agency has made any finding or determination as to the fairness of the terms of the sale of the Preferred Shares or any recommendation or endorsement thereof, (c) the Preferred Shares are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under applicable securities Laws such Preferred Shares (and the Conversion Shares) may be resold without registration under the Securities Act only in certain limited circumstances and (d) each certificate evidencing the Preferred Shares held by the Investor will be endorsed with a legend in accordance with Section 5.03 of the Investor Rights Agreement.

SECTION 4.13. The Investor is a “United States person” within the meaning of section 7701(a)(30) of the Code.

ARTICLE V

Additional Agreements

SECTION 5.01. Conduct of the Business. (a) Except as otherwise contemplated by this Agreement or the other Transaction Documents, as required by applicable Law or as set forth in Section 5.01 of the Company Disclosure Letter, from the date hereof to the Closing, unless the Investor otherwise consents thereto in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company and its Subsidiaries shall conduct their respective businesses in all material respects in the ordinary course of business and shall use commercially reasonable efforts consistent with past practice to preserve the relationships of the Company and its Subsidiaries with their respective material customers, material suppliers, employees, Independent Sales Representatives and others having material relationships with the Company and such Subsidiaries and maintain the business operations, organization and goodwill of the Company.

(b) Without limiting the generality of Section 5.01(a), except as otherwise expressly required by this Agreement, as set forth in Section 5.01 of the Company Disclosure Letter, or, solely with respect to clause (v) below, as required by applicable Law, from the date hereof to the Closing, unless the Investor otherwise consents thereto in writing, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly:

(i) establish a record date for, declare, set aside for payment or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company, with declaration, record and payment dates consistent with past practice;

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(ii) redeem, repurchase or otherwise acquire any of the Company’s capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests of the Company or any of its Subsidiaries, other than repurchases of capital stock in the ordinary course of business pursuant to any Company Plan (or agreement thereunder) in effect as of the date hereof;

(iii) amend the Company Charter Documents;

(iv) authorize, issue, split, combine, subdivide or reclassify any capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, or other equity or voting interests of the Company other than (A) the authorization and issuance of the Series C Preferred Stock in accordance with this Agreement and the Series C Certificate of Amendment and the authorization of the Series D Preferred Stock and any Conversion Shares and (B) issuances of capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, of the Company to any Participant in the ordinary course of business pursuant to any Company Plan (or agreement thereunder) in effect as of the date hereof;

(v) change any of the methods of accounting, accounting practices or policies in any material respect of the Company or any of its Subsidiaries, other than such changes as required by GAAP or a Governmental Entity;

(vi) enter into any Contract between the Company or its Subsidiaries, on the one hand, and any of the Company’s directors (including director nominees or candidates), officers or stockholders (in their capacity as such), on the other hand, including any stockholder agreement, investor rights agreement, board representation or board nomination agreement or any similar Contract, other than, in the case of officers, in the ordinary course of business consistent with past practice in connection with such officer’s employment or take or omit to take any other action that could reasonably be expected to result in a modification to the composition of the Board, grant any consent rights with respect to any actions by the Company or its Subsidiaries to any stockholder or that otherwise would reasonably be expected to limit, alter or modify in any material respect the rights that the Investor is expected to have following the Closing under the Investor Rights Agreement and Certificates of Amendment;

(vii) merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, recapitalization or other reorganization of the Company or any of its Subsidiaries;

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(viii) take any action for which consent would have been required pursuant to Section 2.08 of the Investor Rights Agreement had the Investor Rights Agreement been in effect as of the date hereof (and assuming that the Investor Parties continued to beneficially own at all times shares of Series C Preferred Stock that represent, in the aggregate and on an as converted basis, 100% of the number of shares of Common Stock beneficially owned by the Investor Parties, on an as converted basis, as of the Closing);

(ix) (A) acquire, in a single transaction or a series of related transactions, any business or Person, by merger or consolidation, purchase of assets, properties, claims or rights or equity interests, or by any other manner, for an aggregate purchase price (when taken together with all such acquisitions) in excess of $50,000,000, or (B) divest, in a single transaction or a series of related transactions, any assets, properties, claims or rights or equity interests for an aggregate sales price (when taken together with all such divestitures) in excess of $50,000,000; provided that acquisitions or dispositions of goods, products or services in the ordinary course of business shall not constitute acquisitions or divestitures for purposes of this clause (ix);

(x) take any action that causes, or would be reasonably expected to cause, the Common Stock to cease to be eligible for listing on the NYSE; or

(xi) agree, authorize, resolve or recommend, whether in writing or otherwise, to do, or take any action reasonably likely to lead to or result in, any of the foregoing.

SECTION 5.02. Public Announcements. The Company and the Investor agree that the initial public announcement by the parties or any of their Affiliates of the execution and delivery of this Agreement and the North America Investment Agreement and the transactions contemplated hereby and thereby shall be in such form or forms as shall be mutually agreed by the Company and the Investor. Subject to each party’s disclosure obligations imposed by Law or the rules of any stock exchange upon which its securities are listed or any similar organization (in which case the party required to make the communication, release or announcement shall allow the other party reasonable time to comment thereon in advance of such release or public disclosure), neither the Company nor the Investor will make (a) any public news release or other public disclosure or (b) any other written widespread communication or general disclosure to any employees, suppliers, Independent Sales Representatives or other persons with whom such party has material relationships, in each case with respect to the Transaction Documents or the transactions contemplated thereby, without receiving the other’s consent (which consent shall not be unreasonably withheld, conditioned or delayed) to such communication or the communication plan with respect thereto. Notwithstanding the foregoing, the Investor and its Affiliates shall be entitled to communicate in the ordinary course and in a non-public manner with their respective investors and financing sources and the Related Investment Funds relating to the Transaction Documents and the transactions contemplated thereby, in each case subject to customary confidentiality obligations between the Investor and such other Persons.

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SECTION 5.03. Access to Information; Confidentiality Agreement.

(a) Subject to applicable Law and any confidentiality arrangements in favor of any third party, the Company shall, and shall cause each of its Subsidiaries to, afford the Investor and its Representatives reasonable access upon reasonable advance request by the Investor and during normal business hours during the period prior to the earlier of the Closing and the termination of this Agreement to (i) all their respective properties, assets, books, records, agreements, permits, documents, information, officers and employees (in each case, excluding, without limiting the foregoing, information and materials protected by any attorney-client or other similar doctrine or privilege or by data privacy Laws) and (ii) such additional financial and operating data and other information regarding the Company (or copies thereof) as the Investor may from time to time reasonably request; provided that the Investor and its Representatives shall conduct any such activities in such a manner as not to interfere with or disrupt the business or operations of the Company and its Subsidiaries.

(b) The Investor shall hold, and shall direct its Subsidiaries and Affiliates and its and their Representatives to hold, any and all non-public information received from the Company and its Subsidiaries and its and their Representatives confidential in accordance with the terms of the Confidentiality Agreement.

(c) The Company hereby consents under the Confidentiality Agreement to all actions by Investor and its Affiliates and its and their respective Representatives to the extent contemplated by the Transaction Documents. The Company agrees that the Confidentiality Agreement is hereby amended by removing the first and last sentences of Section 4 of the Confidentiality Agreement in their entirety. Notwithstanding anything else in the Confidentiality Agreement, this Agreement or in any other Transaction Document to the contrary, CCM is hereby permitted to disclose any Evaluation Material (as defined in the Confidentiality Agreement) to any Representative or any Related Investment Fund, in each case, of CCM and its Affiliates (it being understood that such Representatives and Related Investment Funds shall have been advised of the Confidentiality Agreement and shall have been instructed to comply with the provisions thereof applicable to Representatives) and such Persons shall be deemed to constitute approved Representatives of CCM, and CCM and its Affiliates and its and their respective Representatives shall be permitted to have discussions and negotiations and enter into agreements, arrangements or understandings with any Related Investment Fund in connection with the Transaction Documents and the transactions contemplated thereby. The parties hereto agree that CCM is an express third party beneficiary of this Section 5.03(c) and each waiver to, or amendment of, the Confidentiality Agreement. The Confidentiality Agreement shall terminate and be of no further force or effect from and following the Closing.

SECTION 5.04. Reasonable Best Efforts.

(a) Subject to the terms and conditions set forth in this Agreement, each of the Company and the Investor shall, and shall cause its Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and

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assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to ensure that the conditions set forth in Article VI are satisfied, and to consummate the Transactions as promptly as practicable, including, subject to Section 5.05(d) and Section 5.04(b), using reasonable best efforts to (x) contest (i) any Action brought, or threatened to be brought, by any Governmental Entity seeking to enjoin, restrain, prevent, prohibit or make illegal the consummation of any of the Transactions or to impose any terms or conditions in connection with the Transactions and (ii) any Judgment that enjoins, restrains, prevents, prohibits or makes illegal the consummation of any of the Transactions or imposes any terms or conditions in connection with the Transactions and (y) obtain the termination or expiration of any applicable waiting period required under the HSR Act, obtain the FECL Approval and to obtain any approval, consent or authorization necessary under applicable foreign antitrust, competition, trade regulation or merger control Law for the consummation of the Transactions. Each party hereto shall execute and deliver after the Closing such further certificates, agreements and other documents and take such other actions as the other party or parties may reasonably request to consummate or implement the Transactions or to evidence such events or matters.

(b) During the period commencing on the date hereof and ending on the Closing Date, the Company and the Investor shall take, or omit to take, as applicable, the actions set forth on Section 5.04(b) of the Company Disclosure Letter.

SECTION 5.05. Filings; Consents. (a) Without limiting the generality of Section 5.04, upon the terms and subject to the conditions of this Agreement (including subject to the limitations set forth in Section 5.05(d) and Section 5.04(b)) and in accordance with applicable Law, each of the Company and the Investor shall, and shall cause its Affiliates to, use reasonable best efforts to as promptly as practicable (i) obtain any consents, approvals or other authorizations, and make any filings and notifications, required in connection with the Transactions, and (ii) make any other submissions either required or reasonably deemed appropriate by the Company or the Investor in connection with the Transactions under the Securities Act, the Exchange Act, the HSR Act, the rules and regulations of the New York Stock Exchange, the Federal Economic Competition Law and any other applicable Law. The Company and the Investor shall, and shall cause their respective Affiliates to, cooperate and consult with each other in connection with the making of all such filings and notifications, including by providing copies of all relevant documents (except to the extent containing confidential information of such Person) to the non-filing party and its Representatives before filing (subject to the limitations set forth in Section 5.05(d) and Section 5.04(b).

(b) Without limiting the generality of Sections 5.04 and 5.05(a), the Company and the Investor shall as promptly as practicable, but in any event within 5 Business Days following the date hereof, file (i) with the United States Federal and Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) the notification and report form, if any, required for the Transactions under the HSR Act, and (ii) with the Federal Economic Competition Commission, the notification and report form, if any, required for the Transaction under the Federal Economic Competition Law. The Company and Investor shall use their respective reasonable best efforts to provide as

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promptly as practicable any supplemental information requested by the FTC or DOJ pursuant to the HSR Act, or the Federal Economic Competition Commission pursuant to the Federal Economic Competition Law. Each of the Company and the Investor shall, and shall cause its Affiliates to, furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any filing that is necessary under the HSR Act or the Federal Economic Competition Law.

(c) Each of the Company and the Investor shall, and shall cause its Affiliates to, keep the other party apprised of the status of any communications by such party or any of its Affiliates with, and any inquiries or requests for additional information from, the FTC, the DOJ or any other Governmental Entity with respect to the Transactions and shall comply as promptly as practicable with any such inquiry or request and provide any supplemental information requested in connection with the filings made hereunder pursuant to the HSR Act, the Federal Economic Competition Law or any other applicable Law. No party hereto or any of their respective Affiliates shall participate in any meeting or engage in any material substantive conversation with any Governmental Entity with respect to the Transactions without giving the other party prior notice of the meeting or conversation.

(d) Notwithstanding the foregoing or anything in this Agreement to the contrary, neither the Investor or any of its Affiliates or NewCo nor the Company or any of its Affiliates are obligated to, in connection with obtaining consents from Governmental Entities, obtaining the expiration or termination of any applicable waiting period under the HSR Act, obtaining the FECL Approval or contesting, resolving, avoiding or seeking to overturn any Action or Judgment brought by a Governmental Entity, (i) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, assets, categories of assets or businesses of the Company or its Subsidiaries or Affiliates, or otherwise take or commit to take any action that could reasonably limit the Company’s or any of its Subsidiaries’ or Affiliates’ freedom of action with respect to, or their ability to retain, one or more businesses, product lines or assets, (ii) terminate, modify or extend any existing relationships and contractual rights and obligations, (iii) establish or create any relationships and contractual rights and obligations, (iv) terminate any relevant venture or other arrangement, or (v) effectuate any other change or restructuring of the Company or its Subsidiaries or Affiliates (and, in each case, to enter into agreements or stipulate to the entry of an order, decree or ruling or file appropriate applications with the FTC, DOJ, or other Governmental Entity), in each case if such sale, disposal, hold separate arrangement, termination, modification, extension, new relationship or other change or modification would reasonably be expected to be material to the Investors, its Affiliates or Newco, or the Company and its Subsidiaries, taken as a whole, as applicable.

SECTION 5.06. Corporate Action. At any time that any Preferred Shares are outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all of the Preferred Shares then outstanding.

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SECTION 5.07. Adjustment of Conversion Price. If any occurrence since the date of this Agreement until the Closing would have resulted in an adjustment to the Conversion Price (as defined in the Series C Certificate of Amendment) pursuant to the Series C Certificate of Amendment if the Preferred Shares had been issued and outstanding since the date of this Agreement, the Company shall adjust the Conversion Price, effective as of the Closing, in the same manner as would have been required by the Series C Certificate of Amendment if the Preferred Shares had been issued and outstanding since the date of this Agreement.

SECTION 5.08. NYSE Listing of Shares. To the extent the Company has not done so prior to the date of this Agreement, the Company shall promptly apply to cause the Conversion Shares to be approved for listing on the NYSE, subject to official notice of issuance.

SECTION 5.09. Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Preferred Shares (a) to fund the cash contribution by the Company to NewCo contemplated by Section 1.02(a)(xvi) of the North America Investment Agreement, (b) to pay any costs, fees and expenses incurred by it in connection with the Transactions or the North America Investment Transactions, (c) to fund any acquisitions or for any future restructuring costs, (d) to fund any reduction, refinancing or replacement of Indebtedness of the Company or any of its Subsidiaries, (e) to fund any dividend or any repurchase, redemption or other acquisition of any Company Securities and/or (f) for working capital or other general corporate purposes.

SECTION 5.10. Expenses. Except as otherwise expressly provided in this Agreement or in the North America Investment Agreement, each party shall bear and pay its own costs, fees and expenses incurred by it in connection with this Agreement, the Transactions, the North America Investment Agreement and the North America Investment Transactions (collectively, the “Transaction Expenses”); provided that upon (and subject to) consummation of the North America Investment Transactions, in accordance with Section 4.06(a) of the North America Investment Agreement, NewCo shall reimburse the Investor for all Transaction Expenses incurred by the Investor. Investor and the Company shall each pay 50% of any filing fee required under the HSR Act, the Federal Economic Competition Law and any other applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger, acquisition or otherwise.

SECTION 5.11. Investor Rights Agreement; Board Composition. (a) At the Closing, the Company and the Investor shall enter into, execute and deliver to each other the Investor Rights Agreement.

(b) At the Closing, the Company shall take all actions reasonably necessary to implement the provisions of Section 2.01 of the Investor Rights Agreement and to cause the Board (and each committee of the Board), effective as of the Closing, to be composed as set forth therein.

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SECTION 5.12. Tax Matters. (a) The Company shall use reasonable best efforts to monitor the ownership of the stock of the Company by “5-percent shareholders” (as defined pursuant to Section 382(k)(7) of the Code) and shall notify the Investor to the extent the Company determines that the percentage of the stock of the Company owned by one or more “5-percent shareholders” has increased by more than 40 percentage points (taking into account the issuance of the Preferred Shares hereunder) over the lowest percentage of stock of the Company owned by such shareholders at any time during the applicable “testing period” (as defined pursuant to Section 382(i) of the Code).

(b) On or before the Closing, the Investor shall deliver to the Company a duly executed, valid, accurate and properly completed Internal Revenue Service (“IRS”) Form W-9 certifying that the Investor is a U.S. person and that the Investor is not subject to backup withholding.

SECTION 5.13. Anti-takeover Laws. The Company shall ensure that the Transactions shall not have the effect of causing Section 912 of the NYBCL any relevant corporate takeover statute or other similar statute or Laws to be applicable to the Transactions and, to the extent there is such a statute, to take all actions required to exempt the Transactions from such statutes or Laws.

SECTION 5.14. Exclusivity. Without the Investor’s consent, the Company shall not, and shall procure that its Affiliates and Representatives do not and will not, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any Alternative Transaction (it being understood that if the Company receives an unsolicited Alternative Transaction proposal that was not received in violation of this Section 5.14, the Company may respond to, and engage in discussions with, the party making such Alternative Transaction proposal) or (ii) enter into, or undertake to enter into any Contract for an Alternative Transaction (provided, that references to “15%” in the definition thereof shall be replaced with “50%”), or otherwise requiring it to abandon, terminate or fail to consummate the issuance of the Preferred Shares or the Transactions. From and after the execution of this Agreement, the Company, its Affiliates and its and their Representative shall promptly advise Investor in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to an Alternative Transaction (including the specific terms thereof and the identity of the other individual or entity or individuals or entities involved) and promptly furnish to Investor a copy of any such written proposal in addition to a copy of any information provided to or by any third party relating thereto. Any breach of the terms of this Section 5.14 by any Affiliate or Representative of the Company (as if it were a party hereto) shall be deemed a breach by the Company.

SECTION 5.15. Notification of Certain Matters. Notwithstanding anything else herein to the contrary, the Company and Investor shall give prompt written notice to the other of (a) any notice or other communication from any Person alleging that any consent, waiver or approval from, or notification requirement to, such Person is or may be required in connection with the Transactions, (b) all effects, changes, events and occurrences arising subsequent to the date of this Agreement which could reasonably

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be expected to result in any breach of a representation or warranty or covenant of the Company in this Agreement that would, if occurring or continuing on the Closing Date, cause any of the conditions set forth in Article VI not to be satisfied, (c) any effect, change, event or occurrence that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (d) any Transaction Litigation and any updates to the status thereof. The Company and its Subsidiaries shall give the Investor an opportunity to discuss with the Company and its Representatives any Transaction Litigation (subject to the entry into any joint defense or similar agreement and otherwise subject to the protection of any attorney-client or other similar doctrine or privilege) and the Company and its Representatives shall consider the Investor’s recommendations with respect thereto in good faith. For the avoidance of doubt, no updated information provided in accordance with this Section 5.15 shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement, or be deemed to update the Company Disclosure Letter or affect any rights under this Agreement or the Related Agreements.

SECTION 5.16. Initial Independent Directors. The Company and the Investor shall use commercially reasonable efforts to as promptly as practicable jointly identify two designees (the “Initial Independent Designees”) each of whom would satisfy the requirements set forth in the definition of “Independent Director” in the Investment Rights Agreement (taking into account any amendments to any such qualifications contemplated by this Agreement) (the “Independent Director Qualification Requirements”). The Company shall, promptly following identification of any Initial Independent Designee, cause the Nominating and Corporate Governance Committee of the Board to confirm that such Initial Independent Designee satisfies all of the Independent Director Qualification Requirements and shall notify the Investor promptly upon any determination by such committee with respect to such Initial Independent Designee. In the event the Nominating and Corporate Governance Committee does not conclude that any such Initial Independent Designee satisfies all such standards, the Company and the Investor shall use use commercially reasonable efforts to as promptly as practicable jointly identify a replacement designee (such replacement designee shall be deemed to constitute an Initial Independent Designee in lieu of such prior designee). The Company shall use commercially reasonable efforts to cause the Initial Independent Designees confirmed by the Nominating and Corporate Governance Committee of the Board to be elected to the Board as of the Closing in accordance with the terms of the Investor Rights Agreement (as if such agreement was in effect as of the date hereof).

SECTION 5.17. Amendments to Corporate Documents. The Company and the Investor shall cooperate in good faith to identify and use commercially reasonable efforts to implement any mutually acceptable amendments to the delegations of authority of the Board, the Company’s corporate governance guidelines, the Bylaws and such other guidelines, policies, committee charter or similar documents of the Company and any other amendments reasonably necessary to effectuate and implement the rights of the Investor Parties (as defined in the Investor Rights Agreement) set forth in the Investor Rights Agreement. The covenants set forth in this Section 5.17 shall survive the Closing.

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SECTION 5.18. Withholding. The Company and its paying agent shall be entitled to withhold Taxes on all payments and distributions (including deemed distributions) on the Series C Preferred Stock, Series D Preferred Stock, Common Stock or any other stock or securities issued upon conversion of the Series C Preferred Stock to the extent required by applicable Law, and any such amounts withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such withholding was made. The Company shall promptly notify the Investor if it determines that it has such requirement to withhold and give the Investor a reasonable opportunity to provide any form or certificate to reduce or eliminate such withholding. Within a reasonable amount of time after making such withholding payment, the Company shall furnish the Investor with copies of any tax certificate or other documentation evidencing such payment.

SECTION 5.19. Tax Treatment. (a) Unless otherwise required by a change in applicable Law or a final determination to the contrary (whether by settlement, closing agreement, judicial decision, judgment or decree, or other final disposition), the parties agree (i) to treat the Series C Preferred Stock as “common stock” for all applicable U.S. federal, state and local income tax purposes, and (ii) not to take any position on any Tax Return that is inconsistent with such treatment.

(b) In advance of the distribution of any Series D Preferred Stock, the parties agree to cooperate in good faith to determine the appropriate treatment of the distribution and holding of the Series D Preferred Stock for applicable U.S. federal, state and local income tax purposes; provided that with respect to the treatment of any distribution of the Series D Preferred Stock, the Company agrees that it will accept any reasonable position advocated by the Investor for which the Investor provides the Company with an opinion of a law firm of national reputation issued to the Company or on which the Company is expressly permitted to rely that there is at least “substantial authority”. The covenants set forth in this Section 5.19 shall survive the Closing.

ARTICLE VI

Conditions to Closing

SECTION 6.01. Conditions to the Obligations of the Company and the Investor. The respective obligations of each of the Company and the Investor to effect the Transactions are subject to the satisfaction or (to the extent permitted by Law) waiver by each of the Company and the Investor on or prior to the Closing Date of the following conditions:

(a) No Governmental Entity shall have issued any order, decree or ruling, no Action has been commenced seeking any order, decree or ruling and no Law shall be in effect, enjoining, restraining or otherwise prohibiting any of the Transactions;

(b) the applicable waiting period, if any, under the HSR Act shall have expired or been terminated and the FECL Approval shall have been obtained;

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(c) the Company shall have duly adopted and caused to be filed with the Department of State of the State of New York the Certificates of Amendment and any related filings, forms or applications; and

(d) The North America Investment Transactions shall be consummated substantially concurrently with the Closing.

SECTION 6.02. Conditions to the Obligations of the Company. The obligations of the Company to effect the Transactions are further subject to the satisfaction or (to the extent permitted by Law) waiver by the Company on or prior to the Closing Date of the following conditions:

(a) all representations and warranties of the Investor set forth in this Agreement shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “material adverse effect” set forth in such representations and warranties) in all material respects at and as of the Closing Date, with the same force and effect as if made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on such earlier date);

(b) the Investor shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(c) the Investor shall have duly executed and delivered to the Company the Investor Rights Agreement; and

(d) the Company shall have received a certificate, signed by a duly authorized officer of the Investor, certifying as to the matters set forth in Sections 6.02(a) and 6.02(b).

SECTION 6.03. Conditions to the Obligations of the Investor. The obligations of the Investor to effect the Transactions are further subject to the satisfaction or (to the extent permitted by Law) waiver by the Investor on or prior to the Closing Date of the following conditions:

(a) (i) the representations and warranties of the Company set forth in Article III hereof (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) as of the date of this Agreement and as of the Closing Day as though made on and as of such date (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall so be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the representations and warranties of the Company set forth in Section 3.06(b) (Absence of Certain Changes) shall be true and correct in all respects at and as of

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the Closing Date, with the same force and effect as if made on the Closing Date, (iii) the representations and warranties of the Company set forth in Section 3.01(a) (Organization; Standing) (other than the first sentence thereof), Section 3.02(b) and Section 3.02(c) (Capitalization) (other than the first sentence thereof), Section 3.03(a) (Authority), Section 3.17 (Sale of Securities), Section 3.18 (No Broker) and Section 3.21 (No Rights Agreement) (collectively with Section 3.02(a), the “Company Fundamental Representations”) shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) in all material respects at and as of the Closing Date, with the same force and effect as if made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (iv) the representations and warranties of the Company set forth in the first sentence of Section 3.01(a) (Organization; Standing) and Section 3.02(a) (Capitalization) shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) in all but de minimis respects as of the date of this Agreement and as of the applicable Closing Date as though made on and as of such date (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall so be true and correct as of such earlier date);

(b) the Company shall have performed in all material respects (other than pursuant to the next paragraph) all of its obligations hereunder required to be performed by it at or prior to the Closing;

(c) the Company shall have performed in all respects (other than de minimis actions) its obligations pursuant to Section 5.01(b)(ii) and Section 5.01(b)(iv) (other than repurchases or issuances of a de minimis amount of capital stock; provided that in no event will the Company repurchase or otherwise retire a number of shares of common stock such that the issuance of Preferred Shares pursuant to this Agreement would require a vote of the stockholders of the Company pursuant to the rules of the NYSE);

(d) the Company shall have (i) duly executed and delivered to the Investor the Investor Rights Agreement and (ii) delivered to the Investor duly executed letters of resignation, effective as of the Closing, of such six directors on the Board as shall have been selected by the Company prior to the Closing or, in the case of death or earlier vacancy, other evidence of six vacancies on the Board;

(e) any shares of Common Stock issuable upon conversion of the Preferred Shares at the Conversion Price (as defined in the Series C Certificate of Amendment) specified in the Series C Certificate of Amendment (after giving effect to any adjustment thereto in accordance with Section 5.07 hereof) shall have been approved for listing on the NYSE, subject to official notice of issuance; and

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(f) the Investor shall have received a certificate, signed by a duly authorized officer of the Company, certifying as to the matters set forth in Sections 6.03(a), 6.03(b) and 6.03(c).

SECTION 6.04. Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in Section 6.01 or Section 6.02 to be satisfied if its failure to perform in all material respects any of its obligations under this Agreement, to act in good faith or to use, in accordance with the terms of this Agreement, its required efforts to cause the Closing to occur shall have been a principal cause of the failure of such condition. The Investor may not rely on the failure of any condition set forth in Section 6.01 or Section 6.03 to be satisfied if the failure of the Investor to perform in all material respects any of its obligations under this Agreement, to act in good faith or to use, in accordance with the terms of this Agreement, its required efforts to cause the Closing to occur shall have been a principal cause of the failure of such condition.

ARTICLE VII

Termination; Survival

SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written consent of the Company and the Investor;

(b) by either the Company or the Investor if:

(i) the Closing should not have occurred on or prior to May 3, 2016 (the “Outside Date”);

(ii) any Governmental Entity issues an order, decree or ruling or has taken any other action permanently enjoining, restraining or otherwise prohibiting any of the Transactions and such order, decree, ruling or other action shall have become final and nonappealable;

(iii) the North American Investment Agreement is terminated in accordance with its terms;

(c) by the Investor upon written notice to the Company, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that any of the conditions set forth in Section 6.01 or 6.03 would not be satisfied and such breach or condition is not curable or, if curable, is not cured on or prior to the earlier of (x) the date which is 30 days following written notice thereof is given by the Investor to the Company and (y) the Outside Date; and

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(d) by the Company upon written notice to the Investor, if there has been a breach of any representation, warranty, covenant or agreement made by the Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that any of the conditions set forth in Section 6.01 or 6.02 would not be satisfied and such breach or condition is not curable or, if curable, is not cured on or prior to the earlier of (x) the date which is 30 days following written notice thereof is given by the Company to the Investor and (y) the Outside Date;

provided, however, that the right to terminate this Agreement pursuant to Sections 7.01(b), (c) and (d) shall not be available to any party to this Agreement whose material breach of any of its representations, warranties, covenants or agreements contained in this Agreement (or, with respect to Section 7.01(b)(iii), the North American Investment Agreement, it being understood that a breach by the North America Investor of its representations, warranties, covenants or agreements under the North America Investment Agreement shall be deemed a breach by the Investor for purposes of this proviso and a breach by the Company of its representations, warranties, covenants or agreements under the North American Investment Agreement shall be deemed a breach by the Company for purposes of this proviso) shall have been the principal cause of, or shall have resulted in, the failure of any such condition.

SECTION 7.02. Effects of Termination. In the event of the termination of this Agreement as provided for in Section 7.01, this Agreement shall forthwith become wholly void and of no further force and effect without any liability or obligation on the part of the Company or the Investor, except that the Confidentiality Agreement, the Sponsor Guarantee and the provisions of Section 5.10, this Section 7.02 and Article VIII (other than Section 8.04) shall survive any termination of this Agreement; provided that the termination of this Agreement shall not relieve any party hereto from any liability for any intentional breach by a party of the terms and provisions of this Agreement.

SECTION 7.03. Survival. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. The representations and warranties made herein shall survive for twelve (12) months following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement; and provided further that all representations and warranties contained in this Agreement shall survive until the resolution of a pending claim in the event a claim surrounding such representation or warranty has been brought before the expiry thereto pursuant to this provision. For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires.

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SECTION 7.04. Limitation on Damages. Notwithstanding any other provision of this Agreement, except in the case of fraud or intentional and willful breach, no party shall have any liability to the other in excess of the Purchase Price, and no party shall be liable for any speculative, special or punitive damages with respect to this Agreement.

SECTION 7.05. Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Company, and, subject only to the specific contractual provisions hereof and the Sponsor Guarantee, no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto and subject to the Sponsor Guarantee, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by facsimile or email or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, by facsimile (which is confirmed), by email (which is confirmed) or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses or facsimiles or emails (or at such other address or facsimile or email for a party as shall be specified by like notice):

(a) If to the Company:

Avon Products, Inc.

777 Third Avenue

New York, NY 10017-1307

Attention:        General Counsel

Email:              Jeff.benjamin@avon.com

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with a copy to (which copy alone shall not constitute notice):

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention:	Scott A. Barshay, Esq.
Jonathan L. Davis, Esq.

Facsimile:	(212) 474-3700

Email:	sbarshay@cravath.com
jdavis@cravath.com

(b) If to the Investor:

Cleveland Apple Investor LLC, c/o

Cerberus Capital Management, L.P.

875 Third Avenue

10th Floor

New York, NY 10022

Attention: General Counsel

with a copy to (which copy alone shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:	Douglas Ryder, Esq.
Richard Aftanas, Esq.

Facsimile:	(212) 446-6460

Email:	Douglas.Ryder@kirkland.com
Richard.Aftanas@kirkland.com

SECTION 8.02. Amendments, Waivers, etc. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the party against whom such amendment or waiver shall be enforced. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

SECTION 8.03. Counterparts and Facsimile. This Agreement may be executed in two or more identical counterparts (including by facsimile or electronic transmission), each of which shall be an original, with the same effect as if the signatures

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thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by facsimile, electronic transmission or otherwise) to the other parties.

SECTION 8.04. Further Assurances. Each party hereto shall execute and deliver after the Closing such further certificates, agreements and other documents and take such other actions as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and to consummate or implement the Transactions.

SECTION 8.05. Governing Law; Specific Enforcement; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

(b) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, in each case without proof of damages or otherwise (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

(c) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, and the United States District Court for the Southern District of New York, for the purposes of any Action or other proceeding arising out of this Agreement and the rights and obligations arising hereunder, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action or proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action or proceeding has been brought in an inconvenient forum. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.01 shall be effective service of process for any such Action or proceeding.

(d) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, CLAIM OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED,

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EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, CLAIM OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.05(d).

SECTION 8.06. Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”. The words “made available to the Investor” and words of similar import refer to documents (a) posted to the Data Room by or on behalf of the Company on or prior to the date two Business Days prior to the date hereof or (b) delivered in person or electronically to the Investor prior to the date hereof. All references to “$” mean the lawful currency of the United States of America. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its successors and permitted assigns. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

SECTION 8.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

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SECTION 8.08. No Third-Party Beneficiaries. Except as provided in Section 7.05 or Section 5.03(c), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and such permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, whether as third party beneficiary or otherwise.

SECTION 8.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Investor may assign its rights under this Agreement and the Related Agreements, in whole or in part, to any of its Affiliates without the prior written consent of the Company; provided, that, the Investor will remain liable for all of its obligations under this Agreement.

SECTION 8.10. Acknowledgment of Securities Laws. The Investor hereby acknowledges that it is aware, and that it will advise its Affiliates and Representatives who are provided material non-public information concerning the Company or its securities, that the United States securities Laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

SECTION 8.11. Entire Agreement. This Agreement (including the Exhibits hereto and the Company Disclosure Letter), together with the other Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof and thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

AVON PRODUCTS, INC.,

By	/s/ James S. Scully
Name:	James S. Scully
Title:	Executive Vice President & Chief Financial Officer

Cleveland Apple Investor LLC,

By	/s/ Michael Sanford
Name:	Michael Sanford
Title:	President

EXHIBIT A

FORM OF SERIES C CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT

OF

THE RESTATED CERTIFICATE OF INCORPORATION

OF

AVON PRODUCTS, INC.

Under Section 805 of the Business Corporation Law of the State of New York

The undersigned, [●], [Chief Executive Officer] of Avon Products, Inc. (the “Corporation”), pursuant to the provisions of Sections 502 and 805 of the Business Corporation Law of the State of New York, does hereby certify as follows:

1. The name of the Corporation is Avon Products, Inc. and the name under which the Corporation was formed is California Perfume Company, Inc.

2. The Certificate of Incorporation forming the Corporation was filed by the Department of State of the State of New York on January 27, 1916.

3. The Corporation is presently authorized to issue 25,000,000 shares of preferred stock having a par value of $1.00 per share (the “Preferred Stock”). No series of Preferred Stock is presently outstanding. As authorized by Section 502 of the Business Corporation Law of the State of New York (“NYBCL”) and Article III of the Corporation’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board of Directors of the Corporation has, before issuance, fixed the designation, preferences, privileges and voting power, and the restrictions and qualifications, of a new series of Preferred Stock to be known as Series C Preferred Stock.

4. The Certificate of Incorporation is hereby amended by the addition of the provisions set forth below in this Certificate (this “Certificate”), setting forth the number, designation, preferences, privileges and voting power of the Series C Preferred Stock as fixed by the Board of Directors and the restrictions and qualifications thereof.

*    *    *    *    *

Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors of the Corporation has duly authorized and approved, and created and provided for the issuance of, a series of preferred stock of the Corporation, in the amount and with the designation, preferences, privileges and voting powers and relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, as set forth below in this Certificate, which has been duly adopted by the Board of Directors of the Corporation.

SECTION 1. Designation and Amount. The shares of such series of Preferred Stock shall be designated as “Series C Preferred Stock” (the “Series C Preferred Stock”) and the number of authorized shares constituting the Series C Preferred Stock shall be 435,000. Such number of shares may be increased or decreased by resolution of the Board; provided that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares of Series C Preferred Stock then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series C Preferred Stock. Each share of Series C Preferred Stock shall rank equally in all respects and shall be subject to the following provisions of this Certificate. The Corporation shall not have the authority to issue fractional shares of Series C Preferred Stock.

SECTION 2. Definitions. As used herein with respect to Series C Preferred Stock:

“5.0% Beneficial Ownership Requirement” means that the Investor Parties continue to beneficially own at all times shares of Series C Preferred Stock and/or shares of Common Stock that represent, in the aggregate and on an as converted basis, at least 5.0% of the number of shares of Common Stock beneficially owned by the Investor Parties, on an as converted basis, as of the Issue Date, in each case as appropriately adjusted to account for any event that results in an adjustment to the Conversion Price in accordance with Section 10.

“25.0% Beneficial Ownership Requirement” means that the Investor Parties continue to beneficially own at all times shares of Series C Preferred Stock and/or shares of Common Stock that represent, in the aggregate and on an as converted basis, at least 25.0% of the number of shares of Common Stock beneficially owned by the Investor Parties, on an as converted basis, as of the Issue Date, in each case as appropriately adjusted to account for any event that results in an adjustment to the Conversion Price in accordance with Section 10.

“50.0% Beneficial Ownership Requirement” means that the Investor Parties continue to beneficially own at all times shares of Series C Preferred Stock and/or shares of Common Stock that represent, in the aggregate and on an as converted basis, at least 50.0% of the number of shares of Common Stock beneficially owned by the Investor Parties, on an as converted basis, as of the Issue Date, in each case as appropriately adjusted to account for any event that results in an adjustment to the Conversion Price in accordance with Section 10.

“75.0% Beneficial Ownership Requirement” means that the Investor Parties continue to beneficially own at all times shares of Series C Preferred Stock and/or shares of Common Stock that represent, in the aggregate and on an as converted basis, at least 75.0% of the number of shares of Common Stock beneficially owned by the Investor Parties, on an as converted basis, as of the Issue Date, in each case as appropriately adjusted to account for any event that results in an adjustment to the Conversion Price in accordance with Section 10.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided that the Corporation and its Subsidiaries shall not be deemed to be Affiliates of the Investor or any of its Affiliates. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

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Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming conversion of all Series C Preferred Stock, if any, owned by such Person into shares of Common Stock).

“Board” means the Board of Directors of the Corporation.

“Board Rights Waiver” has the meaning set forth in Section 12(c)(vi).

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Bylaws of the Corporation, as may be amended from time to time.

“Capital Stock” means any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by the Corporation.

“Certificate” has the meaning set forth in the recitals above.

“Certificate of Incorporation” has the meaning set forth in the recitals above.

“Change of Control” means the occurrence of one of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act obtains direct or indirect ultimate beneficial ownership of Voting Stock representing more than 50% of the voting power of the outstanding Voting Stock, other than any transaction in which Persons that beneficially owned, directly or indirectly, Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, shares of capital stock representing a majority of the total voting power of all outstanding classes of shares of capital stock of the continuing or surviving Person or the ultimate resulting Parent Entity immediately after the transaction;

(ii) consummation of (x) any consolidation, merger or share exchange of the Corporation or any sale, lease or other transfer of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one or more of the Corporation’s Subsidiaries, in each case pursuant to which the Common Stock will be converted into, or receive a distribution of the proceeds in, cash, securities or other property or (y) any recapitalization, reclassification or other extraordinary transaction in which all or substantially all of the Common Stock is

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exchanged for or converted into cash, securities or other property; provided that neither (x) nor (y) shall include any such consolidation, merger, share exchange, recapitalization, reclassification or similar extraordinary transactions in which Persons that beneficially owned, directly or indirectly, Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, shares representing a majority of the total voting power of all outstanding classes of shares of the continuing or surviving Person or the ultimate resulting Parent Entity immediately after the transaction; or

(iii) any transaction or series of transactions by which the Corporation or any successor or Parent Entity thereof is organized outside the United States of America.

“Change of Control Effective Date” has the meaning set forth in Section 8(a).

“Change of Control Exchange” has the meaning set forth in Section 8(a).

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of shares of Common Stock on the NYSE on such date. If the Common Stock is not traded on the NYSE on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Market Group, Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Corporation for such purpose.

“Common Stock” means the common stock, par value $0.25 per share, of the Corporation or its successor.

“Common Stock Requirements” means:

(i) the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days immediately prior to the payment of any Regular Dividend in Common Stock, exceeds $3.00 per share;

(ii) the average daily trading volume for the last thirty (30) Trading Days exceeds three (3) times the number of shares issued as a dividend under this Certificate, the Series D Certificate of Amendment or any other certificate of amendment of the Corporation providing for the issuance of preferred stock (collectively, the “Preferred Certificates”) within the last ninety (90) calendar days (including the current dividend payment);

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(iii) the number of shares of Common Stock held by non-Affiliates of the Corporation exceeds ten (10) times the number of shares issued as a dividend under the Preferred Certificates within the last ninety (90) calendar days (including the current dividend payment);

(iv) a registration statement relating to all such shares of Common Stock to be issued with respect to any dividend payment shall be effective with the SEC and such shares shall be listed on the NYSE or another National Securities Exchange;

(v) the Corporation shall have obtained a Stockholder Approval for the issuance of Common Stock as dividends, if required by the rules of the NYSE or other National Securities Exchange on which the Common Stock is then listed or applicable law;

(vi) as of the date of payment of any Regular Dividend in Common Stock, pro forma for such payment, no default or event of default exists, under any agreement relating to material Debt of the Corporation or its subsidiaries which is outstanding on the date of such Regular Dividend payment;

(vii) as of the date of payment of any Regular Dividend in Common Stock, pro forma for such payment, no Event of Noncompliance exists under the Preferred Certificates, other than an Event of Noncompliance which would be cured by such payment of a Regular Dividend or concurrent payment under the other Preferred Certificates;

(viii) shares of Common Stock being issued in such Regular Dividend payment shall not be subject to any transfer restrictions under any agreement between the Holder or its Affiliates, on the one hand, and the Corporation or its subsidiaries, on the other hand;

(ix) neither the Holder receiving the shares of Common Stock nor, if applicable, the Preferred Directors are, on the date of such payment, subject to restrictions in trading in securities of the Corporation pursuant to the Corporation’s policies relating to trading in the securities (including restrictions on the Preferred Directors due to their possession of material nonpublic information); and

(x) no event has occurred that would require an adjustment pursuant to Section 10 between the time of the Closing Price on the Trading Day immediately prior to the payment of such Regular Dividend and such payment.

“Constituent Person” has the meaning set forth in Section 11(a).

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series C Preferred Stock, and its successors and assigns.

“Conversion Cap” has the meaning set forth in Section 6(c).

“Conversion Date” has the meaning set forth in Section 7(a).

“Conversion Notice” has the meaning set forth in Section 7(a).

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“Conversion Price” means, for each share of Series C Preferred Stock, $5.00, subject to adjustment as set forth herein.

“Corporation” has the meaning set forth in the recitals above.

“Current Market Price” means, for each share of Common Stock as of any applicable Record Date for any issuance, distribution, dividend or other action, the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days ending on the Trading Day before the Record Date with respect to such issuance, distribution, dividend or other action, as the case may be, appropriately adjusted to take into account the occurrence during such period of any event described in Section 10.

“Debt” has the meaning set forth in the Revolving Credit Agreement.

“Disqualified Exchange Property” has the meaning set forth in Section 11(a).

“Distributed Property” has the meaning set forth in Section 10(a)(iii).

“Distribution Transaction” means any transaction by which a Subsidiary of the Corporation ceases to be a Subsidiary of the Corporation by reason of the distribution of such Subsidiary’s equity securities to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Dividend Payment Price” means the arithmetic average of the VWAP per share of Common Stock for each of the five (5) consecutive full Trading Days on the Trading Day prior to the payment of a Regular Dividend in Common Stock.

“Dividend Rate” means 1.25%, as adjusted by Section 13(b).

“Event of Noncompliance” has the meaning set forth in Section 13(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Property” has the meaning set forth in Section 11(a).

“Expiration Date” has the meaning set forth in Section 10(a)(ii).

“Fair Market Value” means:

(i) with respect to any asset constituting cash or cash equivalents, the amount of such cash or cash equivalents, and

(ii) with respect to any security or other property (other than cash or cash equivalents), the fair market value of such security or other property:

(A) for so long as the Investor Parties hold any shares of Series C Preferred Stock, as determined by a majority of the Other Directors or an

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authorized committee thereof (such committee to consist solely of Other Directors), in each case acting in good faith, (x) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $25,000,000, or (y) after receipt of a valuation opinion from an Independent Financial Advisor in all other cases; and

(B) at such time as the Investor Parties no longer hold shares of Series C Preferred Stock, as reasonably determined by a majority of the Board or an authorized committee thereof, in each case acting in good faith.

“Fall-Away of Investor Board Rights” means the first day on which the 25.0% Beneficial Ownership Requirement is not satisfied.

“Final Change of Control Notice” has the meaning set forth in Section 8(c).

“Holder” means a Person in whose name shares of the Series C Preferred Stock are registered, which Person shall be treated by the Corporation, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series C Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series C Preferred Stock in violation of Article V of the Investor Rights Agreement shall be a Holder, and the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Corporation, recognize any such Person as a Holder.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is (i) not an Affiliate of the Corporation and (ii) so long as the Investor Parties satisfy the 5.0% Beneficial Ownership Requirement, is reasonably acceptable to the Investor Parties.

“Investor” means Cleveland Apple Investor LLC.

“Investor Party” or “Investor Parties”, as applicable, means the Investor and each Affiliate of the Investor to whom shares of Series C Preferred Stock or Common Stock are transferred pursuant to and in accordance with Section 5.02 of the Investor Rights Agreement.

“Investor Related Parties” has the meaning set forth in Section 15.

“Investor Rights Agreement” means the investor rights agreement between the Corporation and the Investor dated as of [●], 2016, with respect to certain terms and conditions concerning, among other things, additional rights of and restrictions on the Holders.

“Investor Transactions” has the meaning set forth in Section 15.

“Issuance Date” means, with respect to any share of Series C Preferred Stock, the date of issuance of such share.

“Issue Date” means [●], 2016.

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“Junior Stock” means the Common Stock and any other class or series of Capital Stock now existing or hereafter authorized other than (i) the Series C Preferred Stock and the Series D Preferred Stock, (ii) any class or series of Parity Stock and (iii) any class or series of Senior Stock. “Junior Stock” shall include any rights, options or warrants exercisable or exchangeable for or convertible into Junior Stock.

“Liquidation Preference Amount” has the meaning set forth in Section 5(a).

“Mandatory Conversion” has the meaning set forth in Section 9(a).

“Majority Investor Parties” means, as of any applicable date of determination, Investor Parties that beneficially own (excluding any duplicative beneficial ownership) shares of Series C Preferred Stock and/or shares of Common Stock that were issued upon conversion of shares of Series C Preferred Stock that represent, in the aggregate and on an as converted basis, more than 50.0% of the number of shares of Series C Preferred Stock and/or shares of Common Stock that were issued upon conversion of shares of Series C Preferred Stock, on an as converted basis, held by the Investor Parties as of the applicable date of determination.

“Market Disruption Event” means any of the following events:

(a) any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or

(b) any event that disrupts or impairs (as determined by the Corporation in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or to obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or to obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.

“National Securities Exchange” means the NYSE or the NASDAQ Stock Market.

“North America Investment Agreement” means the Separation and Investment Agreement, dated as of December 17, 2015, among the Corporation, C-A NA LLC, a wholly-owned Subsidiary of the Corporation, and Cleveland NA Investors LLC.

“Notice of Mandatory Conversion” has the meaning set forth in Section 9(b).

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“NYBCL” has the meaning set forth in the recitals above.

“NYSE” means the New York Stock Exchange and its successors.

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Corporation.

“Other Director” means a member of the Board that is not appointed or elected by holders of Series C Preferred Stock.

“Parent Entity” means, with respect to any Person, any other Person of which such first Person is a direct or indirect wholly owned subsidiary.

“Parity Stock” means any class or series of Capital Stock hereafter authorized that expressly ranks on a parity basis with the Series C Preferred Stock as to dividend rights, rights of redemption and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. “Parity Stock” shall include the Series D Preferred Stock and any rights, options or warrants exercisable or exchangeable for or convertible into Parity Stock.

“Participating Dividends” has the meaning set forth in Section 4(a).

“Permitted Secured Debt” means indebtedness of the Corporation and its Subsidiaries in an aggregate principal amount not to exceed the amount of indebtedness permitted to be secured by the terms the Revolving Credit Agreement and designated as “Permitted Secured Debt” by the Corporation to the Holders (it being understood that indebtedness incurred under the Revolving Credit Agreement shall be deemed to be “Permitted Secured Debt”).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental entity or other entity.

“Preferred Certificates” has the meaning set forth in the definition of the term “Common Stock Requirements”.

“Preferred Director” has the meaning set forth in Section 12(c)(i).

“Preferred Stock” has the meaning set forth in the recitals above.

“Pro Rated Regular Dividends” means, as of any date of determination, an amount of cash equal to the product of (i) the Stated Dividend Value multiplied by (ii) the product of (A) 1.25% multiplied by (B) the lesser of one (1) and the quotient of (x) the number of days since, but not including, the last Regular Dividend Calculation Date to, and including, the date of determination, divided by (y) 90.

“Qualifying Offer” has the meaning set forth in Section 10(a)(ii).

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“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series C Preferred Stock, and its successors and assigns.

“Regular Dividend Calculation Date” has the meaning set forth in Section 4(b).

“Regular Dividends” has the meaning set forth in Section 4(b).

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event”.

“Revolving Credit Agreement” means the revolving credit agreement, dated as of June 5, 2015, among, inter alios, the Corporation, Avon International Operations, Inc. and Citibank, N.A., as Administrative Agent, as in effect on December 17, 2015.

“Reorganization Event” has the meaning set forth in Section 11(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Senior Stock” means any class or series of Capital Stock hereafter authorized that expressly ranks senior to the Series C Preferred Stock and has preference or priority over the Series C Preferred Stock as to dividend rights, rights of redemption or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. “Senior Stock” shall include any rights, options or warrants exercisable or exchangeable for or convertible into Senior Stock.

“Series C Preferred Stock” has the meaning set forth in Section 1.

“Series D Certificate of Amendment” has the meaning set forth in the definition of the term “Series D Preferred Stock”.

“Series D Preferred Stock” means the series of Preferred Stock, par value $1.00 per share, having the powers, preferences and rights, and the qualifications, limitations and restrictions, as set forth in the Certificate of Amendment of the Corporation’s Certificate of Incorporation filed with the Department of the State of New York on the date this Certificate is first filed with the Department of the State of New York (the “Series D Certificate of Amendment”).

“Stated Dividend Value” on any Regular Dividend Calculation Date means $1,000 plus, without duplication, any accrued and unpaid Regular Dividends accumulated prior to such Regular Dividend Calculation Date.

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“Stated Value” means $1,000 per share of Series C Preferred Stock, as such amount may be (x) increased by the per share amount of any undeclared or (without duplication) unpaid Regular Dividend pursuant to Section (4)(c) and (y) decreased, effective as of the date of such payment, by the per share amount of any previously accumulated and unpaid Regular Dividend previously added to the Stated Value upon payment in cash or, as permitted in Section 6 or Section 9, in shares of Series D Preferred Stock or Common Stock.

“Stockholder Approval” means all approvals, if any, of the stockholders of the Corporation required for the removal of the Conversion Cap in compliance with the Rule 312.03 of the NYSE Listed Company Manual or any successor rule.

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

“Trading Day” means a Business Day on which the Relevant Exchange is open for business and on which there has not occurred a Market Disruption Event.

“Transaction Document” has the meaning set forth in the North America Investment Agreement.

“Transfer Agent” means the Person acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Series C Preferred Stock, and such Person’s successors and assigns. The Transfer Agent initially shall be [●].

“Trigger Event” has the meaning set forth in Section 10(a)(vi).

“Voting Stock” means the Common Stock, the Series C Preferred Stock and any other Capital Stock of the Corporation having the right to vote generally in any election of directors of the Board.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) page “[●]” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained by the Corporation for such purpose).

SECTION 3. Rank. The Series C Preferred Stock shall, with respect to payment of dividends, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise, (i) rank senior and prior to the Common Stock and each other class or series of Junior Stock, (ii) rank on a parity with each other class or series of Parity Stock and (iii) rank junior to each other class or series of Senior Stock, in each case whether such Junior Stock, Parity Stock or Senior Stock, as applicable, is outstanding as of the date of this Certificate or issued in the future.

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SECTION 4. Dividends. (a) Holders shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends and distributions paid in cash on the shares of Common Stock as if the shares of Series C Preferred Stock then outstanding were converted into shares of Common Stock immediately prior to each applicable Record Date (in the manner described in Section 6 below) (the “Participating Dividends”). Participating Dividends shall be payable when, as and if declared by the Board, provided that Participating Dividends shall be payable on the same terms and on the same date as the applicable dividend is paid to the holders of Common Stock.

(b) Regular Dividends shall be calculated on a quarterly basis on the last day of each fiscal quarter (each such day a “Regular Dividend Calculation Date”). “Regular Dividend” shall mean, for any fiscal quarter, the difference of (i) the product of (A) the Dividend Rate and (B) the Stated Dividend Value on such Regular Dividend Calculation Date less (ii) any Participating Dividends paid in such quarter, provided that in no event shall the Regular Dividend for any quarter be less than zero. During the period from the Issuance Date of any share of Series C Preferred Stock to the first Regular Dividend Calculation Date following the Issuance Date of such share, the Regular Dividend shall be calculated as an amount of cash equal to the product of (i) the Stated Dividend Value multiplied by (ii) the product of (A) 1.25% multiplied by (B) the lesser of one (1) and the quotient of (x) the number of days since the Issuance Date of such share divided by (y) 90. During the period from the last Regular Dividend Calculation Date prior to the seventh (7th) anniversary of the Issue Date to the seventh (7th) anniversary of the Issue Date, the Regular Dividend shall be calculated as an amount of cash equal to the product of (i) the Stated Dividend Value multiplied by (ii) the product of (A) 1.25% multiplied by (B) the lesser of one (1) and the quotient of (x) the number of days from such last Regular Dividend Calculation Date to the seventh (7th) anniversary of the Issue Date divided by (y) 90. During the period from the seventh (7th) anniversary of the Issue Date to the first Regular Dividend Calculation Date following the seventh (7th) anniversary of the Issue Date, the Regular Dividend shall be calculated as an amount of cash equal to the product of (i) the Stated Dividend Value multiplied by (ii) the product of (A) 1.25% multiplied by (B) the lesser of one (1) and the quotient of (x) the number of days since the seventh (7th) anniversary of the Issue Date divided by (y) 90.

(c) Regular Dividends, whether or not declared, for each share of Series C Preferred Stock shall accrue from day to day and be cumulative beginning on the Issuance Date of such share of Series C Preferred Stock and ending on the date such share of Series C Preferred Stock ceases to be outstanding; provided, however, that, except to the extent not otherwise previously paid in accordance herewith, such Regular Dividends shall be payable on the seventh (7th) anniversary of the Issue Date and each subsequent Regular Dividend Calculation Date, when, as, and if declared by the Board. Any unpaid dividends accrued prior to and existing after the seventh (7th) anniversary of the Issue Date shall continue to accrue, and be compounded quarterly, at 5.0% per quarter until paid. For the avoidance of doubt, Regular Dividends shall accumulate whether or not in any quarterly period there have been funds of the Corporation legally available for the payment of such Regular Dividends. The Corporation may elect to pay any such accumulated dividends in cash at any time or from time to time in whole or in part, and, effective as of the date of such payment, the Stated Value shall decrease by the per share amount so paid.

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(d) Regular Dividends may, at the Corporation’s option, be paid in (i) cash, (ii) if the Common Stock Requirements are currently satisfied, in shares of Common Stock with an aggregate Dividend Payment Price equal to 103.0% of the amount of the Regular Dividend otherwise payable in cash or (iii) solely as permitted in Section 6 and Section 9, in Series D Preferred Stock. For the avoidance of doubt, any issuance of Common Stock in satisfaction of a dividend in accordance with this Certificate constitutes “payment” of the dividend for all purposes under this Certificate.

(e) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of Regular Dividends then accumulated with respect to the Series C Preferred Stock, such payment shall be distributed pro rata among the Holders thereof based upon the Stated Value on all shares of Series C Preferred Stock held by each such Holder. When Regular Dividends are not paid in full upon the shares of Series C Preferred Stock, all Regular Dividends declared on Series C Preferred Stock and dividends on any other Parity Stock shall be paid pro rata so that the amount of Regular Dividends so declared on the shares of Series C Preferred Stock and dividends on each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends (for the full amount of dividends that would be payable for the most recently payable quarterly period if dividends were declared in full on all such Parity Stock) on the shares of Series C Preferred Stock and such other class or series of Parity Stock bear to each other.

(f) Each Regular Dividend and Participating Dividend and any other dividend declared by the Board shall be payable to the Holders of record as they appear on the stock records of the Corporation at the close of business on such record dates, which shall be not more than 30 days nor less than 10 days preceding the applicable dividend payment date.

(g) From and after the time, if any, that the Corporation shall have failed to pay all accumulated and unpaid Regular Dividends or Participating Dividends, no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, upon any Junior Stock or Parity Stock, nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Stock or Parity Stock) by the Corporation, directly or indirectly, until all such Regular Dividends have been paid in full without the consent of a majority of the Holders; provided that the foregoing limitation shall not apply to:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock or Parity Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, managers or consultants of or to the Corporation or any of its Subsidiaries;

(ii) an exchange, redemption, reclassification or conversion of (A) any class or series of Junior Stock for any class or series of Junior Stock or (B) any class or series of Parity Stock for any class or series of Parity Stock;

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(iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock, including any dividend paid on shares of Series D Preferred Stock in additional shares of Series D Preferred Stock;

(iv) purchases of Junior Stock through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock; provided that such purchases of Junior Stock do not exceed the proceeds of such sale;

(v) purchases of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged;

(vi) distributions of Junior Stock or rights to purchase Junior Stock; or

(vii) any dividend in connection with the implementation of a shareholders’ rights or similar plan, or the redemption or repurchase of any rights under any such.

SECTION 5. Liquidation Rights. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders shall, with respect to each share of Series C Preferred Stock held by each such Holder, be entitled to receive the greater of (i) the Stated Value per share of Series C Preferred Stock, plus, without duplication, an amount equal to any dividends or distributions payable thereon pursuant to Section 4 hereof and remaining unpaid thereon and (ii) at any time, the payment such Holders would have received had such Holders, immediately prior to such liquidation, dissolution or winding up, converted such shares of Series C Preferred Stock into shares of Common Stock at the applicable Conversion Price set forth in Section 6 hereof (the greater of (i) and (ii), the “Liquidation Preference Amount”), in each case under clause (i) or (ii), out of assets legally available therefor before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Stock. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders and all holders of any Parity Stock having pari passu rights as to dissolution, liquidation or winding up of the affairs of the Corporation, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all or any part of the property and assets of the Corporation shall not be deemed a voluntary or involuntary liquidation, dissolution or winding

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up of the affairs of the Corporation, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Corporation into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Corporation be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

SECTION 6. Right of the Holders to Convert. (a) Subject to the provisions of Section 7, each Holder shall have the right, at any time and from time to time, at such Holder’s option, to convert any or all of such Holder’s shares of Series C Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the Conversion Price. Each share of Series C Preferred Stock shall be convertible into (i) the number of shares of Common Stock (calculated as to each conversion to the nearest 1/10,000th of a share) determined by dividing (A) the Stated Value immediately prior to such conversion (less any accrued and unpaid dividends satisfied contemporaneously with the conversion pursuant to clause (ii) below) by (B) the Conversion Price in effect at the close of business on the applicable Conversion Date, plus (ii) (x) cash in an amount equal to the amount of accrued and unpaid Regular Dividends for all completed dividend periods and (y) cash in an amount equal to Pro Rated Regular Dividends, plus (iii) cash in lieu of fractional shares in accordance with Section 10(j); provided that, in lieu of any cash payable pursuant to clause (ii) above, the Corporation may, at its option, (A) declare and pay a dividend to each Holder payable in a number of shares of Series D Preferred Stock such that the sum of the liquidation preference of such shares, in the aggregate, equal the cash payable pursuant to clause (ii) above, or (B) if the Common Stock Requirements are satisfied, declare and pay a dividend to each Holder payable in a number of shares of Common Stock with an aggregate Dividend Payment Price equal to 103.0% of the amount of cash payable pursuant to clause (ii) above, or (C) declare and pay a dividend to each Holder payable in any combination thereof.

(b) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series C Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series C Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of Series C Preferred Stock (i) shall be duly authorized, validly issued and fully paid and non-assessable, (ii) shall rank pari passu with the other shares of Common Stock outstanding from time to time and (iii) shall be approved for listing on the NYSE if shares of Common Stock generally are so listed (or any other National Securities Exchange on which the Common Stock is listed).

(c) Notwithstanding anything herein to the contrary, prior to the receipt of any applicable Stockholder Approval, the Series C Preferred Stock shall not, under any circumstances, be convertible into more than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Issue Date (subject to proportionate adjustment as described in Section 10) in connection with such conversion (such limitation, the “Conversion Cap”); provided that if the Series C Preferred Stock would at any time be convertible into a number of shares of Common Stock exceeding the Conversion Cap but for the preceding sentence, the Corporation shall, upon the written request of Holders holding a majority of the outstanding Series C Preferred Stock, hold a meeting of its stockholders within one hundred twenty (120) days following such request and use its commercially reasonable efforts to obtain the approval of its stockholders for the transactions described herein.

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SECTION 7. Conversion Procedures and Effect of Conversion. (a) Conversion Procedure. A Holder must do each of the following in order to convert shares of Series C Preferred Stock pursuant to this Section 7(a):

(i) complete and manually sign the conversion notice (the “Conversion Notice”) provided by the Conversion Agent, and deliver such notice to the Conversion Agent; provided that a Conversion Notice may be conditioned on the completion of a Change of Control or other corporate transaction as specified in reasonable detail in such Conversion Notice;

(ii) deliver to the Conversion Agent the certificate or certificates (if any) representing the shares of Series C Preferred Stock to be converted;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Corporation pursuant to Section 21.

The foregoing clauses (ii), (iii) and (iv) shall be conditions to the issuance of shares of Common Stock to the Holders in the event of a Mandatory Conversion pursuant to Section 9.

The “Conversion Date” means (A) the date on which a Holder complies with the procedures in this Section 7(a) (including the satisfaction, or waiver by the Holder, of all conditions to conversion set forth in the Conversion Notice (written notice of which satisfaction or waiver has been provided to the Conversion Agent)) or (B) the date or time specified by the Corporation for a Mandatory Conversion pursuant to Section 9, in each case, with regard to shares of Series C Preferred Stock subject to such conversion.

(b) Effect of Conversion. Holders at the close of business on the record date for any payment of a Participating Dividend or Regular Dividend shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof following such record date, if and when paid, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series C Preferred Stock for conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series C Preferred Stock, such shares of Series C Preferred Stock shall cease to be outstanding.

(c) Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Common Stock and, to the extent applicable, shares of Series D Preferred Stock, cash, securities or other property issuable upon conversion of Series C Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or shares of Series D Preferred Stock, cash, securities or other property as of the close of business on such Conversion Date. As promptly as practicable on or after the Conversion Date and compliance by the applicable Holder with the relevant conversion

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procedures contained in Section 7(a) (and in any event no later than three (3) Trading Days thereafter), the Corporation shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares as set out in Section 10(j)) and, to the extent applicable, any cash, securities or other property issuable thereon. Such delivery of shares of Common Stock, securities or other property shall be made by book-entry. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock (and payments of cash in lieu of fractional shares) and, to the extent applicable, cash, securities or other property to be delivered upon conversion of shares of Series C Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Corporation shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(d) No Adjustment. No adjustment to shares of Series C Preferred Stock being converted on a Conversion Date or to the shares of Common Stock deliverable to the Holders upon such conversion shall be made in respect of dividends payable to holders of the Common Stock as of any date prior to the close of business on such Conversion Date.

(e) Status of Converted or Reacquired Shares. Shares of Series C Preferred Stock converted in accordance with this Certificate, or otherwise acquired by the Corporation in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof. All such shares shall upon their retirement and any filing required by the NYBCL become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.

SECTION 8. Change of Control Exchange. (a) Upon the occurrence of a Change of Control, each Holder of outstanding shares of Series C Preferred Stock shall have the option, during the period beginning on the effective date of the Change of Control (the “Change of Control Effective Date”) and ending on the date that is twenty (20) Business Days after the Final Change of Control Notice is sent to Holders, to either (i) require the Corporation (or its successor) to purchase, out of funds legally available therefor, any or all of its shares of Series C Preferred Stock at a purchase price per share of Series C Preferred Stock, payable in cash, equal to the applicable Stated Value or (ii) receive, for each share of Series C Preferred Stock, an amount of cash, securities or other property that such Holder would have received if such share of Series C Preferred Stock were converted to shares of Common Stock immediately prior to the consummation of such Change of Control (determined, in the event that holders of Common Stock were afforded an opportunity to elect a form of consideration, as if such Holder made no such election) (each, a “Change of Control Exchange”); provided that no payment of any kind shall be made to such Holder in connection with a Change of Control Exchange until all commitments under any then outstanding Permitted Secured Debt are terminated and all obligations with respect thereto are repaid in full in cash (and all letters of credit issued thereunder are cash collateralized or backstopped in a manner satisfactory to the issuer thereof).

(b) Initial Change of Control Notice. On or before the twentieth (20th) Business Day prior to the date on which the Corporation anticipates consummating a Change of Control (or, if later, promptly after the Corporation discovers that a Change of Control will or is

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reasonably likely to occur or has occurred), a written notice shall be sent by or on behalf of the Corporation, by overnight courier, to the Holders as they appear in the records of the Corporation. Such notice shall contain the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Change of Control has occurred).

(c) Final Change of Control Notice. On the Change of Control Effective Date (or if the Corporation discovers that a Change of Control has occurred, promptly following the date of such discovery), a final written notice (the “Final Change of Control Notice”) shall be sent by or on behalf of the Corporation, by overnight courier, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i) the date, which shall be twenty (20) Business Days after the Final Change of Control Notice is sent to Holders, by which the Holder must elect to effect a Change of Control Exchange;

(ii) the amount of cash, securities or other property that such Holder would receive if such Holder elects to exchange a share of Series C Preferred Stock for the amount of cash, securities or other property that such Holder would have received if such share of Series C Preferred Stock were converted to shares of Common Stock immediately prior to the consummation of such Change of Control pursuant to Section 8(a);

(iii) the purchase or exchange date for such shares, which shall be no greater than twenty (20) Business Days from the date by which the Holder must elect to effect a Change of Control Exchange; and

(iv) the instructions a Holder must follow to effect a Change of Control Exchange in connection with such Change of Control.

(d) Change of Control Exchange Procedure. To exercise a Change of Control Exchange, a Holder must, no later than 5:00 p.m., New York City time, on the date by which such election must be made, surrender to the Conversion Agent the certificates representing the shares of Series C Preferred Stock to be sold or exchanged and indicate in writing that it is electing to effect a Change of Control Exchange pursuant to Section 8(a)(i) or Section 8(a)(ii), as applicable.

(e) Delivery upon Change of Control Exchange. Upon a Change of Control Exchange, the Corporation shall deliver or cause to be delivered to the Holder (i) by mail or wire transfer (at the Holder’s election) the purchase price payable upon the purchase by the Corporation of such Holder’s shares of Series C Preferred Stock (in the case of an exercise pursuant to Section 8(a)(i)) or (ii) an amount of cash, securities or other property to be delivered to such Holder in exchange for its shares of Series C Preferred Stock (in the case of an exercise pursuant to Section 8(a)(ii)).

(f) Unexchanged Shares Remain Outstanding. If a Holder does not elect to effect a Change of Control Exchange pursuant to this Section 8 with respect to all of its shares of Series C Preferred Stock, the shares of Series C Preferred Stock held by it and not surrendered for exchange will remain outstanding until otherwise subsequently converted, redeemed, reclassified or canceled.

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(g) Partial Exercise of Change of Control Exchange. In the event that a Change of Control Exchange is effected with respect to shares of Series C Preferred Stock representing less than all the shares of Series C Preferred Stock held by a Holder, upon such Change of Control Exchange, the Corporation shall execute and the Transfer Agent shall, unless otherwise instructed in writing by the Corporation, countersign and deliver to such Holder, at the expense of the Corporation, a certificate evidencing the shares of Series C Preferred Stock held by the Holder as to which a Change of Control Exchange was not effected.

SECTION 9. Mandatory Conversion. (a) The Corporation shall have the right, at its option, to cause all, but not less than all, of the outstanding shares of the Series C Preferred Stock to be converted into consideration equal to the consideration the Holder would have received upon a conversion effected pursuant to Section 6 if, (1) for the period of 30 consecutive Trading Days ending on the Trading Day preceding the date on which the Corporation sends a Notice of Mandatory Conversion, the VWAP of the Common Stock exceeds 200% of the then applicable Conversion Price of the Series C Preferred Stock; (2) on the Conversion Date for such Mandatory Conversion, a registration statement relating to the Common Stock issuable upon such Mandatory Conversion shall be effective with the SEC and the Common Stock shall be listed on the NYSE or any other National Securities Exchange; and (3) no Event of Noncompliance pursuant to Section 13(a)(iv) or (v) has occurred and is continuing (collectively, a “Mandatory Conversion”).

(b) Notice of Mandatory Conversion. In order to effect a Mandatory Conversion, the Corporation shall send, by overnight courier, to the Holders as they appear in the records of the Corporation a notice of such conversion (such notice, a “Notice of Mandatory Conversion”). The Conversion Date for such Mandatory Conversion shall be a date selected by the Corporation and shall be no less than ten (10) Business Days and no greater than twenty (20) Business Days after the date on which the Corporation provides such Notice of Mandatory Conversion. In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:

(i) the Conversion Date for the Mandatory Conversion; and

(ii) the Conversion Price as in effect on the date of the Notice of Mandatory Conversion and the number of shares of Common Stock to be issued upon conversion of each share of Series C Preferred Stock.

SECTION 10. Anti-Dilution Adjustments. (a) Adjustments. The Conversion Price will be subject to adjustment, without duplication, under the following circumstances, except that the Corporation shall not make any adjustment to the Conversion Price in respect of any dividend or distribution covered by this Section 10(a) to the extent a Holder participates in such dividend or distribution equally and ratably on an as-converted basis for the shares of Series C Preferred Stock held by such Holder.

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(i) the issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, in which event the Conversion Price shall be adjusted based on the following formula:

CP1 = CP0 x (OS0 / OS1)

CP0	=	the Conversion Price in effect immediately prior to the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification

CP1	=	the new Conversion Price in effect immediately after the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such event

Any adjustment made pursuant to this clause (i) shall be effective immediately prior to the open of business on the Trading Day immediately following the Record Date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination or reclassification.

If any such event is declared but does not occur, the Conversion Price shall be readjusted, effective as of the date on which the Board announces that such event shall not occur, to the Conversion Price that would then be in effect if such event had not been declared.

(ii) the Corporation or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or an exchange offer (other than an exchange offer that constitutes a Distribution Transaction subject to Section 10(a)(iv)) by the Corporation or a Subsidiary of the Corporation for all or any portion of the Common Stock (a “Qualifying Offer”), if the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) (the “Expiration Date”), in which event the Conversion Price in effect immediately prior to the close of business on the fifth (5th) full Trading Day immediately following, and including, the Expiration Date shall be adjusted based on the following formula:

CP1 = CP0 x [(SP1 x OS0) / (FMV + (SP1 x OS1))]

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CP0	=	the Conversion Price in effect immediately prior to the close of business on the fifth (5th) full Trading Day immediately following, and including, the Expiration Date

CP1	=	the new Conversion Price in effect immediately after the close of business on the fifth (5th) full Trading Day immediately following, and including, the Expiration Date

FMV	=	the Fair Market Value, on the Expiration Date, of all cash and any other consideration paid or payable for all shares validly tendered or exchanged and not withdrawn as of the Expiration Date

OS0	=	the number of shares of Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (including the shares to be purchased in such tender or exchange offer)

OS1	=	the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase of shares in such tender or exchange offer)

SP1	=	the arithmetic average of the VWAP for each of the five (5) consecutive full Trading Days commencing with, and including, the Expiration Date

Such adjustment shall occur on the fifth (5th) full Trading Day immediately following, and including, the Expiration Date, and notwithstanding anything to the contrary in Section 6, the Holders shall not be entitled to convert any shares of Series C Preferred Stock prior to such fifth (5th) Trading Day.

(iii) the Corporation shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock (other than cash in lieu of fractional shares), cash, shares of any class of Capital Stock, evidences of its indebtedness, assets, other property or securities, but excluding (A) dividends or distributions referred to in Section 10(a)(i), (B) rights, options or warrants distributed in connection with a stockholder rights plan, (C) Distribution Transactions as to which Section 10(a)(iv) shall apply or (D) options or warrants referred to in Section 10(a)(v) (any of such shares of Capital Stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case, the Conversion Price shall be adjusted based on the following formula:

CP1 = CP0 x [(SP0 - FMV) / SP0]

CP0	=	the Conversion Price in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CP1	=	the new Conversion Price in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0	=	the Current Market Price as of the Record Date for such dividend or distribution

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FMV	=	the Fair Market Value of the portion of Distributed Property (or, with respect to dividends or distributions paid exclusively in cash, the amount in cash) distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution

If any such event is declared but does not occur, the Conversion Price shall be readjusted, effective as of the date on which the Board announces that such event shall not occur, to the Conversion Price that would then be in effect if such event had not been declared.

(iv) the Corporation effects a Distribution Transaction, in which case the Conversion Price in effect immediately prior to the close of business on the fifth (5th) full Trading Day immediately following, and including, the effective date of the Distribution Transaction shall be adjusted based on the following formula:

CP1 = CP0 x [MP0 / (FMV + MP0)]

CP0	=	the Conversion Price in effect immediately prior to the close of business on the fifth (5th) full Trading Day immediately following, and including, the effective date of the Distribution Transaction

CP1	=	the new Conversion Price in effect immediately after the close of business on the fifth (5th) full Trading Day immediately following, and including, the effective date of the Distribution Transaction

FMV	=	the arithmetic average of the volume-weighted average prices for a share of the capital stock or other interest distributed to holders of Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg, L.P. (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained by the Corporation for such purpose), for each of the five (5) consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction

MP0	=	the arithmetic average of the VWAP for each of the five (5) consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction

Such adjustment shall occur on the fifth (5th) full Trading Day immediately following, and including, the effective date of the Distribution Transaction, and notwithstanding anything to the contrary in Section 6, the Holders shall not be entitled to convert any shares of Series C Preferred Stock prior to such fifth (5th) Trading Day.

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(v) The dividend, distribution or other issuance to all or substantially all holders of Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of Section 10(a)(vi) shall apply) options or warrants entitling them to subscribe for or purchase shares of Common Stock for a period expiring sixty (60) days or less from the date of issuance thereof, at a price per share that is less than the Current Market Price as of the Record Date for such issuance, in which event the Conversion Price will be decreased based on the following formula:

CP1 = CP0 x (OS0+Y) / [(OS0+X)]

CP0	=	the Conversion Price in effect immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

CP1	=	the new Conversion Price in effect immediately following the close of business on the Record Date for such dividend, distribution or issuance

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Record Date for such dividend, distribution or issuance.

For purposes of this clause (v), in determining whether any rights, options or warrants entitle the Holders to purchase the Common Stock at a price per share that is less than the Current Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Corporation receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (v) shall become effective immediately following the close of business on the Record Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Conversion Price that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

(vi) If the Corporation has a stockholder rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series C Preferred Stock, Holders of such shares will receive, in addition to the applicable number of shares of

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Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to such Conversion Date, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Price will be adjusted, effective automatically at the time of such Trigger Event, as if the Corporation had made a distribution of such rights to all holders of Common Stock as described in Section 10(a)(iii), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Corporation for shares of Common Stock or other property or securities, the Conversion Price shall be appropriately readjusted as if such stockholder rights had not been issued, but the Corporation had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to Section 10(a)(i) or Section 10(a)(iii), as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights. Notwithstanding the foregoing, to the extent any such rights are exchanged by the Corporation for shares of Common Stock, the Conversion Price shall be appropriately readjusted as if such rights had not been issued, but the Corporation had instead issued the shares of Common Stock issued upon such exchange as a dividend or distribution of shares of Common Stock subject to Section 10(a)(i).

Notwithstanding anything to the contrary in the preceding two paragraphs of this Section 10, no adjustment shall be required to be made to the Conversion Price with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series C Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person”.

(b) Calculation of Adjustments. All adjustments to the Conversion Price shall be calculated by the Corporation to the nearest 1/10th of a cent and all conversions based thereon shall be calculated by the Corporation to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Price will be required unless such adjustment would require an increase or a decrease to the Conversion Price of at least $0.01; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided further that any such adjustment of less than $0.01 that has not been made will be made upon any Conversion Date.

(c) When No Adjustment Required. (i) Except as otherwise provided in this Section 10, the Conversion Price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.

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(ii) Except as otherwise provided in this Section 10, the Conversion Price will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

(iii) No adjustment to the Conversion Price will be made:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation (including any dividends of Common Stock in which Holders are entitled to participate pursuant to Section 4) and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Corporation bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B) upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security; or

(D) for a change in the par value of the Common Stock.

(d) Successive Adjustments. After an adjustment to the Conversion Price under this Section 10, any subsequent event requiring an adjustment under this Section 10 shall cause an adjustment to each such Conversion Price as so adjusted.

(e) Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Price pursuant to this Section 10 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 10 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(f) Tax Adjustments. The Corporation may, but shall not be required to, make such reductions in the Conversion Price, in addition to those required by this Section 10, as a majority of the Other Directors considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

(g) Optional Adjustments. The Corporation may, but shall not be required to, from time to time, to the extent permitted by applicable law and in its sole discretion, reduce the Conversion Price by any amount for any period of at least twenty (20) Business Days if a majority of the Other Directors (taking into account, among other considerations, the impact of possible income or withholding taxes on the Holders) has determined that such reduction would be in the Corporation’s best interests.

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(h) Notice of Adjustments. Whenever the Conversion Price is adjusted as provided under this Section 10, the Corporation shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or the date the Corporation makes an adjustment pursuant to Section 10(f) or Section 10(g):

(i) compute the adjusted applicable Conversion Price in accordance with this Section 10 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Conversion Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Price was determined and setting forth the adjusted applicable Conversion Price.

(i) Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the applicable Conversion Price or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to Section 10(h) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Series C Preferred Stock and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Corporation to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Series C Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Section 10.

(j) Fractional Shares. No fractional shares of Common Stock will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Corporation’s sole discretion, either (i) an amount in cash equal to the fraction of a share of Common Stock multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date or (ii) one additional whole share of Common Stock. In order to determine whether the number of shares of Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series C Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series C Preferred Stock of such Holder that are being converted on any single Conversion Date.

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SECTION 11. Adjustment for Reorganization Events.

(a) Reorganization Events. In the event of:

(i) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Corporation with or into another Person, in each case pursuant to which at least a majority of the Common Stock (but not the Series C Preferred Stock) is changed or converted into, or exchanged for, cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Corporation, in each case pursuant to which the Common Stock (but not the Series C Preferred Stock) is converted into cash, securities or other property; or

(iii) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock (but not the Series C Preferred Stock) into other securities;

(each of which is referred to as a “Reorganization Event”), each share of Series C Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to Section 11(d), remain outstanding, but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distributions on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the Holder of such share of Series C Preferred Stock would have received in such Reorganization Event had such Holder converted its shares of Series C Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of the Reorganization Event and the Liquidation Preference Amount applicable at the time of such subsequent conversion; provided that the foregoing shall not apply if such Holder is a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by such Persons; provided further that to the extent that any portion of the Exchange Property consists of property (any such property, “Disqualified Exchange Property”) that does not constitute Qualified Equity Interests (as defined in the Revolving Credit Agreement), no payment of Disqualified Exchange Property shall be made to such Holder upon conversion of a share of Series C Preferred Stock following such Reorganization Event until all commitments under any then outstanding Permitted Secured Debt are terminated and all obligations with respect thereto are repaid in full in cash (and all letters of credit issued thereunder are cash collateralized or backstopped in a manner satisfactory to the issuer thereof). If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof),

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then for the purpose of this Section 11(a), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.

(b) Successive Reorganization Events. The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of Capital Stock (or capital stock of any other Person) received by the holders of the Common Stock in any such Reorganization Event.

(c) Reorganization Event Notice. The Corporation (or any successor) shall, no less than twenty (20) Business Days prior to the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(d) Reorganization Event Agreements. The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for, or does not interfere with or prevent (as applicable), conversion of the Series C Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11 and (ii) to the extent that the Corporation is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series C Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

SECTION 12. Voting Rights.

(a) General. Subject, with respect to the Investor Parties, to Section 2.07 of the Investor Rights Agreement, the Holders of shares of Series C Preferred Stock shall be entitled to vote with the holders of the Common Stock on all matters submitted to a vote of the holders of Common Stock (together with any other class or series of Capital Stock then entitled to vote with the Common Stock), except as prohibited by applicable law. Each Holder shall be entitled to the number of votes equal to the largest number of whole shares of Common Stock into which all shares of Series C Preferred Stock held of record by such Holder could then be converted pursuant to Section 6 (taking into account, prior to the receipt of any applicable Stockholder Approval, the Conversion Cap) at the record date for the determination of stockholders entitled to vote or consent on such matters or, if no such record date is established, at the date on which such vote or consent is taken or any written consent of stockholders is first executed. The Holders shall be entitled to notice of any meeting or action by written consent of holders of Common Stock as if they were holders of Common Stock.

(b) Adverse Changes. As long as any shares of Series C Preferred Stock are outstanding, unless a greater percentage shall be required by applicable law, the vote or consent of the Holders of at least a majority of the shares of Series C Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for:

(i) effecting or validating any amendment, alteration, repeal or waiver of any provision of the Certificate of Incorporation (including this Certificate) that would adversely affect the relative rights, preferences or privileges or voting power of the Series C Preferred Stock, whether or not such approval is required pursuant to the NYBCL;

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(ii) issuing any Senior Stock or Parity Stock other than the authorization and issuance of the Series D Preferred Stock in accordance with the Investor Rights Agreement and this Certificate;

(iii) delisting the Common Stock from the NYSE or any other National Securities Exchange upon which the Common Stock is then listed if after giving effect to such delisting the Common Stock would not be listed on a National Securities Exchange, other than transactions that result in a Change of Control; or

(iv) agreeing, whether in writing or otherwise, to do any of the foregoing if the Series C Preferred Stock would remain outstanding after giving effect to such transaction.

(c) Election. (i) Directors. From and after the Issue Date and until the Fall-Away of Investor Board Rights, the Majority Investor Parties shall have the exclusive right, voting separately as a class, to appoint and elect, either in writing without a meeting or by vote at any meeting called for the purpose, three (3) (or such lower number following the date on which the Investor Parties fail to satisfy the 75.0% Beneficial Ownership Requirement or the 50.0% Beneficial Ownership Requirement, as applicable, in each case as set forth in this Section 12(c)) directors to the Board (each, a “Preferred Director”), subject to the additional terms and conditions set forth in Section 2.03 of the Investor Rights Agreement.

(ii) Term. Each Preferred Director shall serve until the next annual meeting of the stockholders of the Corporation and until his or her successor is elected and qualifies in accordance with this Section 12(c) and the Bylaws of the Corporation, unless such Preferred Director is earlier removed in accordance with clause (iii) below, resigns (including at the request of a majority of the Other Directors in accordance with Section 2.05 of the Investor Rights Agreement) or is otherwise unable to serve. In the event a Preferred Director is removed, resigns or is unable to serve as a member of the Board, subject to clause (iv) below and Section 2.03 of the Investor Rights Agreement, the Majority Investor Parties, voting separately as a class, shall have the right to fill such vacancy. A Preferred Director may only be elected to the Board by the Majority Investor Parties in accordance with this Section 12(c) and subject to Section 2.03 of the Investor Rights Agreement. In the event that the Majority Investor Parties have the right to appoint and elect a Preferred Director pursuant to Section 12(c)(i) but have not exercised such right, (A) a majority of the remaining Preferred Directors then serving on the Board shall have the right to appoint an additional Preferred Director to fill such vacancy or (B) such Preferred Director’s seat on the Board shall remain vacant until the earlier of the exercise or termination of such right.

(iii) Removal. Subject to clause (iv) below and to Section 2.05 of the Investor Rights Agreement, any Preferred Director may be removed from office at any time, with

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or without cause, by the Majority Investor Parties, either in writing without a meeting or by vote at any meeting called for the purpose. For the avoidance of doubt, the Majority Investor Parties shall only have the right to remove a Preferred Director appointed or elected by the Majority Investor Parties or Preferred Directors and only during such time as the Majority Investor Parties shall have the right to fill the resulting vacancy in accordance with this Section 12(c) and the Investor Rights Agreement.

(iv) Reduction of Preferred Directorships.

(A) From and after the date the Investor Parties fail to satisfy the 75.0% Beneficial Ownership Requirement and until the date the Investor Parties fail to satisfy the 50.0% Beneficial Ownership Requirement, the Majority Investor Parties shall have the exclusive right to appoint and elect, voting separately as a class, either in writing without a meeting or by vote at any meeting called for the purpose, two (2) Preferred Directors to the Board, subject to the additional terms and conditions set forth in Section 2.03 of the Investor Rights Agreement.

(B) From and after the date the Investor Parties fail to satisfy the 50.0% Beneficial Ownership Requirement and until the Fall-Away of Investor Board Rights, the Majority Investor Parties shall have the exclusive right to appoint and elect, voting separately as a class, either in writing without a meeting or by vote at any meeting called for the purpose, one (1) Preferred Director to the Board, subject to the additional terms and conditions set forth in Section 2.03 of the Investor Rights Agreement.

(C) The right of the Majority Investor Parties, voting separately as a single class, to appoint and elect any Preferred Directors shall terminate upon the occurrence of the Fall-Away of Investor Board Rights.

(v) Non-Limitation of Voting Rights. For the avoidance of doubt but subject to Section 2.03 of the Investor Rights Agreement, the right of the Investor Parties to vote for the election of the Preferred Directors shall be in addition to the right of such Investor Parties as Holders to vote together with the holders of Common Stock (and any other class or series of Capital Stock entitled to vote thereon with the Common Stock) for the election of the other members of the Board.

(vi) Board Rights Waiver. At any time, the Majority Investor Parties may deliver a written notice to the Corporation irrevocably waiving the rights and privileges under this Section 12(c) (a “Board Rights Waiver”). Following the delivery of a Board Rights Waiver, the Fall-Away of Investor Board Rights shall be deemed to have occurred solely for the purposes of this Section 12(c).

(d) Voting. Subject, with respect to the Investor Parties, to Section 2.07 of the Investor Rights Agreement, each Holder of Series C Preferred Stock will have one vote per share on any matter on which Holders of Series C Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

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SECTION 13. Events of Noncompliance.

(a) Definition. An “Event of Noncompliance” shall have occurred if (i) the Corporation fails to pay in full on or prior to the seventh (7th) anniversary of the Issue Date all unpaid Regular Dividends which have or would have accrued through and including the seventh (7th) anniversary of the Issue Date; (ii) the Corporation fails to pay in full all unpaid Regular Dividends which have accrued after the seventh (7th) anniversary of the Issue Date on or prior to the applicable dividend payment date; (iii) the Corporation fails to declare and pay in full all Participating Dividends if, as and when required by Section 4; (iv) the Corporation fails to effect any conversion as required by Section 6; (v) the Corporation fails to effect any Change of Control Exchange as required by Section 8; or (vi) the Corporation breaches its obligations under Section 10, Section 11 or Section 12 and such breach has not been cured within 30 days of its occurrence. The foregoing shall constitute Events of Noncompliance whatever the reason or cause for any such Event of Noncompliance and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions. An Event of Noncompliance shall be deemed to no longer exist if, (a) in the case of an Event of Noncompliance described in clause (i) or (ii) above, all such Regular Dividends have been paid in full, (b) in the case of an Event of Noncompliance described in clause (iii) above, all such Participating Dividends have been paid in full, (c) in the case of an Event of Noncompliance described in clause (iv) above, such conversion has been effected, (d) in the case of an Event of Noncompliance described in clause (v) above, such Change of Control Exchange has been effected and (e) in the case of an Event of Noncompliance described in clause (vi) above, such breach has been cured.

(b) Consequences of Events of Noncompliance.

(i) If an Event of Noncompliance has occurred (other than an Event of Noncompliance pursuant to Section 13(a)(i)) and is continuing, the Dividend Rate for such outstanding Shares of Series C Preferred Stock will increase by 0.75%, effective as of the date of the Event of Noncompliance and continuing until there are no Events of Noncompliance.

(ii) If any Event of Noncompliance has occurred, each Holder shall also have any other rights which such Holder is entitled to under any contract or agreement in effect at any time and any other rights which such Holder may have pursuant to applicable law.

SECTION 14. Preemptive Rights. Except as expressly provided in the Investor Rights Agreement, the Holders shall not have any preemptive rights.

SECTION 15. Corporate Opportunities. Notwithstanding anything contained herein or in any other Transaction Document, the Investor Parties, any of their respective Affiliates and any of their respective directors, officers, employees and consultants, including any Preferred Directors (collectively, the “Investor Related Parties”), may freely offer to any other Person or effect on behalf of itself or any other Person any other investment or business opportunity or prospective economic advantage, including those competitive with the business of the Corporation, or other transactions in which the Corporation, its subsidiaries, any member of the Board or any other shareholder of the Corporation may have an interest or expectancy, including as a result of any fiduciary duties applicable to such Person (“Investor Transactions”),

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in each case without any prior Corporation, Board or shareholder notification or approval; provided, that if the Corporation, to the Investor Party’s knowledge, is considering the same Investor Transaction, the Investor will promptly notify the Corporation of its interest in such Investor Transaction and cause each member of the Board that is an Investor Related Party to recuse himself from all Board discussions and activities relating to such Investor Transaction. Without limiting the generality of the foregoing, the Corporation agrees and acknowledges that Investor Parties and their respective Affiliates may have both passive and non-passive interests in Persons deemed competitors of the Corporation, and that the provisions of the immediately preceding sentence shall be applicable to such competitors, their respective Affiliates and any of their respective directors, officers and employees in respect thereof. Any person or entity purchasing, holding or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 15.

SECTION 16. Term. Except as expressly provided in this Certificate, the shares of Series C Preferred Stock shall not be redeemable or otherwise mature.

SECTION 17. Creation of Capital Stock. Subject, with respect to the Investor Parties, to Section 2.08 of the Investor Rights Agreement, the Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock.

SECTION 18. No Sinking Fund. Shares of Series C Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 19. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series C Preferred Stock shall be [●]. The Corporation may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the Series C Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Corporation shall send notice thereof by first class mail, postage prepaid, to the Holders.

SECTION 20. Replacement Certificates. (a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the Series C Preferred Stock are issued, the Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Corporation.

(b) Certificates Following Conversion. If physical certificates evidencing the Series C Preferred Stock are issued, the Corporation shall not be required to issue replacement certificates representing shares of Series C Preferred Stock on or after the Conversion Date applicable to such shares. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock formerly evidenced by the physical certificate.

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SECTION 21. Taxes. (a) Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred Stock or shares of Common Stock or other securities issued on account of Series C Preferred Stock pursuant hereto, or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred Stock, shares of Common Stock or other securities in a name other than the name in which the shares of Series C Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series C Preferred Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Person in respect of which such withholding (or backup withholding) was made. The Corporation shall promptly notify Holder if it determines that it has such requirement to withhold and give such Holder a reasonable opportunity to provide any form or certificate to reduce or eliminate such withholding. Within a reasonable amount of time after making such withholding payment, the Corporation shall furnish the Holder with copies of any tax certificate or other documentation evidencing such payment.

(c) Indemnity. If the Corporation remits amounts to a taxing authority representing amounts required to be withheld under applicable law with respect to a Holder (as determined by the Corporation in its sole discretion), then such Holder shall indemnify the Corporation for the full amount remitted (including interest, penalties, additions and related expenses), to the extent such amounts were not previously offset against a cash payment otherwise payable to such Holder hereunder.

SECTION 22. Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Certificate shall be in writing and shall be delivered by hand or sent by facsimile or email or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses or facsimiles or emails (or at such other address or facsimile or email for a party as shall be specified by like notice): (i) if to the Corporation, to its office at Avon Products, Inc., 777 Third Avenue, New York, NY 10017-1307 (Attention: General Counsel) or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent).

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SECTION 23. Facts Ascertainable. When the terms of this Certificate refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Corporation shall maintain a copy of such agreement or document at the principal executive offices of the Corporation, and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Corporation shall also maintain a written record of the Issue Date, the number of shares of Series C Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

SECTION 24. Waiver. Notwithstanding any provision in this Certificate to the contrary, (a) any provision contained herein and any right of the Holders granted hereunder may be waived as to all shares of Series C Preferred Stock (and the Holders thereof) upon the written consent of the Holders of a majority of the shares of Series C Preferred Stock then outstanding and (b) any right of the Investor Parties granted hereunder may be waived as to all Investor Parties upon the written consent of the Majority Investor Parties.

SECTION 25. Interpretation. When a reference is made in this Certificate to a Section, such reference shall be to a Section of this Certificate unless otherwise indicated. The headings contained in this Certificate are for reference purposes only and shall not affect in any way the meaning or interpretation of this Certificate. The word “will” shall be construed to have the same meaning as the word “shall”. Whenever the words “include”, “includes” or “including” are used in this Certificate, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Certificate, shall refer to this Certificate as a whole and not to any particular provision of this Certificate. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”. All references to “$” mean the lawful currency of the United States of America. The definitions contained in this Certificate are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms, and references to the masculine, feminine or neuter gender shall include each other gender. Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its permitted successors and assigns.

SECTION 26. Severability. If any term of the Series C Preferred Stock set forth herein is invalid, illegal or incapable of being enforced because of any law or public policy, all other conditions and provisions set forth herein which can be given effect without the invalid, illegal or unenforceable term shall nevertheless remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name on this [●] day of [●] 2016.

AVON PRODUCTS, INC.

By
Name:
Title:

EXHIBIT B

FORM OF SERIES D CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT

OF

THE RESTATED CERTIFICATE OF INCORPORATION

OF

AVON PRODUCTS, INC.

Under Section 805 of the Business Corporation Law of the State of New York

The undersigned, [●], [Chief Executive Officer] of Avon Products, Inc. (the “Corporation”), pursuant to the provisions of Sections 502 and 805 of the Business Corporation Law of the State of New York, does hereby certify as follows:

1. The name of the Corporation is Avon Products, Inc. and the name under which the Corporation was formed is California Perfume Company, Inc.

2. The Certificate of Incorporation forming the Corporation was filed by the Department of State of the State of New York on January 27, 1916.

3. The Corporation is presently authorized to issue 25,000,000 shares of preferred stock having a par value of $1.00 per share (the “Preferred Stock”). No series of Preferred Stock is presently outstanding. As authorized by Section 502 of the Business Corporation Law of the State of New York (“NYBCL”) and Article III of the Corporation’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board of Directors of the Corporation has, before issuance, fixed the designation, preferences, privileges and voting power, and the restrictions and qualifications, of a new series of Preferred Stock to be known as Series D Preferred Stock.

4. The Certificate of Incorporation is hereby amended by the addition of the provisions set forth below in this Certificate (this “Certificate”), setting forth the number, designation, preferences, privileges and voting power of the Series D Preferred Stock as fixed by the Board of Directors and the restrictions and qualifications thereof.

*    *    *    *    *

Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors of the Corporation has duly authorized and approved, and created and provided for the issuance of, a series of preferred stock of the Corporation, in the amount and with the designation, preferences, privileges and voting powers and relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, as set forth below in this Certificate, which has been duly adopted by the Board of Directors of the Corporation.

SECTION 1. Designation and Amount. The shares of such series of Preferred Stock shall be designated as “Series D Preferred Stock” (the “Series D Preferred Stock”) and the number of authorized shares constituting the Series D Preferred Stock shall be 400,000. Such number of shares may be increased or decreased by resolution of the Board; provided that no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than the number of shares of Series D Preferred Stock then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series D Preferred Stock or payment of dividends on any outstanding securities issued by the Corporation payable in Series D Preferred Stock. Each share of Series D Preferred Stock shall rank equally in all respects and shall be subject to the following provisions of this Certificate. The Corporation shall not have the authority to issue fractional shares of Series D Preferred Stock.

SECTION 2. Definitions. As used herein with respect to Series D Preferred Stock:

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided that the Corporation and its Subsidiaries shall not be deemed to be Affiliates of the Investor or any of its Affiliates. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately.

“Board” means the Board of Directors of the Corporation.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Capital Stock” means any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by the Corporation.

“Certificate” has the meaning set forth in the recitals above.

“Certificate of Incorporation” has the meaning set forth in the recitals above.

“Change of Control” means the occurrence of one of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act obtains direct or indirect ultimate beneficial ownership of Voting Stock representing more than 50% of the voting power of the outstanding Voting Stock, other than any

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transaction in which Persons that beneficially owned, directly or indirectly, Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, shares of capital stock representing a majority of the total voting power of all outstanding classes of shares of capital stock of the continuing or surviving Person or the ultimate resulting Parent Entity immediately after the transaction;

(ii) consummation of (x) any consolidation, merger or share exchange of the Corporation or any sale, lease or other transfer of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one or more of the Corporation’s Subsidiaries, in each case pursuant to which the Common Stock will be converted into, or receive a distribution of the proceeds in, cash, securities or other property or (y) any recapitalization, reclassification or other extraordinary transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property; provided that neither (x) nor (y) shall include any such consolidation, merger, share exchange, recapitalization, reclassification or similar extraordinary transactions in which Persons that beneficially owned, directly or indirectly, Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, shares representing a majority of the total voting power of all outstanding classes of shares of the continuing or surviving Person or the ultimate resulting Parent Entity immediately after the transaction; or

(iii) any transaction or series of transactions by which the Corporation or any successor or Parent Entity thereof is organized outside the United States of America.

“Change of Control Effective Date” has the meaning set forth in Section 8(a).

“Change of Control Repurchase” has the meaning set forth in Section 8(a).

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of shares of Common Stock on the NYSE on such date. If the Common Stock is not traded on the NYSE on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Market Group, Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Corporation for such purpose.

“Common Stock” means the common stock, par value $0.25 per share, of the Corporation or its successor.

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“Common Stock Requirements” means:

(i) the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days immediately prior to the payment of any Regular Dividend in Common Stock, exceeds $3.00 per share;

(ii) the average daily trading volume for the last thirty (30) Trading Days exceeds three (3) times the number of shares issued as a dividend under this Certificate, the Series C Certificate of Amendment or any other certificate of amendment of the Corporation providing for the issuance of preferred stock (collectively, the “Preferred Certificates”) within the last ninety (90) calendar days (including the current dividend payment);

(iii) the number of shares of Common Stock held by non-Affiliates of the Corporation exceeds ten (10) times the number of shares issued as a dividend under the Preferred Certificates within the last ninety (90) calendar days (including the current dividend payment);

(iv) a registration statement relating to all such shares of Common Stock to be issued with respect to any dividend payment shall be effective with the SEC and such shares shall be listed on the NYSE or another National Securities Exchange;

(v) the Corporation shall have obtained the approval of its stockholders for the issuance of Common Stock as dividends, if required by the rules of the NYSE or other National Securities Exchange on which the Common Stock is then listed or applicable law;

(vi) as of the date of payment of any Regular Dividend in Common Stock, pro forma for such payment, no default or event of default exists under any agreement relating to material Debt of the Corporation or its subsidiaries which is outstanding on the date of such Regular Dividend payment;

(vii) as of the date of payment of any Regular Dividend in Common Stock, pro forma for such payment, no Event of Noncompliance exists under the Preferred Certificates, other than an Event of Noncompliance which would be cured by such payment of a Regular Dividend or concurrent payment under the other Preferred Certificates;

(viii) shares of Common Stock being issued in such Regular Dividend payment shall not be subject to any transfer restrictions under any agreement between the Holder or its Affiliates, on the one hand, and the Corporation or its subsidiaries, on the other hand; and

(ix) neither the Holder receiving the shares of Common Stock nor, if applicable, the Preferred Directors are, on the date of such payment, subject to restrictions in trading in securities of the Corporation pursuant to the Corporation’s policies relating to trading in the securities (including restrictions on the Preferred Directors due to their possession of material nonpublic information).

“Corporation” has the meaning set forth in the recitals above.

“Debt” has the meaning set forth in the Revolving Credit Agreement.

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“Dividend Payment Price” means the arithmetic average of the VWAP per share of Common Stock for each of the five (5) consecutive full Trading Days on the Trading Day prior to the payment of a Regular Dividend in Common Stock.

“Dividend Rate” means 1.25%, as adjusted by Section 13(b).

“Event of Noncompliance” has the meaning set forth in Section 13.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Change of Control Notice” has the meaning set forth in Section 8(c).

“Holder” means a Person in whose name shares of the Series D Preferred Stock are registered, which Person shall be treated by the Corporation, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series D Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series D Preferred Stock in violation of Article V of the Investor Rights Agreement shall be a Holder, and the Transfer Agent, Registrar and paying agent, as applicable, shall not, unless directed otherwise by the Corporation, recognize any such Person as a Holder.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is (i) not an Affiliate of the Corporation and (ii) so long as the Investor Parties beneficially own at least 5.0% of the outstanding shares of Series D Preferred Stock, is reasonably acceptable to the Investor Parties.

“Investor” means Cleveland Apple Investor LLC.

“Investor Party” or “Investor Parties”, as applicable, means the Investor and each Affiliate of the Investor to whom shares of Series D Preferred Stock or Common Stock are transferred pursuant to and in accordance with Section 5.02 of the Investor Rights Agreement.

“Investor Related Parties” has the meaning set forth in Section 15.

“Investor Rights Agreement” means the investor rights agreement between the Corporation and the Investor dated as of [●], 2016, with respect to certain terms and conditions concerning, among other things, additional rights of and restrictions on the Holders.

“Investor Transactions” has the meaning set forth in Section 15.

“Issuance Date” means, with respect to any share of Series D Preferred Stock, the date of issuance of such share.

“Issue Date” means [●], 2016.

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“Junior Stock” means the Common Stock and any other class or series of Capital Stock now existing or hereafter authorized other than (i) the Series C Preferred Stock and the Series D Preferred Stock, (ii) any class or series of Parity Stock and (iii) any class or series of Senior Stock. “Junior Stock” shall include any rights, options or warrants exercisable or exchangeable for or convertible into Junior Stock.

“Majority Investor Parties” means, as of any applicable date of determination, Investor Parties that beneficially own (excluding any duplicative beneficial ownership) shares of Series C Preferred Stock and/or shares of Common Stock that were issued upon conversion of shares of Series C Preferred Stock that represent, in the aggregate and on an as converted basis, more than 50.0% of the number of shares of Series C Preferred Stock and/or shares of Common Stock that were issued upon conversion of shares of Series C Preferred Stock, on an as converted basis, held by the Investor Parties as of the applicable date of determination.

“Mandatory Redemption” has the meaning set forth in Section 9(a).

“Market Disruption Event” means any of the following events:

(a) any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or

(b) any event that disrupts or impairs (as determined by the Corporation in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or to obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or to obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.

“National Securities Exchange” means the NYSE or the NASDAQ Stock Market.

“North America Investment Agreement” means the Separation and Investment Agreement, dated as of December 17, 2015, among the Corporation, C-A NA LLC, a wholly-owned subsidiary of the Corporation, and Cleveland NA Investors LLC.

“NYBCL” has the meaning set forth in the recitals above.

“NYSE” means the New York Stock Exchange and its successors.

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“Parent Entity” means, with respect to any Person, any other Person of which such first Person is a direct or indirect wholly owned subsidiary.

“Parity Stock” means any class or series of Capital Stock hereafter authorized that expressly ranks on a parity basis with the Series D Preferred Stock as to dividend rights, rights of redemption and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. “Parity Stock” shall include the Series C Preferred Stock and any rights, options or warrants exercisable or exchangeable for or convertible into Parity Stock.

“Participating Dividends” has the meaning set forth in Section 4(a).

“Permitted Secured Debt” means indebtedness of the Corporation and its Subsidiaries in an aggregate principal amount not to exceed the amount of indebtedness permitted to be secured by the terms the Revolving Credit Agreement and designated as “Permitted Secured Debt” by the Corporation to the Holders (it being understood that indebtedness incurred under the Revolving Credit Agreement shall be deemed to be “Permitted Secured Debt”).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental entity or other entity.

“Preferred Certificates” has the meaning set forth in the definition of the term “Common Stock Requirements”.

“Preferred Stock” has the meaning set forth in the recitals above.

“Pro Rated Regular Dividends” means, as of any date of determination, an amount of cash equal to the product of (i) the Stated Dividend Value multiplied by (ii) the product of (A) 1.25% multiplied by (B) the lesser of one (1) and the quotient of (x) the number of days since, but not including, the last Regular Dividend Calculation Date to, and including, the date of determination, divided by (y) 90.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Redemption Date” has the meaning set forth in Section 9(a).

“Redemption Price” has the meaning set forth in Section 9(a).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series D Preferred Stock, and its successors and assigns.

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“Regular Dividend Calculation Date” has the meaning set forth in Section 4(b).

“Regular Dividends” has the meaning set forth in Section 4(b).

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event”.

“Revolving Credit Agreement” means the revolving credit agreement, dated as of June 5, 2015, among, inter alios, the Corporation, Avon International Operations, Inc. and Citibank, N.A., as Administrative Agent, as in effect on December 17, 2015.

“SEC” means the U.S. Securities and Exchange Commission.

“Senior Stock” means any class or series of Capital Stock hereafter authorized that expressly ranks senior to the Series D Preferred Stock and has preference or priority over the Series D Preferred Stock as to dividend rights, rights of redemption or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. “Senior Stock” shall include any rights, options or warrants exercisable or exchangeable for or convertible into Senior Stock.

“Series C Certificate of Amendment” has the meaning set forth in the definition of the term “Series C Preferred Stock”.

“Series C Preferred Stock” means the series of Preferred Stock, par value $1.00 per share, having the powers, preferences and rights, and the qualifications, limitations and restrictions, as set forth in the Certificate of Amendment of the Corporation’s Certificate of Incorporation filed with the Department of the State of New York on the date this Certificate is first filed with the Department of the State of New York (the “Series C Certificate of Amendment”).

“Series D Preferred Stock” has the meaning set forth in Section 1.

“Stated Dividend Value” on any Regular Dividend Calculation Date means $1,000 plus, without duplication, any accrued and unpaid Regular Dividends accumulated prior to such Regular Dividend Calculation Date.

“Stated Value” means $1,000 per share of Series D Preferred Stock, as such amount may be (x) increased by the per share amount of any undeclared or (without duplication) unpaid Regular Dividend pursuant to Section (4)(c) and (y) decreased, effective as of the date of such payment, by the per share amount of any previously accumulated and unpaid Regular Dividend previously added to the Stated Value upon payment in cash or, as permitted in Section 9, in shares of Common Stock.

“Trading Day” means a Business Day on which the Relevant Exchange is open for business and on which there has not occurred a Market Disruption Event.

“Transaction Document” has the meaning set forth in the North America Investment Agreement.

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“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent for the Series D Preferred Stock, and such Person’s successors and assigns. The Transfer Agent initially shall be [●].

“Voting Stock” means the Common Stock, the Series C Preferred Stock and any other Capital Stock of the Corporation having the right to vote generally in any election of directors of the Board.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) page “[●]” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained by the Corporation for such purpose).

SECTION 3. Rank. The Series D Preferred Stock shall, with respect to payment of dividends, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise, (i) rank senior and prior to the Common Stock and each other class or series of Junior Stock, (ii) rank on a parity with each other class or series of Parity Stock and (iii) rank junior to each other class or series of Senior Stock, in each case whether such Junior Stock, Parity Stock or Senior Stock, as applicable, is outstanding as of the date of this Certificate or issued in the future.

SECTION 4. Dividends. (a) Holders shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends and distributions paid in cash on the shares of Common Stock as if each share of Series D Preferred Stock were converted into one (1) share of Common Stock (the “Participating Dividends”). Participating Dividends shall be payable when, as and if declared by the Board, provided that Participating Dividends shall be payable on the same terms and on the same date as the applicable dividend is paid to the holders of Common Stock.

(b) Regular Dividends shall be calculated on a quarterly basis on the last day of each fiscal quarter (each such day a “Regular Dividend Calculation Date”). “Regular Dividend” shall mean, for any fiscal quarter, the difference of (i) the product of (A) the Dividend Rate and (B) the Stated Dividend Value on such Regular Dividend Calculation Date less (ii) any Participating Dividends paid in such quarter, provided that in no event shall the Regular Dividend for any quarter be less than zero. During the period from the Issuance Date of any share of Series D Preferred Stock to the first Regular Dividend Calculation Date following the Issuance Date of such share, the Regular Dividend shall be calculated as an amount of cash equal to the product of (i) the Stated Dividend Value multiplied by (ii) the product of (A) 1.25% multiplied by (B) the lesser of one (1) and the quotient of (x) the number of days since the Issuance Date of such share divided by (y) 90. During the period from the last Regular Dividend Calculation Date prior to the seventh (7th) anniversary of the Issue Date to the seventh (7th) anniversary of the Issue Date, the Regular Dividend shall be calculated as an amount of cash

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equal to the product of (i) the Stated Dividend Value multiplied by (ii) the product of (A) 1.25% multiplied by (B) the lesser of one (1) and the quotient of (x) the number of days from such last Regular Dividend Calculation Date to the seventh (7th) anniversary of the Issuance Date divided by (y) 90.

(c) Regular Dividends, whether or not declared, for each share of Series D Preferred Stock shall accrue from day to day and be cumulative beginning on the Issuance Date of such share of Series D Preferred Stock and ending on the earlier of (x) the date such share of Series D Preferred Stock ceases to be outstanding and (y) the seventh (7th) anniversary of the Issue Date; provided, however, that, except to the extent not otherwise previously paid in accordance herewith, such Regular Dividends shall be payable on the seventh (7th) anniversary of the Issue Date, when, as, and if declared by the Board. Any accrued but unpaid dividends existing after the seventh (7th) anniversary of the Issue Date shall continue to accrue, and be compounded quarterly, at 5.0% per quarter until paid. For the avoidance of doubt, Regular Dividends shall accumulate whether or not in any quarterly period there have been funds of the Corporation legally available for the payment of such Regular Dividends. The Corporation may elect to pay any such accumulated dividends in cash at any time or from time to time in whole or in part, and, effective as of the date of such payment, the Stated Value shall decrease by the per share amount so paid.

(d) Regular Dividends may, at the Corporation’s option, be paid in (i) cash or (ii) if the Common Stock Requirements are currently satisfied, in shares of Common Stock with an aggregate Dividend Payment Price equal to 103.0% of the amount of the Regular Dividend otherwise payable in cash. For the avoidance of doubt, any issuance of Common Stock in satisfaction of a dividend in accordance with this Certificate constitutes “payment” of the dividend for all purposes under this Certificate.

(e) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of Regular Dividends then accumulated with respect to the Series D Preferred Stock, such payment shall be distributed pro rata among the Holders thereof based upon the Stated Value on all shares of Series D Preferred Stock held by each such Holder. When Regular Dividends are not paid in full upon the shares of Series D Preferred Stock, all Regular Dividends declared on Series D Preferred Stock and dividends on any other Parity Stock shall be paid pro rata so that the amount of Regular Dividends so declared on the shares of Series D Preferred Stock and dividends on each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends (for the full amount of dividends that would be payable for the most recently payable quarterly period if dividends were declared in full on all such Parity Stock) on the shares of Series D Preferred Stock and such other class or series of Parity Stock bear to each other.

(f) Each Regular Dividend and Participating Dividend and any other dividend declared by the Board shall be payable to the Holders of record as they appear on the stock records of the Corporation at the close of business on such record dates, which shall be not more than 30 days nor less than 10 days preceding the applicable dividend payment date.

(g) From and after the time, if any, that the Corporation shall have failed to pay all accumulated and unpaid Regular Dividends or Participating Dividends, no dividends shall be

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declared or paid or set apart for payment, or other distribution declared or made, upon any Junior Stock or Parity Stock, nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Stock or Parity Stock) by the Corporation, directly or indirectly, until all such Regular Dividends have been paid in full without the consent of a majority of the Holders; provided that the foregoing limitation shall not apply to:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock or Parity Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, managers or consultants of or to the Corporation or any of its Subsidiaries;

(ii) an exchange, redemption, reclassification or conversion of (A) any class or series of Junior Stock for any class or series of Junior Stock or (B) any class or series of Parity Stock for any class or series of Parity Stock;

(iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock, including any dividend paid on shares of Series D Preferred Stock in additional shares of Series D Preferred Stock;

(iv) purchases of Junior Stock through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock; provided that such purchases of Junior Stock do not exceed the proceeds of such sale;

(v) purchases of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged;

(vi) distributions of Junior Stock or rights to purchase Junior Stock; or

(vii) any dividend in connection with the implementation of a shareholders’ rights or similar plan, or the redemption or repurchase of any rights under any such.

SECTION 5. Liquidation Rights. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders shall, with respect to each share of Series D Preferred Stock held by each such Holder, be entitled to receive the Stated Value per share of Series D Preferred Stock out of assets legally available therefor before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Stock. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders and all holders of any Parity Stock having pari passu rights as to dissolution, liquidation

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or winding up of the affairs of the Corporation, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all or any part of the property and assets of the Corporation shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Corporation into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Corporation be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

SECTION 6. [Reserved]

SECTION 7. [Reserved]

SECTION 8. Change of Control Repurchase. (a) Upon the occurrence of a Change of Control, each Holder of outstanding shares of Series D Preferred Stock shall have the option, during the period beginning on the effective date of the Change of Control (the “Change of Control Effective Date”) and ending on the date that is twenty (20) Business Days after the Final Change of Control Notice is sent to Holders, to require the Corporation (or its successor) to purchase, out of funds legally available therefor, any or all of its shares of Series D Preferred Stock at a purchase price per share of Series D Preferred Stock, payable in cash, equal to the applicable Stated Value (a “Change of Control Repurchase”); provided that no payment of any kind shall be made to such Holder in connection with a Change of Control Repurchase until all commitments under any then outstanding Permitted Secured Debt are terminated and all obligations with respect thereto are repaid in full in cash (and all letters of credit issued thereunder are cash collateralized or backstopped in a manner satisfactory to the issuer thereof).

(b) Initial Change of Control Notice. On or before the twentieth (20th) Business Day prior to the date on which the Corporation anticipates consummating a Change of Control (or, if later, promptly after the Corporation discovers that a Change of Control will or is reasonably likely to occur or has occurred), a written notice shall be sent by or on behalf of the Corporation, by overnight courier, to the Holders as they appear in the records of the Corporation. Such notice shall contain the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Change of Control has occurred).

(c) Final Change of Control Notice. On the Change of Control Effective Date (or if the Corporation discovers that a Change of Control has occurred, promptly following the date of such discovery), a final written notice (the “Final Change of Control Notice”) shall be sent by or on behalf of the Corporation, by overnight courier, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i) the date, which shall be twenty (20) Business Days after the Final Change of Control Notice is sent to Holders, by which the Holder must elect to effect a Change of Control Repurchase;

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(ii) the purchase or exchange date for such shares, which shall be no greater than twenty (20) Business Days from the date by which the Holder must elect to effect a Change of Control Repurchase; and

(iii) the instructions a Holder must follow to effect a Change of Control Repurchase in connection with such Change of Control.

(d) Change of Control Repurchase Procedure. To exercise a Change of Control Repurchase, a Holder must, no later than 5:00 p.m., New York City time, on the date by which such election must be made, surrender to the Transfer Agent the certificates representing the shares of Series D Preferred Stock to be sold or exchanged and indicate in writing that it is electing to effect a Change of Control Repurchase pursuant to Section 8(a).

(e) Delivery upon Change of Control Repurchase. Upon a Change of Control Repurchase, the Corporation shall deliver or cause to be delivered to the Holder by mail or wire transfer (at the Holder’s election) the purchase price payable upon the purchase by the Corporation of such Holder’s shares of Series D Preferred Stock.

(f) Unpurchased Shares Remain Outstanding. If a Holder does not elect to effect a Change of Control Repurchase pursuant to this Section 8 with respect to all of its shares of Series D Preferred Stock, the shares of Series D Preferred Stock held by it and not surrendered for purchase will remain outstanding until otherwise subsequently converted, redeemed, reclassified or canceled.

(g) Partial Exercise of Change of Control Repurchase. In the event that a Change of Control Repurchase is effected with respect to shares of Series D Preferred Stock representing less than all the shares of Series D Preferred Stock held by a Holder, upon such Change of Control Repurchase, the Corporation shall execute and the Transfer Agent shall, unless otherwise instructed in writing by the Corporation, countersign and deliver to such Holder, at the expense of the Corporation, a certificate evidencing the shares of Series D Preferred Stock held by the Holder as to which a Change of Control Repurchase was not effected.

SECTION 9. Mandatory Redemption. (a) At any time but not later than on the seventh (7th) anniversary of the Issue Date (any such date, a “Redemption Date”), the Corporation shall redeem all of the outstanding shares of the Series D Preferred Stock at a redemption price per share of Series D Preferred equal to the Stated Value (for purposes of this Section 9, the “Redemption Price”) (collectively, a “Mandatory Redemption”).

(b) The Redemption Price shall be payable, at the Corporation’s option, (i) in cash, (ii) if the Common Stock Requirements are met on the Redemption Date, in shares of Common Stock, or (iii) a combination thereof. If any portion of the Redemption Price is paid in shares of Common Stock, the number of shares of Common Stock shall be equal to 103.0% of the quotient of (x) such portion of the Redemption Price divided by (y) the Dividend Payment Price.

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SECTION 10. [Reserved]

SECTION 11. Merger. Unless consented to by holders of a majority of the outstanding shares of Series D Preferred Stock, the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Corporation shall not permit any Person to consolidate with or merge into the Corporation, in a transaction in which the Corporation is not the surviving entity, unless the Person formed by such consolidation or into which the Corporation is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Corporation shall be a corporation, limited liability company, partnership or trust and shall either (a) issue to the Holders a kind and amount of securities having the same rights, preferences or privileges and voting power as the of shares of Series D Preferred Stock or (b) redeem all the outstanding shares of Series D Preferred Stock pursuant to Section 9.

SECTION 12. Adverse Changes.

(a) As long as any shares of Series D Preferred Stock are outstanding, unless a greater percentage shall be required by applicable law, the vote or consent of the Holders of at least a majority of the shares of Series D Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any amendment, alteration, repeal or waiver of any provision of the Certificate of Incorporation (including this Certificate) that would adversely affect the relative rights, preferences or privileges or voting power of the Series D Preferred Stock, whether or not such approval is required pursuant to the NYBCL.

SECTION 13. Events of Noncompliance.

(a) Definition. An “Event of Noncompliance” shall have occurred if (i) the Corporation fails to pay in full on or prior to the seventh (7th) anniversary of the Issue Date all unpaid Regular Dividends which have or would have accrued through and including the seventh (7th) anniversary of the Issue Date; (ii) the Corporation fails to declare and pay in full all Participating Dividends if, as and when required by Section 4; (iii) the Corporation fails to effect any Change of Control Repurchase as required by Section 8; (iv) the Corporation breaches its obligations under Section 9; or (v) the Corporation breaches its obligations under Section 12 and such breach has not been cured within 30 days of its occurrence. The foregoing shall constitute Events of Noncompliance whatever the reason or cause for any such Event of Noncompliance and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions. An Event of Noncompliance shall be deemed to no longer exist if, (a) in the case of an Event of Noncompliance described in clause (i) above, all such Regular Dividends have been paid in full, (b) in the case of an Event of Noncompliance described in clause (ii) above, all such Participating Dividends have been paid in full, (c) in the case of an Event of Noncompliance described in clause (iii) above, such repurchase has been effected, (d) in the case of an Event of Noncompliance described in clause (iv) or (v) above, such breach has been cured.

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(b) Consequences of Events of Noncompliance.

(i) If an Event of Noncompliance has occurred (other than an Event of Noncompliance pursuant to Section 13(a)(i) or Section 13(a)(v)) and is continuing, the Dividend Rate for such outstanding Shares of Series D Preferred Stock will increase by 0.75%, effective as of the date of the Event of Noncompliance and continuing until there are no Events of Noncompliance. If an Event of Noncompliance has occurred pursuant to Section 13(a)(v)) and is continuing, the Dividend Rate for such outstanding Shares of Series D Preferred Stock will increase by 3.75%, effective as of the date of the Event of Noncompliance and continuing until there are no Events of Noncompliance.

(ii) If any Event of Noncompliance has occurred, each Holder shall also have any other rights which such Holder is entitled to under any contract or agreement in effect at any time and any other rights which such Holder may have pursuant to applicable law.

SECTION 14. Preemptive Rights. Except as expressly provided in the Investor Rights Agreement, the Holders shall not have any preemptive rights.

SECTION 15. Corporate Opportunities. Notwithstanding anything contained herein or in any other Transaction Document, the Investor Parties, any of their respective Affiliates and any of their respective directors, officers, employees and consultants, including any Preferred Directors (collectively, the “Investor Related Parties”), may freely offer to any other Person or effect on behalf of itself or any other Person any other investment or business opportunity or prospective economic advantage, including those competitive with the business of the Corporation, or other transactions in which the Corporation, its subsidiaries, any member of the Board or any other shareholder of the Corporation may have an interest or expectancy, including as a result of any fiduciary duties applicable to such Person (“Investor Transactions”), in each case without any prior Corporation, Board or shareholder notification or approval; provided, that if the Corporation, to the Investor Party’s knowledge, is considering the same Investor Transaction, the Investor will promptly notify the Corporation of its interest in such Investor Transaction and cause each member of the Board that is an Investor Related Party to recuse himself from all Board discussions and activities relating to such Investor Transaction. Without limiting the generality of the foregoing, the Corporation agrees and acknowledges that Investor Parties and their respective Affiliates may have both passive and non-passive interests in Persons deemed competitors of the Corporation, and that the provisions of the immediately preceding sentence shall be applicable to such competitors, their respective Affiliates and any of their respective directors, officers and employees in respect thereof. Any person or entity purchasing, holding or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 15.

SECTION 16. Term. Except as expressly provided in this Certificate, the shares of Series D Preferred Stock shall not be redeemable or otherwise mature.

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SECTION 17. Creation of Capital Stock. Subject, with respect to the Investor Parties, to Section 2.08 of the Investor Rights Agreement, the Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock.

SECTION 18. No Sinking Fund. Shares of Series D Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 19. Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Registrar and paying agent for the Series D Preferred Stock shall be [●]. The Corporation may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Registrar or paying agent for the Series D Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Corporation shall send notice thereof by first class mail, postage prepaid, to the Holders.

SECTION 20. Replacement Certificates. (a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the Series D Preferred Stock are issued, the Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Corporation.

SECTION 21. Taxes. (a) Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series D Preferred Stock or shares of Common Stock or other securities issued on account of Series D Preferred Stock pursuant hereto, or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series D Preferred Stock, shares of Common Stock or other securities in a name other than the name in which the shares of Series D Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series D Preferred Stock (and on the shares of Common Stock received upon their exchange) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Person in respect of which such withholding (or backup withholding) was made. The Corporation shall promptly notify Holder if it determines that it has such requirement to withhold and give such Holder a reasonable opportunity to provide any form or certificate to reduce or eliminate such withholding. Within a reasonable amount of time after making such withholding payment, the Corporation shall furnish the Holder with copies of any tax certificate or other documentation evidencing such payment.

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(c) Indemnity. If the Corporation remits amounts to a taxing authority representing amounts required to be withheld under applicable law with respect to a Holder (as determined by the Corporation in its sole discretion), then such Holder shall indemnify the Corporation for the full amount remitted (including interest, penalties, additions and related expenses), to the extent such amounts were not previously offset against a cash payment otherwise payable to such Holder hereunder.

SECTION 22. Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Certificate shall be in writing and shall be delivered by hand or sent by facsimile or email or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses or facsimiles or emails (or at such other address or facsimile or email for a party as shall be specified by like notice): (i) if to the Corporation, to its office at Avon Products, Inc., 777 Third Avenue, New York, NY 10017-1307 (Attention: General Counsel) or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent).

SECTION 23. Facts Ascertainable. When the terms of this Certificate refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Corporation shall maintain a copy of such agreement or document at the principal executive offices of the Corporation, and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Corporation shall also maintain a written record of the Issue Date, the number of shares of Series D Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

SECTION 24. Waiver. Notwithstanding any provision in this Certificate to the contrary, (a) any provision contained herein and any right of the Holders granted hereunder may be waived as to all shares of Series D Preferred Stock (and the Holders thereof) upon the written consent of the Holders of a majority of the shares of Series D Preferred Stock then outstanding and (b) any right of the Investor Parties granted hereunder may be waived as to all Investor Parties upon the written consent of the Majority Investor Parties.

SECTION 25. Interpretation. When a reference is made in this Certificate to a Section, such reference shall be to a Section of this Certificate unless otherwise indicated. The headings contained in this Certificate are for reference purposes only and shall not affect in any way the meaning or interpretation of this Certificate. The word “will” shall be construed to have the same meaning as the word “shall”. Whenever the words “include”, “includes” or “including” are used in this Certificate, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Certificate, shall refer to this Certificate as a whole and not to any particular provision of this Certificate. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”. All references to “$” mean the lawful currency of the United States of America. The definitions contained in this Certificate are applicable to the singular as well as

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the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms, and references to the masculine, feminine or neuter gender shall include each other gender. Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its permitted successors and assigns.

SECTION 26. Severability. If any term of the Series D Preferred Stock set forth herein is invalid, illegal or incapable of being enforced because of any law or public policy, all other conditions and provisions set forth herein which can be given effect without the invalid, illegal or unenforceable term shall nevertheless remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name on this [●] day of [●] 2016.

AVON PRODUCTS, INC.

By
Name:
Title:

EXHIBIT C

FORM OF INVESTOR RIGHTS AGREEMENT

CONFIDENTIAL

FORM OF INVESTOR RIGHTS AGREEMENT

Dated as of [●], 2016

by and between

AVON PRODUCTS, INC.

and

CLEVELAND APPLE INVESTOR LLC

i

ii

FORM OF INVESTOR RIGHTS AGREEMENT, dated as of [●], 2016 (this “Agreement”), between Avon Products, Inc., a New York corporation (the “Company”), and Cleveland Apple Investor LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, the Company and the Investor are parties to an Investment Agreement dated as of December 17, 2015 (the “Investment Agreement”), pursuant to which on the date hereof the Company issued, sold and delivered to the Investor, and the Investor purchased and acquired from the Company, pursuant to the terms and subject to the conditions set forth therein, an aggregate of 435,000 shares of the Company’s Series C Convertible Preferred Stock, par value $1.00 per share (the “Series C Preferred Stock”), having the designation, powers, preferences and rights, and the qualifications, limitations and restrictions, as specified in the Certificate of Amendment of the Company’s Certificate of Incorporation filed with the Department of State of the State of New York on [•], 2016, providing for the designation of the Series C Preferred Stock (the “Series C Certificate of Amendment”);

WHEREAS, on or prior to the date hereof the Company has discontinued its regular quarterly dividend; and

WHEREAS, the Company and the Investor desire to establish in this Agreement certain terms and conditions concerning the rights of and restrictions on the Investor with respect to the Investor Parties’ ownership of the Series C Preferred Stock and other capital stock of the Company, and it is a condition of the closing of the transactions contemplated by the Investment Agreement that the Company and the Investor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“5% Entity” means any Person that, immediately after giving effect to a proposed Transfer, to the transferor’s knowledge (after reasonable inquiry), would beneficially own, on an as converted basis, greater than 5% of the then outstanding Common Stock, on an as converted basis. In determining the transferor’s knowledge for purposes of this definition, the Company agrees that the transferor will have reasonably inquired in the event that the transferor obtains a written representation from the proposed transferee that, following the proposed Transfer, such Person will not beneficially own, on an as converted basis, greater than 5% of the then outstanding

Common Stock, on an as converted basis; provided, that, for the avoidance of doubt, the transferor will have no affirmative obligation to seek or receive such a written representation.

“10% Entity” means any Person that, immediately after giving effect to a proposed Transfer, to the Investor’s knowledge (after reasonable inquiry), would beneficially own, on an as converted basis, greater than 10% of the then outstanding Common Stock, on an as converted basis. In determining the Investor’s knowledge for purposes of this definition, the Company agrees that the Investor will have reasonably inquired in the event that the Investor obtains a written representation from the proposed transferee that, following the proposed Transfer, such Person will not beneficially own, on an as converted basis, greater than 10% of the then outstanding Common Stock, on an as converted basis; provided, that, for the avoidance of doubt, the Investor will have no affirmative obligation to seek or receive such a written representation.

“25.0% Beneficial Ownership Requirement” means that the Investor Parties continue to beneficially own at all times shares of Series C Preferred Stock and/or shares of Common Stock that represent, in the aggregate and on an as converted basis, at least 25.0% of the number of shares of Common Stock beneficially owned by the Investor Parties, on an as converted basis, as of the Closing.

“50.0% Beneficial Ownership Requirement” means that the Investor Parties continue to beneficially own at all times shares of Series C Preferred Stock and/or shares of Common Stock that represent, in the aggregate and on an as converted basis, at least 50.0% of the number of shares of Common Stock beneficially owned by the Investor Parties, on an as converted basis, as of the Closing.

“75.0% Beneficial Ownership Requirement” means that the Investor Parties continue to beneficially own at all times shares of Series C Preferred Stock and/or shares of Common Stock that represent, in the aggregate and on an as converted basis, at least 75.0% of the number of shares of Common Stock beneficially owned by the Investor Parties, on an as converted basis, as of the Closing.

“Activist” means, as of any date of determination, a Person (other than an Investor Party) that has, directly or indirectly through its Affiliates, whether individually or as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act), within the two-year period immediately preceding such date of determination, and in each case with respect to the Company or any of its equity securities (a) made, engaged in or has been a participant in any “solicitation” of “proxies”, as such terms are used in the proxy rules of the SEC promulgated under Section 14 of the Exchange Act, in order to (i) vote, or knowingly influence any Person with respect to the voting of, any equity securities of the Company, including in connection with a proposed change of control or other extraordinary corporate transaction not approved (at the time of the first such proposal) by the board of directors of the Company, (ii) call or seek to call a meeting of the stockholders of the Company not approved (at the time of the first such action) by the board of directors of the Company, (iii) initiated any stockholder proposal for action by stockholders of the Company initially publicly opposed by the board of directors of the

Company or (iv) sought election to, or to place a representative on, the board of directors of the Company, or sought the removal of a director from the board of directors of the Company, in each case which election or removal was not recommended or approved (at the time such election or removal is first sought) by the board of directors of the Company, (b) otherwise publicly acted, alone or in concert with others, to seek to control or influence the management or board of directors of the Company (provided, that this clause (b) is not intended to include the activities of any officer or member of the board of directors of the Company, taken in his or her capacity as an officer or director of the Company), or (c) publicly disclosed any intention, plan or arrangement to do any of the foregoing.

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with legal counsel): (a) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (c) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided that the following Persons shall not be deemed to be Affiliates of the Investor or any of its Affiliates: (a) the Company and its Subsidiaries and (b) any portfolio company in which the Investor or any of its Affiliates has an investment (whether debt or equity) or any of such portfolio companies’ controlled Affiliates, so long as, in the case of this clause (b), such Person shall not have been acting on behalf of or at the direction of the Investor or any of its Affiliates or received any Confidential Information from or on behalf of the Investor (it being acknowledged and agreed that an employee of the Investor or its Affiliates that is a director or officer of such portfolio company or its controlled Affiliates shall not be deemed to have received Confidential Information solely by reason of such individual serving on the board or similar governing body of such portfolio company). For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Total Leverage Ratio” means, for any Test Period ending on the last day of a fiscal quarter of the Company set forth below, the applicable Total Leverage Ratio for such fiscal quarter set forth in the grid below:

Fiscal Quarter Ended	Applicable Total Leverage Ratio
September 30, 2015	5.50 to 1.00
December 31, 2015	5.95 to 1.00
March 31, 2016	5.40 to 1.00
June 30, 2016 and thereafter	5.00 to 1.00

“Bankruptcy” means, with respect to any Person, the occurrence of any of the following: (a) the making of an assignment for the benefit of creditors, (b) the filing by such Person of a voluntary petition in bankruptcy, (c) the adjudication of such Person as bankrupt or insolvent or the entry against such Person of an order for relief in any bankruptcy or insolvency proceeding, (d) the filing by such Person of a petition or answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, (e) the filing by such Person of an answer or other proceeding admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding of this nature, (f) such Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of such Person’s properties, or (g) 120 days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, if such proceeding has not been dismissed or, if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date hereof; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately, within 60 days or otherwise (including assuming conversion of all Series C Preferred Stock, if any, owned by such Person into shares of Common Stock).

“Board” means the Board of Directors of the Company.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Bylaws of the Company as of the Signing Date, as the same shall be amended, modified or supplemented between the Signing Date and Closing in accordance with the Investment Agreement, and as may be amended, modified or supplemented from and after the Closing in compliance with this Agreement.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by the Company.

“Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, as amended by the Series C Certificate of Amendment and the Series D Certificate of Amendment, in each case, as may be further amended from time to time in compliance with this Agreement and the Investment Agreement.

“Change of Control Exchange” has the meaning set forth in the Series C Certificate of Amendment.

“Closing” means the closing of the Purchase.

“Closing Date” means the date on which the Closing occurs.

“Committee Qualification Requirements” means the requirements for service on a given Board committee generally applicable to all of the members of such committee (and not, for the avoidance of doubt, requirements applicable to a director fulfilling a particular function) as set forth in (a) any applicable Law, (b) the NYSE Listed Company Manual, (c) the Company’s Corporate Governance Guidelines and (d) such committee’s charter, in the case of clause (c) and (d), as publicly disclosed and as in effect prior to the Signing Date, as the same shall be amended, modified or supplemented between the Signing Date and Closing in accordance with the Investment Agreement, and as may be amended, modified or supplemented from and after the Closing in compliance with this Agreement.

“Common Stock” means the common stock, par value $0.25 per share, of the Company and any Capital Stock issued in exchange for or as a result of the conversion of such Common Stock.

“Corporate Governance Guidelines” means the corporate governance guidelines of the Company applicable to all members of the Board or of such Board committee, as applicable, as publicly disclosed and as in effect prior to the Signing Date, as the same shall be amended, modified or supplemented between the Signing Date and Closing in accordance with the Investment Agreement, and as may be amended, modified or supplemented from and after the Closing in accordance with this Agreement.

“Debt” has the meaning set forth in the Revolving Credit Agreement.

“Delegation of Authority Policy” means the Company’s delegation of authority policy in the form agreed by the Company and the Investor in accordance with the Investment Agreement, and as may be amended, modified or supplemented from and after the Closing in accordance with this Agreement.

“Director” means a member of the Board.

“Director Qualification Standards” means (a) any requirements generally applicable to all of the Directors (and not, for the avoidance of doubt, requirements applicable to a director fulfilling a particular function) regarding service as a Director of the Company under applicable Law or the rules and regulations of the NYSE and (b) any additional qualification standards generally applicable to all Directors (and not, for the avoidance of doubt, requirements applicable to a director fulfilling a particular function) established by the Board for eligibility of individuals to serve as Directors as in effect and publicly disclosed prior to the Signing Date, as the same may be amended, modified or supplemented between the Signing Date and Closing in accordance with the Investment Agreement, and amended, modified or supplemented from and after the Closing in accordance with this Agreement.

“Equity Security” means (a) any Common Stock, Preferred Stock or other Voting Stock, (b) any securities of the Company convertible into or exchangeable for Common Stock, Preferred Stock or other Voting Stock or (c) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock, Preferred Stock or other Voting Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fall-Away of Investor Board Rights” means the first day on which the 25.0% Beneficial Ownership Requirement is not satisfied.

“Funded Debt” means all indebtedness for borrowed money of the Company or any Restricted Subsidiary (as defined in the Revolving Credit Agreement) that appears on the consolidated balance sheet of the Company in accordance with GAAP and that matures more than one year from the date of its incurrence or matures within one year from such date and is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders thereunder to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation.

“Governmental Entity” means any federal, state, provincial, local or foreign governmental, administrative or regulatory (including any stock exchange) authority, agency, court, instrumentality, binding arbitration body, commission or other entity or self-regulatory organization.

“Hedging Transaction” means any transaction, agreement or arrangement (or series of transactions, agreements or arrangements) involving a security linked to any of the Company’s Equity Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) with respect to any of the Company’s Equity Securities or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or that hedges or transfers, directly or indirectly, some or all of the economic risk of ownership of any of the Company’s Equity Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction or is otherwise based on the value of any of the Company’s Equity Securities.

“Independent Director” means a Director who would be considered an “independent director” were he or she to serve on the Board, under (a) NYSE Rule 303A.02 in effect at the time such Person is elected to the Board as such rule may be amended, supplemented or replaced from time to time (whether by final rule or otherwise), (b) the Company’s Corporate Governance Guidelines and (c) any other applicable Law, rule or regulation mandating the independence of one or more members of the Board, excluding, in each case, requirements that relate to “independence” only for members of a particular Board committee or directors fulfilling a particular function. In no event will any Person be deemed an Independent Director who is, or at any time during the previous three years was, a director, officer or employee of the Company or its Subsidiaries. For the avoidance of doubt, a Person elected as an Independent Director shall not cease to be an Independent Director if during the term of his or her directorship such Person ceases to satisfy the requirements set forth in the first sentence of this definition of “Independent Director.”

“Independent Director Designee” means an individual qualified to serve as an Independent Director that (a) was identified and agreed to in writing by the Company and the Investor prior to the date hereof pursuant to Section 5.16 of the Investment Agreement (an “Initial Independent Director Designee”) to be elected to the Board pursuant to Section 2.01(b) or (b) was jointly identified by the Other Directors and the Investor Directors to be elected to the Board pursuant to Section 2.04(a). For the avoidance of doubt, the Initial Independent Director Designees shall be considered Independent Director Designees for all purposes of this Agreement.

“Independent Acting Director” means a member of the Board who was elected to the Board pursuant to Section 2.01(b) or 2.04(a) as an Independent Director Designee.

“Investor Director Designee” means an individual designated in writing by the Investor to be elected to the Board pursuant to Section 2.01(b) or 2.03, as applicable. For the avoidance of doubt, the Initial Investor Director Designees shall be considered Investor Director Designees for all purposes of this Agreement.

“Investor Directors” means a member of the Board who was elected to the Board pursuant to Section 2.01(b) or 2.03 as an Investor Director Designee.

“Independent Sales Representatives” means an independent contractor who directly or indirectly purchases products or services from the Company or any of its Subsidiaries at a discount from the retail price pursuant to the Company’s or any of its Subsidiaries’ direct sales programs and policies.

“Investor Party” or “Investor Parties”, as applicable, means the Investor and each Affiliate of the Investor to whom shares of Series C Preferred Stock or Common Stock are transferred pursuant to and in accordance with Section 5.02.

“Judgment” means any judgment, writ, stipulation, award, injunction, determination, order or decree of any Governmental Entity.

“Junior Stock” means the Common Stock and any other class or series of Capital Stock now existing or authorized after the date hereof other than (i) the Series C Preferred Stock and the Series D Preferred Stock, (ii) any class or series of Parity Stock and (iii) any class or series of Senior Stock. “Junior Stock” shall include any rights, options or warrants exercisable or exchangeable for or convertible into Junior Stock.

“Laws” means all federal, national, state, or local statutes, laws (including common laws), ordinances, rules, requirements, directives or regulations of any Governmental Entity, together with any decision or approval of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Entity.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement, dated as of the date hereof by and among Avon Capital Corporation, Avon Products, Inc., Cleveland NA Investor LLC and C-A NA LLC, as may be amended and restated from time to time.

“Material Company Breach” means (a) (i) the Company breaches Section 2.01, 2.02, 2.03, 2.04 or 2.08 hereof, (ii) the Company fails to declare and pay in full all unpaid dividends when due as required by Section 4 of the Series C Certificate of Amendment or Section 4 of the Series D Certificate of Amendment, (iii) the Company fails to effect any conversion as required by Section 6 of the Series C Certificate of Amendment or redemption as required by Section 9 of the Series D Certificate of Amendment, (iv) the Company fails to effect any Change of Control Exchange as required by Section 8 of the Series C Certificate of Amendment or any Change of Control Repurchase as required by Section 8 of the Series D Certificate of Amendment, (v) the Company breaches its obligations under Section 10, 11 or 12 of the Series C Certificate of Amendment or (vi) the Company breaches Section 11 or 12 of the Series D Certificate of Amendment and (b) the Company fails to cure any such breach, in the event such breach is curable, within fifteen (15) Business Days following written notice thereof from the Investor.

“Maximum Percentage” means the greater of (a) [●]1% plus any additional percentage ownership as a result of any Equity Securities issued pursuant to the Series C Certificate of Amendment or the Series D Certificate of Amendment and (b) the highest percentage of the outstanding Common Stock, on an as converted basis, beneficially

[1]

Note to Draft: This number will be the percentage calculated by dividing (x) the number of Common Shares into which the shares of Series C Preferred Stock issued to the Investor at Closing are convertible, as determined at Closing by (y) the total number of Common Shares issued and outstanding as of the Closing Date.

owned by any Person (other than the Investor or any of its Affiliates), on an as converted basis, at any time after the date hereof other than as a result of a transaction or a series of related transactions that were recommended against by the Board (it being understood and agreed that the Maximum Percentage shall not decrease if such Person subsequently reduces its ownership percentage).

“National Securities Exchange” means the NYSE or the NASDAQ Stock Market.

“Nominating Committee” means the Nominating and Corporate Governance Committee of the Board or any successor committee thereto.

“North America Investment Agreement” means the Separation and Investment Agreement by and among the Company, C-A NA LLC and Cleveland NA Investors LLC, dated as of December 17, 2015.

“NYSE” means the New York Stock Exchange and its successors.

“Other Director” means a Director that is not elected by holders of Series C Preferred Stock. For the avoidance of doubt, Independent Director Designees (and Independent Acting Directors) shall be considered Other Directors for all purposes of this Agreement.

“Parity Stock” means any class or series of Capital Stock authorized after the date hereof that expressly ranks on a parity basis with the Series C Preferred Stock as to dividend rights, rights of redemption and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. “Parity Stock” shall include the Series D Preferred Stock and any rights, options or warrants exercisable or exchangeable for or convertible into Parity Stock.

“Person” means any individual, estate, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

“Pro Forma Basis” has the meaning set forth in the Revolving Credit Agreement.

“Purchase” means the purchase of Series C Preferred Stock by the Investor pursuant to the Investment Agreement.

“Qualifying Approved Tender Offer” means a tender offer or exchange offer that has been at any time recommended by, or approved by, the Board.

“Qualifying Non-Approved Tender Offer” means a tender offer or exchange offer that (a) has not been recommended or has been recommended against by the Board, (b) includes a majority minimum tender or approval condition, and, as of the tender date, all of the conditions to closing of which (including the majority minimum tender or approval condition) have been satisfied or (other than with respect to the majority minimum tender or approval condition) waived and (c) is expiring on the tender date (provided, that if such tender or exchange offer is subsequently extended, such offer shall cease to be a “Qualifying Non-Approved Tender Offer” until subsequently complying with the terms hereof).

“register”, “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement with the SEC in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement by the SEC or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means all shares of Series C Preferred Stock, Series D Preferred Stock and all shares of Common Stock issued to the Investor or any other Investor Party (x) upon the conversion of the Series C Preferred Stock, (y) as dividends on the Series C Preferred Stock or Series D Preferred Stock or (z) in connection with the exercise of the Investor Parties’ rights under Section 6.01; provided, however, that such securities shall cease to be Registrable Securities when (a) a registration statement relating to such securities shall have been declared effective by the SEC and such securities shall have been disposed of by an Investor Party pursuant to such registration statement, (b) such securities have been disposed of by an Investor Party pursuant to Rule 144 promulgated under the Securities Act, (c) in the case of Series C Preferred Stock, such securities have been converted into Common Stock in accordance with their terms and are no longer outstanding or (d) in the case of Series D Preferred Stock, such securities have been validly redeemed in accordance with their terms and are no longer outstanding.

“Registration Expenses” means (a) all expenses incurred by the Company in complying with Section 3.01 or 3.02, including all registration, qualification, listing and filing fees, expenses incurred by the Company in connection with any roadshow related to such registration and offering, auditor fees, printing expenses, escrow fees, and fees and disbursements of counsel for the Company, blue sky fees and expenses; (b) reasonable, documented out-of-pocket fees and expenses of one outside legal counsel to the Investor and all Holders retained in connection with registrations contemplated hereby; and (c) reasonable, documented out-of-pocket fees and expenses for any local counsel necessary to effect a registration contemplated hereby, if applicable; provided, however, that Registration Expenses shall not be deemed to include any Selling Expenses.

“Related Investment Funds” means (a) any current or potential private equity funds, parallel investment funds, co-investment funds, successor investment funds and other investment vehicles and managed accounts under direct or indirect common management, governance or control and other similar investment management relationships with, the Investor or its Affiliates and (b) any current or potential limited partners or members of each Person described in clause (a).

“Representatives” means, with respect to any Person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, consultants or other advisors, agents or representatives of such Person or any of its Affiliates; provided that, the Representatives of the Company and its Subsidiaries shall not include the Independent Sales Representatives.

“Revolving Credit Agreement” means the Revolving Credit Agreement, dated as of June 5, 2015, among Avon Products, Inc., Avon International Operations, Inc., the banks and other lenders party thereto and Citibank, N.A., as administrative agent and collateral agent, as in effect as of the Signing Date.

“Rights Plan” means any stockholder rights agreement or plan, or other “poison pill” agreement or plan, in each case, relating to the Company or with respect to any Equity Securities or debt securities of the Company or any of its Subsidiaries or relating to or affecting the Company’s stockholders.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means (a) all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by any Investor Party holding Registrable Securities and (b) the fees and expenses of any counsel to such Investor Parties (other than such fees and expenses expressly included in Registration Expenses).

“Senior Stock” means any class or series of Capital Stock authorized after the date hereof that expressly ranks senior to the Series C Preferred Stock and has preference or priority over the Series C Preferred Stock as to dividend rights, rights of redemption or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. “Senior Stock” shall include any rights, options or warrants exercisable or exchangeable for or convertible into Senior Stock.

“Series D Certificate of Amendment” means the Certificate of Amendment of the Company’s Certificate of Incorporation, filed with the Department of State of the State of New York on [●], 2016, providing for the issuance of Series D Preferred Stock.

“Series D Preferred Stock” means the series of Preferred Stock, par value $1.00 per share, having the powers, preferences and rights, and the qualifications, limitations and restrictions, as specified in the Series D Certificate of Amendment.

“Shelf Registration” means a Resale Shelf Registration or a Subsequent Shelf Registration, as applicable.

“Signing Date” means December 17, 2015.

“Specified Actions” means any of the actions set forth on Exhibit A.

“Specified Agreement” means an agreement entered into with a Person that is the beneficial owner of 5% or more of the then issued and outstanding Voting Stock in connection with an equity investment in the Company by such Person or its Affiliates, in each case other than an agreement entered into with an Activist.

“Standstill Period” means the period from and after the date the Initial Investor Directors are appointed to the Board until the earlier of (a) the Fall-Away of Investor Rights has occurred and (b) (x) the first date on which the 50% Beneficial Ownership Requirement is not satisfied (but the Fall-Away of Investor Board Rights has not occurred) and (y) no Investor Director is serving on the Board and the Investor has irrevocably waived its rights under Sections 2.01, 2.02, 2.03, 2.04 and 2.08 and under Section 12(c) of the Series C Certificate of Amendment; provided that the Standstill Period shall immediately terminate and expire (and the restrictions of Section 4.01 shall cease to apply and shall be of no further force and effect) at such time as (a) the Company enters into a definitive written agreement to consummate a merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or sale transaction pursuant to which 50% or more of the issued and outstanding Voting Stock and securities convertible into or exchangeable for Voting Stock would be converted into, or the holders of 50% or more of the issued and outstanding Voting Stock and securities convertible into or exchangeable for Voting Stock would receive a distribution of, cash, securities or other property of a third party Person or Persons, or which would result in 50% or more of the Company’s consolidated assets (based on the fair market value thereof) being sold to or owned by any Person or Persons (in each case, other than any holding company of which the stockholders of the Company immediately prior to the transaction own 50% or more of the outstanding securities having the right to vote generally in any election of directors of such holding company immediately following the consummation of the transaction), (b) any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) becomes the beneficial owner of 50% or more of the issued and outstanding Voting Stock or securities convertible into or exchangeable for Voting Stock (other than any holding company of which the stockholders of the Company immediately prior to the transaction own 50% or more of the outstanding securities having the right to vote generally in any election of directors of such holding company immediately following the consummation of the transaction), (c) any Qualifying Approved Tender Offer (other than a Company self-tender offer) is commenced that, if consummated, would result in a Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) becoming the beneficial owner of 50% or more of the issued and outstanding Voting Stock or securities convertible into or exchangeable for Voting Stock, (d) a Bankruptcy, liquidation, dissolution or winding up of the Company is voluntarily initiated or any proceeding for Bankruptcy, insolvency, receivership or similar action with respect to the Company is commenced or (e) a Material Company Breach has occurred.

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

“Test Period” has the meaning set forth in the Revolving Credit Agreement.

“Total Leverage Ratio” has the meaning set forth in the Revolving Credit Agreement.

“Transaction Documents” has the meaning set forth in the Investment Agreement.

“Underwriter” means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer’s market-making activities.

“Voting Stock” means the Common Stock, the Series C Preferred Stock and any other Capital Stock of the Company having the right to vote generally in any election of Directors.

(b) In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
2016 Annual Meeting	2.01(b)
Action	8.04(c)
Agreement	Preamble
Company	Preamble
Company Indemnified Parties	3.09(a)
Confidential Information	7.02
Director Designee	2.06
Effectiveness Period	3.01(b)
Excluded Issuance	6.01(a)
Extraordinary Transaction	4.01(c)
FINRA	3.03(a)(xv)
Holder Indemnified Parties	3.09(b)
Holders	3.01(a)

Term	Section
Indemnified Party	3.09(c)
Indemnifying Party	3.09(c)
Independent Director Designees	2.04(a)
Initial Investor Director Designees	2.01(b)(ii)
Interruption Period	3.03(b)
Investment Agreement	Recitals
Investor	Preamble
Investor Related Parties	2.10
Investor Transactions	2.11
Lead Independent Director	2.03(b)
Losses	3.09(a)
Offering Persons	3.03(a)(xiv)
Permitted Lien	5.01
Piggyback Notice	3.02(a)
Piggyback Registration Statement	3.02(b)
Piggyback Request	3.02(b)
Proposed Securities	6.01(b)(i)
Resale Shelf Registration Statement	3.01(a)
Restricted Period	5.01(a)
Series C Certificate of Amendment	Recitals
Series C Preferred Stock	Recitals
Shelf Offering	3.01(g)
Subsequent Holder Notice	3.01(e)
Subsequent Shelf Registration	3.01(c)
Take-Down Notice	3.01(g)
Transfer	5.01(a)
Underwritten Offering	3.01(f)(i)
Underwritten Offering Notice	3.01(f)(i)

ARTICLE II

Corporate Governance

SECTION 2.01. Actions at the Closing. The Company and the Board shall take all necessary action to cause, effective as of the Closing:

(a) the size of the Board to be decreased to 11 members;

(b) the Board to be comprised solely of:

(i) six Directors that served on the Board immediately prior to the Closing;

(ii) Chan W. Galbato, Steven F. Mayer and Michael F. Sanford (such individuals, the “Initial Investor Director Designees”);

(iii) two Independent Director Designees; provided that if two Independent Director Designees have not been jointly identified and agreed to by the Company and the Investor prior to the Closing, such seat (in the case one Independent Director Designee shall have been so identified and agreed to) or seats (in the case no Independent Director Designees shall have been so identified and agreed to) shall remain vacant until such Independent Director Designee or Independent Director Designees, as applicable, have been elected pursuant to, and in accordance with, Section 2.04(a);

each such Director in this clause (b) to serve a term that expires at the 2016 annual meeting of the Company’s stockholders (the “2016 Annual Meeting”) and until his or her successor is duly elected and qualified or his or her earlier death, disability or resignation;2

(c) the committees of the Board to be comprised solely as follows:

(i) The Audit Committee shall have 4 members;

(ii) The Compensation and Management Development Committee shall have 4 members;

(iii) The Nominating Committee shall have 4 members; and

(iv) The Finance Committee shall have 4 members.

SECTION 2.02. Committee Composition.

(a) Unless and until there has occurred a Fall-Away of Investor Board Rights, the Investor Parties shall have the right to identify one Investor Director to serve on each committee of the Board and to remove and/or replace such Person, and the Company shall cause the Board to promptly designate each applicable Investor Director to serve as a member of such committees as the Investor Parties shall identify and remove and/or replace any Investor Director as a member of any committee as identified by the Investor Parties; provided that (i) such designation shall in each case be subject to such Investor Director meeting the applicable Committee Qualification Requirements and (ii) notwithstanding the foregoing, in accordance with the Company’s Corporate Governance Guidelines, at such time as the Investor Parties shall only have the right to elect one Director to the Board pursuant to Section 12(c) of the Series C Certificate of Amendment or Section 2.03(a), such Investor Director shall have the right to serve as a member of either of (but not both of) the Audit Committee and the Compensation and Management Development Committee, to the extent applicable. Other than as required by the rules and regulations of the SEC, the NYSE Listed Company Manual, the Company’s corporate governance guidelines applicable to all of the members of such committee or such committee’s charter, no Investor Director chosen by the Investor and designated to a Board committee pursuant to this Section 2.02 shall be removed from his or her position on such committee without the consent of the Investor.

[2]	Note to Draft: In the event closing is delayed and the transaction closes after the 2016 Annual Meeting, all references to the Company’s “2016 annual meeting of stockholders” will be changed to the Company’s “2017 annual meeting of stockholders”.

(b) If at any time none of the Investor Directors meet the Committee Qualification Requirements with respect to the Audit Committee, the Investor shall have the right to select one of the Other Directors, and the Board shall take all necessary action to appoint such Other Director (subject to such Other Director’s agreement to serve and such Other Director meeting the Committee Qualification Requirements), to serve on such committee in place of an Investor Director and, at the Investor’s election, an Investor Director to serve as an observer on such committee. Such observer shall have all the rights of the other members of such committee (including the right to receive notice of such meetings and all materials provided to the Directors serving on such committee) other than the right to vote.

SECTION 2.03. Investor Directors; Chairman

(a) Unless and until there has occurred a Fall-Away of Investor Board Rights, (i) for so long as shares of Series C Preferred Stock remain outstanding, the Investor Parties shall be entitled to appoint and elect one or more Directors to serve on the Board pursuant to Section 12(c) of the Series C Certificate of Amendment or (ii) if no shares of Series C Preferred Stock remain outstanding, the Investor Parties shall have the right, but not the obligation, (A) for so long as the 75.0% Beneficial Ownership Requirement is satisfied, to designate for nomination up to three (3) nominees to serve as Investor Director Designees, (B) for so long as the 75.0% Beneficial Ownership Requirement is not satisfied and the 50.0% Beneficial Ownership Requirement is satisfied, to designate for nomination up to two (2) nominees to serves as Investor Director Designees and (C) for so long as the 50.0% Beneficial Ownership Requirement is not satisfied and the 25.0% Beneficial Ownership Requirement is satisfied, to designate for nomination up to one nominee to serve as the Investor Director Designee, subject in each case to such Person’s satisfaction of the Director Qualification Standards. Thereafter, in the event that the Investor Director Designee is nominated pursuant to clause (ii) above, the Company shall (A) include the Investor Director Designee in its slate of nominees for election to the Board at each annual or special meeting of the stockholders of the Company at which directors are to be elected and at which the seat held by the Investor Director Designee is subject to election and (B) recommend that the Company’s stockholders vote in favor of the election of the Investor Director Designee at each annual meeting of the Company’s stockholders and shall otherwise support such Independent Director Designees in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees. The Company and the Board shall take all necessary actions to ensure that, at all times when an Investor Director Designee is eligible to be appointed or nominated, there are sufficient vacancies on the Board to permit such designation. For the avoidance of doubt, the Investor shall not be required to comply with the advance notice provisions generally applicable to the nomination of Directors by the Company so long as the Investor provides reasonable advance notice to the Company of the Director Designees prior to the mailing of the proxy statement by the Company (provided, that the Company shall provide reasonable advance notice to the Investor of the expected mailing date).

(b) For so long as the 50.0% Beneficial Ownership Requirement is satisfied, the Investor shall have the right to select a Director to serve as the Chairman of the Board and the Company and the Board shall take all necessary action to elect such Director as the Chairman of the Board. The Chairman shall have such rights, powers and authority as are set forth in the Certificate of Incorporation, the Bylaws and the Corporate Governance Guidelines, and the right to (i) receive regular reports from the Company’s Chief Executive Officer, (ii) coordinate periodic Board input and review of management’s strategic plans for the Company, (iii) assist and advise the Company’s Chief Executive Officer in connection with corporate strategy and personnel and organizational matters, (iv) lead the Board’s review of a succession plan and (v) assist and advise the Company’s Chief Executive Officer in the development and monitoring of budgets, operations and similar plans. For such time as the Chairman of the Board has been chosen by the Investor in accordance with the terms of the foregoing sentence, one of the other Directors shall be appointed by the Board as the Lead Independent Director (the “Lead Independent Director”). The Lead Independent Director shall have the right to (i) preside at all meetings of the Board at which the Chairman is not present, (ii) have a reasonable opportunity to review and comment on regular Board meeting agendas, (iii) serve as a liaison between the Chairman and the Other Directors, and (iv) have the authority to call special meetings of the Board and set the agenda for any such meetings (provided, that the Investor shall have received at least 24 hours prior notice of the intent to call such meeting and the Chairman shall have a reasonable opportunity to review and comment on the agendas for any such Board meetings).

(c) Without the prior written consent of the Investor, until such time as the Fall-Away of the Investor Board Rights has occurred, the Board shall not remove any Investor Director from his or her directorship (subject to Section 2.05). The Investor shall have the right to remove any Investor Director at any time.

(d) If any Investor Director ceases to serve on the Board for any reason (other than pursuant to Section 2.05) during his or her term (until such time as the Fall-Away of Investor Board Rights has occurred), the vacancy created thereby shall be filled, and the Company shall cause the Board to fill such vacancy, with a new Investor Director Designee and appoint such Investor Director to all committees on which the prior Director served, subject to satisfaction of the applicable Committee Qualification Requirements.

(e) Until such time as the Fall-Away of Investor Board Rights has occurred, upon the written request of the Investor, the Board shall cause the Company to call a special meeting of the holders of Series C Preferred Stock for the purpose of electing one or more Investor Directors at such time and location as the Investor may reasonably request (subject to applicable Law). The Company and the Board agree that, for so long as the Investor Parties hold any shares of Series C Preferred Stock, all annual meetings of the holders of Series C Preferred Stock (and any record date applicable thereto) will be at the same time and location as the annual meetings of the holders of Common Stock.

(f) For the avoidance of doubt, the Investor Directors shall be entitled (i) to the same retainer, equity compensation and other fees or compensation, including travel and expense reimbursement, paid to the non-executive Directors for his or her service as a Director, including any service on any committee of the Board and (ii) to indemnification rights no less favorable than those provided to any other non-employee Directors (including entering into an indemnification agreement that is no less favorable than that provided to any other non-employee director in the event that the Company enters into any such agreement with another non-employee director) and in any event no less favorable than as in effect as of the Signing Date, and the Company shall maintain in full force and effect directors’ and officers’ liability insurance. Each Investor Director shall be covered as an insured director, in such a manner as to provide each Investor Director in his or her capacity as a Director with rights and benefits under all directors’ and officers’ insurance policies no less favorable than those provided to any other non-employee Directors. The Company acknowledges and agrees that the Company is the indemnitor of first resort with respect to any Investor Related Party who is an officer, director or other fiduciary of the Company and its Subsidiaries (i.e., its obligations to such Person are primary and any obligation of any other Persons to which such Investor Director or its Affiliates may have rights to advancement of expenses or to indemnification for the same expenses or liabilities incurred by such Investor Related Party are secondary).

SECTION 2.04. Independent Director Designees.

(a) If less than two Independent Director Designees shall have been jointly identified and agreed to in writing by the Company and the Investor and elected to the Board on the date hereof, the Other Directors and the Investor Directors agree to, as promptly as practicable following the Closing, jointly identify one (if only one Independent Director Designee was elected to the Board as of the Closing) or two (if no Independent Director Designees were elected to the Board as of the Closing) Independent Director Designees for election to the Board. Promptly following the identification of such Independent Director Designee(s), the Board will elect such Independent Director Designee(s) to the Board to fill the vacancy or vacancies then existing, in each case for a term that expires at the 2016 Annual Meeting and until their successors are duly elected and qualified. Following his or her election, other than as required by applicable Law or the Certificate of Incorporation, no Independent Director Designee shall be removed from the Board unless the removal of such Independent Director Designee has been approved by a majority of the Investor Director Designees. If any Independent Director Designee ceases to serve on the Board for any reason during his or her term (until such time as the Fall-Away of Investor Board Rights has occurred), the vacancy created thereby shall be filled, and the Company shall cause the Board to fill such vacancy, with a new Independent Director Designee jointly identified by the Other Directors and the Investor Directors.

(b) The Company agrees to include the Initial Independent Director Designees (and/or, if less than two Independent Director Designees have been jointly identified and agreed to by the Company and the Investor prior to the Closing, the then-serving Independent Director Designee(s)) or any other Initial Independent Director

Designee(s) jointly identified by the Other Directors and the Investor Directors on the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the 2016 Annual Meeting. Unless and until there has occurred a Fall-Away of Investor Board Rights, from and after the 2016 Annual Meeting the Other Directors and the Investor Directors shall jointly identify two Independent Director Designees to be included on the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card for each subsequent annual meeting of the Company’s stockholders (which may or may not be the same Persons as the Initial Independent Director Designees or any replacements thereof). Unless and until there has occurred a Fall-Away of Investor Board Rights, the Company shall recommend that the Company’s stockholders vote in favor of each Independent Director Designee at each annual meeting of the Company’s stockholders and shall otherwise support such Independent Director Designees in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees.

SECTION 2.05. Step-Downs of Investor Board Rights.

(a) If at any time the 75.0% Beneficial Ownership Requirement is not satisfied (but the 50.0% Beneficial Ownership Requirement is satisfied), then, at the written request of a majority of the Other Directors to the Investor, one of the Investor Directors, as specified by the Investor (or, if the Investor fails to do so within five Business Days of such requirement not being satisfied, as specified by a majority of the Other Directors), shall immediately resign, and the Investor Parties shall cause such Investor Director immediately to resign, from the Board effective as of the receipt of such notice. For the avoidance of doubt, notwithstanding that a majority of the Other Directors do not request the removal of an Investor Director in accordance with this Section 2.05(a), from and after such time as the 75.0% Beneficial Ownership Requirement is no longer satisfied, the Investor Parties shall only have the right to elect to the Board the applicable number of Directors set forth in Section 2.03(a) and Section 12(c) of the Series C Certificate of Amendment.

(b) If at any time the 50.0% Beneficial Ownership Requirement is not satisfied (but the Fall-Away of Investor Board Rights has not occurred), then, at the written request of a majority of the Other Directors to the Investor, one of the Investor Directors, as specified by the Investor (or, if the Investor fails to do so within five Business Days of such requirement not being satisfied, a majority of the Other Directors), shall immediately resign, and the Investor Parties shall cause such Investor Director immediately to resign, from the Board effective as of the receipt of such notice; provided that the Investor Director specified by the Investor for resignation in accordance with this Section 2.05(b) shall in no event be the same Investor Director as was specified by the Investor for resignation in accordance with Section 2.05(a), if such Investor Director was required to resign at such time. For the avoidance of doubt, notwithstanding that a majority of the Other Directors do not request the removal of an Investor Director in accordance with this Section 2.05(b), from and after such time as the 50.0% Beneficial Ownership Requirement is no longer satisfied, the Investor Parties shall only have the right to elect to the Board the applicable number of Directors set forth in Section 2.03(a) and Section 12(c) of the Series C Certificate of Amendment.

(c) Following the occurrence of the Fall-Away of Investor Board Rights, (i) at the written request of a majority of the Other Directors to the Investor, any or all of the Investor Directors then serving on the Board shall immediately resign, and the Investor Parties shall cause all of such Investor Directors immediately to resign, from the Board effective as of the receipt of such notice, and (ii) the Investor Parties shall no longer have any rights with respect to Investor Directors or Independent Directors, including under Sections 2.01, 2.03, 2.04 and 2.05 or under Section 12(c) of the Series C Certificate of Amendment.

SECTION 2.06. Director Qualifications. Notwithstanding anything to the contrary in this Agreement or the Series C Certificate of Amendment, the Investor agrees that, prior to and as a condition to the election to the Board of any Investor Director Designee or any Independent Director Designee (and, in the case of any Independent Director Designee, as a condition to the Board’s obligation to elect or nominate such Independent Director Designee for election as a Director) (any such Investor Director Designee or Independent Director Designee, a “Director Designee”), (x) such Director Designee shall have satisfied the Director Qualification Standards (and the Company acknowledges and agrees that the Initial Investor Director Designees and Initial Independent Director Designees (to the extent identified as of the date hereof) have satisfied such requirements as of the date hereof); provided that (1) no Director Designee shall be eligible to serve on the Board if he or she has been involved in any of the events enumerated under Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act (to the extent material to his or her ability or integrity to serve as a Director) or is subject to any Judgment prohibiting service as a director of any public company and (2) if any Director Designee shall fail to satisfy the Director Qualification Standards or the requirements of the preceding clause (1), the Investor agrees that such Director Designee shall not be nominated or elected to the Board, and the Person having the right to nominate or elect such Director Designee in accordance with this Section 2.06 and the Series C Certificate of Amendment shall have the right to designate a replacement therefor (which replacement Director Designee shall be subject to the requirements of this Section 2.06), (y) each Director Designee shall (and the Investor shall cause each Investor Director Designee to) make himself or herself reasonably available for an interview and to consent to such customary reference and background checks as the Nominating Committee may reasonably request to determine such Director Designee’s eligibility to serve as a Director and compliance with the Director Qualification Standards and (z) each Director Designee must provide to the Company:

(a) all information reasonably requested by the Company that is required to be or is customarily disclosed for Directors, candidates for Directors and their respective Affiliates and Representatives in a proxy statement or other filings in accordance with applicable Law, any stock exchange rules or listing standards or the Certificate of Incorporation or Bylaws or Corporate Governance Guidelines, in each case, relating to such Director Designee’s nomination or election, as applicable, as a Director;

(b) all information reasonably requested by the Company in connection with assessing eligibility under the Director Qualification Standards and the Committee Qualification Requirements, to the extent applicable, in each case, relating to such Director Designee’s nomination or election, as applicable, as a Director;

(c) an undertaking in writing by such Director Designee in the form provided by all Directors and by candidates for Directors, including any such undertakings, representations and agreements that are required under the Certificate of Incorporation, Bylaws or Corporate Governance Guidelines; and

(d) an undertaking in writing by each Investor Director Designee, to recuse himself or herself, if requested by the Board or committee, from any deliberations or discussion of the Board or any committee thereof regarding (i) negotiations or good faith disputes between the Company and the Investor or C-A NA LLC or any of its Subsidiaries to the extent regarding the exercise of the Company’s rights under Section 10.3(a) of the North America LLC Agreement, (ii) any litigation or good faith dispute between the Company and the Investor or C-A NA LLC or any Affiliate of C-A NA LLC under the Investment Agreement or North American Investment Agreement or (iii) any matter adverse to the Company related to the Transaction Documents or the Transactions (in each case, as defined in the North American Investment Agreement).

SECTION 2.07. Voting; Quorum. Until the first to occur of (i) the Fall-Away of the Investor Board Rights, (ii) (x) the first date on which the 50% Beneficial Ownership Requirement is not satisfied (but the Fall-Away of Investor Board Rights has not occurred) and (y) no Investor Director is serving on the Board and the Investor has irrevocably waived its rights under Sections 2.01, 2.02, 2.03, 2.04 and 2.08 and under Section 12(c) of the Series C Certificate of Amendment or (iii) a Material Company Breach:

(a) at each meeting of the stockholders of the Company and at every postponement or adjournment thereof, the Investor Parties shall take all reasonable actions such that all of the shares of Series C Preferred Stock and Common Stock beneficially owned, directly or indirectly, by the Investor Parties and entitled to vote at such meeting of stockholders are voted:

(i) in favor of each Director nominated and recommended by the Board for election at any such meeting;

(ii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Compensation and Management Development Committee of the Board; and

(iii) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm.

(b) Except as set forth in Section 2.07(a), no Investor Party shall be under any obligation to vote in the same manner as recommended by the Board or in any other manner, other than in its sole discretion.

(c) In connection with any proposal submitted for the approval of the Company’s stockholders which is the subject of Section 2.07(a) (including at any annual or special meeting or in connection with any other action), each Investor Party, on its own behalf, shall cause all of the shares of Voting Stock beneficially owned by such Investor Party to be present or represented by proxy at all such meetings of the Company’s stockholders (including at any adjournments or postponements thereof) for purposes of establishing a quorum and voting in accordance with Section 2.07(a).

SECTION 2.08. Investor Consent.

(a) As long as the Investor Parties continue to beneficially own any shares of Series C Preferred Stock issued to the Investor on the Closing Date and, following such time as the Investor Parties no longer own any shares of Series C Preferred Stock, and in the case of clause (iii), for so long as the Investor Parties continue to hold any Common Shares issued upon conversion of such shares of Series C Preferred Stock, without the prior written consent of the Investor, the Company shall not take (and the Board shall not authorize the Company to take) any of the following actions:

(i) authorize or issue any Parity Stock or Senior Stock, or amend or alter the Certificate of Incorporation to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, any Parity Stock (including any increase in the number of authorized or issued shares of Series C Preferred Stock) or Senior Stock; provided that the authorization or creation of, or the increase in the number of authorized or issued shares of, or any securities convertible into shares of, or the reclassification of any security (other than Series C Preferred Stock) into, any Junior Stock will not require the consent of the Investor;

(ii) amend, modify or supplement any provision of the Certificate of Incorporation or Bylaws in a manner that alters or changes the rights, preferences or privileges of the holders of Series C Preferred Shares (including by reducing the Liquidation Preference Amount (as defined in the Series C Certificate of Amendment)) or otherwise has an adverse effect on, the holders of Series C Preferred Stock;

(iii) voluntarily de-list the Common Stock from the NYSE or any other National Securities Exchange upon which the Common Stock may subsequently be listed; or

(iv) voluntarily cause the Common Stock to be de-registered under the Exchange Act.

(b) Until the Fall-Away of Investor Board Rights, without the prior written consent of the Investor, the Company shall not take (and the Board shall not authorize the Company to take) any of the following actions:

(i) increase the size of the Board to more than a total of 11 Director seats;

(ii) amend or modify the rights, power or authority of the Chairman or Lead Independent Director in a manner that adversely affects in any material respect the rights of the Investor Parties set forth in this Agreement (other than as required by a change in applicable Law or the rules and regulations of the NYSE after the Signing Date);

(iii) classify the Board;

(iv) allow or authorize the Board or any committee thereof to take action by written consent other than unanimously;

(v) increase the size of any Board committee to more than the number set forth in Section 2.01(c), as may be increased in accordance with this Agreement;

(vi) create any new Board committee with more than 4 members;

(vii) enter into any transaction that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act) (whether or not such Item is applicable to the Company and whether or not in the current fiscal year or in any future fiscal year) that does not comply with the policies set forth in the Company’s Audit Committee charter or any similar successor policy thereto;

(viii) amend or alter the Director Qualification Standards, the Company’s Corporate Governance Guidelines, the policies set forth in any of the Company’s committee charters (including the Audit Committee charter) or any similar successor policies thereto, provisions of the Company’s Code of Conduct applicable to Directors, the insider trading policy applicable to Directors and any other Company rules, policies, guidelines, indemnification and exculpation applicable to Directors, Board committees, or the Chairman, including in the Certificate of Incorporation or the Bylaws, in each case, in a manner that adversely affects in any material respect the rights of the Investor Parties set forth in this Agreement or the Series C Certificate of Amendment (including by diminishing the rights, power or authority of the Chairman, or increasing the rights, power or authority of the Lead Independent Director, in each case beyond the rights, power and authority contemplated by Section 2.03(b)) or has a disproportionately adverse effect on the eligibility for office of the then sitting or proposed Investor Directors relative to other then sitting Directors (in each case, other than as required by a change in applicable Law or the rules and regulations of the NYSE after the Signing Date);

(ix) amend or alter the Delegation of Authority Policy; or

(x) take any action to voluntarily effect or initiate a Bankruptcy, liquidation, dissolution or winding up of the Company.

(c) Until such time as the Investor Parties shall fail to satisfy the 50.0% Beneficial Ownership Requirement, without the prior written consent of the Investor, the Company shall not take (and the Board shall not authorize the Company to take) any of the following actions:

(i) establish a record date for, declare, set aside for payment or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company (other than the payment of any dividends on the Series C Preferred Stock or the Series D Preferred Stock); provided that at any time following the establishment of a new regular quarterly dividend (subject to receipt of the Investor’s consent), no further consent of the Investor shall be required for any regular quarterly cash dividends from and after the date of the adoption of such new dividend policy to the extent such quarterly cash dividends have a declaration, record and payment date consistent with such new dividend practice; or

(ii) create, incur, issue or assume any Debt, in a single transaction or a series of related transactions, in excess of the greater of (A) (x) existing Funded Debt outstanding as of the date hereof (without giving effect to the transactions contemplated by this Agreement or the North America Investment Agreement) plus (y) $500,000,000, and (B) any Debt if, after giving effect to the creation, incurrence, issuance or assumption thereof on a Pro Forma Basis, the Total Leverage Ratio as of the last day of the Test Period ended immediately preceding the incurrence of such Debt is not greater than the Applicable Total Leverage Ratio.

(d) Notwithstanding anything to the contrary in this Section 2.08, (i) the Company may take (and the Board may authorize the Company to take) any of the actions set forth in Section 2.08(a)(iii), (iv), Sections 2.08(b)(i), (v) and (vii) and Section 2.08(c)(i), in each case for the purpose of effecting (and effective upon or following the consummation of) any merger or other business combination transaction of the Company, the sale of all or substantially all of the assets of the Company and its Subsidiaries or any other change of control transaction of the Company, in each case that has been recommended by a majority of the Board and (ii) for purposes of the Investor’s consent right pursuant to Section 2.08(c)(ii), in connection with the exercise by the Company or any of its Subsidiaries of the Company’s rights under Section 10.3(a) of the LLC Agreement, the reference to “Applicable Total Leverage Ratio” in Section 2.08(c)(ii) shall be replaced by “6.00 to 1.00.”

SECTION 2.09. Certificate of Incorporation; Bylaws ; Other Governance Authorities. The Company and the Board shall take or cause to be taken all lawful action necessary to ensure at all times that the Certificate of Incorporation, Bylaws, committee charters, Corporate Governance Guidelines, Delegation of Authority Policy, Director Qualification Standards and all Company rules, policies and guidelines applicable to Directors are consistent in all but de minimis respects with the provisions of this Agreement.

SECTION 2.10. Interested Transactions. The approval by a majority of the Other Directors shall be required (in addition to any other Board or stockholder approval required by applicable Law) for the Company or any of its Subsidiaries to enter into or effect, or agree to enter into or effect, any material contract or transaction between or involving the Company or any of its Subsidiaries, on the one hand, and the Investor, any of its Affiliates and any of their respective directors, officers, employees and consultants, including any Investor Directors (collectively, the “Investor Related Parties”), on the other hand, the terms of which are not governed by (a) any agreement to which the Company or any of its Subsidiaries is a party as of the date hereof, (b) a provision of the Certificate of Incorporation or Bylaws or (c) compensation, indemnification, equity award or other ordinary course agreement with Investor Directors.

SECTION 2.11. Corporate Opportunities. Notwithstanding anything contained herein or in any other “Transaction Document” (as defined in the North American Investment Agreement), the Investor, any Investor Related Parties, may freely offer to any other Person or effect on behalf of itself or any other Person any other investment or business opportunity or prospective economic advantage (which may include investments or activities relating to competitors of the Company), including those competitive with the business of the Company, or other transactions in which the Company, its subsidiaries, any Director or any other stockholder may have an interest or expectancy, including as a result of any fiduciary duties applicable to such Person (“Investor Transactions”), in each case without any prior Company, Board or stockholder notification or approval; provided, that if the Company or an Investor Related Party, to the Investor’s knowledge, is considering the same Investor Transaction, the Investor will promptly notify the Company of such Investor Related Party’s interest in such Investor Transaction and cause each Director that is an Investor Related Party to recuse, if requested by the Board, himself or herself from all Board discussions and activities relating to such Investor Transaction.

SECTION 2.12. Board Obligations. Any breach by the Board of its obligations under this Article II shall be deemed a breach by the Company of its obligations hereunder.

ARTICLE III

Registration Rights

SECTION 3.01. Registration. (a) Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file within 90 days after the date hereof a registration statement covering the sale or distribution from time to time by any Investor Party holding Registrable Securities (the “Holders”), on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Investor) (the “Resale Shelf Registration Statement”) and shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof (it being agreed that the Resale Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company).

(b) Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

(c) Subsequent Shelf Registration. If any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf Registration in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration or file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company) and (ii) keep such Subsequent Shelf Registration continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Investor.

(d) Supplements and Amendments. The Company shall supplement and amend any Shelf Registration if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration.

(e) Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”):

(i) if required and permitted by applicable Law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable Law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 30-day period;

(ii) if, pursuant to clause (i) above, the Company shall have filed a post-effective amendment to the Shelf Registration that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(iii) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to clause (i) above.

(f) Underwritten Offering.

(i) Subject to any applicable restrictions on transfer in this Agreement or otherwise, the Investor may, after the Resale Shelf Registration Statement becomes effective, deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration, is intended to be conducted through an underwritten offering (the “Underwritten Offering”); provided, however, that the Holders of Registrable Securities may not, without the Company’s prior written consent, (x) launch more than three Underwritten Offerings at the request of the Holders within any three-hundred sixty-five (365) day period, (y) launch an Underwritten Offering the anticipated gross proceeds of which shall be less than $50,000,000 (unless the Holders are proposing to sell all of their remaining Registrable Securities) or (z) launch any underwritten offering within the period commencing fourteen (14) days prior to and ending two (2) days following the Company’s scheduled earnings release date for any fiscal quarter or year.

(ii) In the event of an Underwritten Offering, the Investor shall select the managing Underwriter or Underwriters to administer the Underwritten Offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld, conditioned or delayed, and the Company, the Investor and the Holders of Registrable Securities participating in the Underwritten Offering will enter into and perform its obligations under an underwriting agreement in customary form with the managing Underwriter or Underwriters selected for such offering.

(iii) The Company will not include in any Underwritten Offering pursuant to this Section 3.01(f) any securities that are not Registrable Securities without the prior written consent of the Investor. If the managing Underwriter or Underwriters advise the Company and the Investor in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (A) first, the Registrable Securities of the Holders that have requested to participate in such Underwritten Offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such offering by such Holders, and (B) second, any other securities of the Company that have been requested to be so included.

(g) Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration is effective, if the Investor delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend, subject to the other applicable provisions of this Agreement, or supplement the Shelf Registration as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

SECTION 3.02. Piggyback Registration. (a) Notice of Registration. If at any time or from time to time the Company proposes to file a registration statement under the Securities Act with respect to, or otherwise commence a public, offering of its Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, whether or not for sale for its own account (other than any registration statement filed (i) on Form S-4, Form S-8 or any substitute or successor forms or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), the Company will promptly give to the Investor written notice of such filing or commencement, which notice shall be given, to the extent reasonably practicable, no later than five (5) Business Days prior to the filing date or commencement date (the “Piggyback Notice”) to the Investor on behalf of the Holders of Registrable Securities.

(b) Right to Participate. The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement and offering the number of shares of Registrable Securities as the Investor on behalf of any such Holder may request (each, a “Piggyback Registration Statement”). Subject to Section 3.02(c), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each, a “Piggyback Request”) within five (5) Business Days after the date of the Piggyback Notice but in any event not later than one (1) Business Day prior to the filing date of a Piggyback Registration Statement. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (x) 180 days after the effective date thereof and (y) consummation of the distribution by the Holders of the Registrable Securities included in such registration statement.

(c) Underwriting. The right of any Holder to registration pursuant to Section 3.01(f) or this Section 3.02 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided therein. If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 3.02 are to be sold in an underwritten offering, the Company shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit Holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering. Each Holder proposing to distribute its securities through a Piggyback Registration Statement shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the managing Underwriter or Underwriters selected for such underwriting by the Company or by the stockholders of the Company who have the right to select the Underwriters (such underwriting agreement to be in the form negotiated by the Company or such stockholders, as the case may be). Notwithstanding any other provision of this Section 3.02, if the managing Underwriter or Underwriters of a proposed underwritten offering with respect to which Holders have exercised their piggyback registration rights advise the Board that in its or their good faith opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (i) first, (A) in the event such offering was initiated by the Company, up to the total number of securities that the Company has requested to be included in such registration for its own account and (B) in the event such offering was initiated by holders of securities (including the Investor or the Investor Parties, as applicable) who have exercised their demand registration rights, up to the total number of securities that such holders of such securities have requested to be included in such offering, allocated pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such offering by such holders, (ii) second, the Registrable Securities of the Investor and the Investor Parties that it has or they have requested to participate in such underwritten offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such offering by such Holders; (iii) third, the Registrable Securities of the Holders, other than the Investor and the Investor Parties, that have requested to participate in such underwritten offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such offering by such Holders; and (iv) fourth, any other securities of the Company that have been requested to be included in such offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing Underwriter or Underwriters, provided that such election is made prior to the earlier of (a) the effectiveness of the registration statement and (b) the time at which the offering price or the underwriter’s discount is determined with the managing Underwriter or Underwriters. Any securities excluded or withdrawn from such underwriting (i) may be substituted by securities held by the Holders to be included in such registration; or (ii) in the event the Holders elect not to substitute any shares, may be substituted by securities held by the Company to be included in such registration; or (iii) in the event that the Holders and the Company elect not to substitute any shares, shall be withdrawn from such registration.

(d) Right to Terminate Registration. The Company or the holders of securities who have caused Registrable Securities to be included in a registration statement pursuant to Section 3.01 or 3.02 to be filed as contemplated by this Section 3.02, as the case may be, shall have the right to have any registration initiated by it or them, as applicable, under this Section 3.02 terminated or withdrawn prior to the effectiveness thereof, whether or not any Holder has elected to include securities in such registration.

SECTION 3.03. Registration Procedures. (a) Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Section 3.01, the Company will:

(i) prepare and promptly file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby in accordance with the applicable provisions of this Agreement;

(ii) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as (i) reasonably requested by any Holder (to the extent such request related to information relating to such Holder) or (ii) may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the Investor’s intended method of distribution set forth in such registration statement and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;

(iii) respond promptly to any comments received from the SEC and request acceleration of effectiveness promptly after it learns that the SEC will not review the registration statement or after it has satisfied comments received from the SEC;

(iv) furnish, (i) to the Investor’s legal counsel, copies of the registration statement and the prospectus included therein (including each preliminary prospectus), in each case including all exhibits thereto, proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement and (ii) to the Investor and the Underwriters, such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it;

(v) if requested by the managing Underwriter or Underwriters, if any, or the Investor, promptly include in any prospectus supplement or post-effective amendment such information as the managing Underwriter or Underwriters, if any, or the Investor may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post- effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 3.03(a)(iv) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(vi) in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Investor and to the Underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the Investor or such Underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

(vii) as promptly as reasonably practicable, use commercially reasonable efforts to notify the Investor at any time when (i) a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3.04, at the request of the Investor, prepare as promptly as is reasonably practicable and furnish to the Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, (ii) any request by the SEC or any other regulatory body or other body having jurisdiction has been made for any amendment of or supplement to any registration statement or other document relating to such offering, or (iii) if for any other reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act;

(viii) use reasonable best efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Investor; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection or (B) file a general consent to service of process in any such states or jurisdictions;

(ix) in the event that the Registrable Securities are being offered in an underwritten public offering, enter into an underwriting agreement, in usual and customary form and otherwise in accordance with the applicable provisions of this Agreement (including using commercially reasonable efforts to include (i) indemnification and contribution provisions substantially to the effect and to the extent provided in Section 3.08 and (ii) agreements as to the provision of the opinions of counsel and accountants’ letters to the effect and to the extent provided in Section 3.03(a)(xii);

(x) in connection with an Underwritten Offering, the Company shall cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts);

(xi) use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the Underwriters for sale (if such securities are being sold through Underwriters) or, solely in the case of clause (A), (D) and (E), the pricing or closing date of the applicable offering or sale (in the case of an offering with the assistance of a broker, placement agent or other agent of the Holder): (A) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to the managing Underwriter or Underwriters in an underwritten public offering, addressed to the Underwriter or Underwriters (in the case of an underwritten offering) or, if requested, in form and substance as is customarily given to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities addressed to such broker, placement agent or other agent, if any, (B) a “negative assurances letter”, dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering; (C) a “cold comfort” and “bring-down” letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to Underwriters in an underwritten public offering, addressed to the Underwriters, (D) customary certificates executed by authorized officers of the Company as may be requested by any Holder or any underwriter of such Registrable Securities, and (E) make available to the appropriate representatives of the underwriters, if any, and any Holder access to such information and personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act;

(xii) (a) in the event that the Registrable Securities covered by such registration statement are shares of Common Stock or shares of capital stock of the Company in a series that are otherwise listed on a securities exchange, use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock or such other shares of capital stock are then listed and (b) in the event that the Registrable Securities covered by such registration statement are shares of Common Stock and the Common Stock is not currently listed on a National Securities Exchange, to use commercially reasonable efforts to take actions within the control of the Company to list such Registrable Securities on a National Securities Exchange;

(xiii) provide a transfer agent and registrar for all such Registrable Securities and, if requested by Underwriter(s) or the Holder, a CUSIP/ISIN number for all such Registrable Securities, in each case not later than the effective date of such registration statement;

(xiv) in connection with a customary due diligence review, make available for inspection by the Investor, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Investor or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known to such Offering Persons (prior to its disclosure by the Company) from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (except in the case of (ii) above when a proposed disclosure was or is to be made in connection with a registration statement or prospectus under this Agreement and except in the case of clause (i) above when a proposed disclosure is in connection with a routine audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor);

(xv) cooperate with the Investor and each Underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”), including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC;

(xvi) use its reasonable best efforts to obtain as promptly as reasonably practicable the withdrawal of, any stop order with respect to the applicable registration statement or other order suspending the use of any preliminary or final prospectus;

(xvii) promptly incorporate in a prospectus supplement or post-effective amendment to the applicable registration statement such information as the managing Underwriter or Underwriters, if any, and the Holder, as applicable, relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(xviii) as promptly as is reasonably practicable notify the Investor (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, (D) if at any time the Company has reason to believe that the representations and warranties of the

Company contained in any agreement contemplated by Section 3.03(a)(viii) above relating to any applicable offering cease to be true and correct or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

(xix) use its commercially reasonable efforts to take such other steps that are customarily taken by issuers necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

(b) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.03(a)(vii), 3.03(a)(ix)(B) or 3.03(a)(ix)(C), the Investor shall discontinue, and shall cause each Holder to discontinue, disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until the Investor is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Investor shall use commercially reasonable efforts to return, and cause the Holders to return, to the Company all copies then in its or their possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Investor thereof. In the event the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to the Investor that such Interruption Period is no longer applicable.

SECTION 3.04. Suspension. (a) The Company shall be entitled on one (1) occasion in any six (6) month period, for a period of time not to exceed sixty (60) days in the aggregate in any six (6) month period and seventy-five (75) days in any twelve (12) month period to (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities and (z) require the Holders of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Investor a certificate signed by an executive officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such suspension and an approximation of the anticipated length of such suspension. The Investor shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 3.02(a)(xv).

(b) If the Company defers any registration of Registrable Securities in response to an Underwritten Offering Notice or requires the Investor or the Holders to suspend any Underwritten Offering, the Investor shall be entitled to withdraw such Underwritten Offering Notice and if it does so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 3.01(f).

(c) In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the total aggregated period of suspension.

SECTION 3.05. Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Sections 3.01 and 3.02 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the Registrable Securities included in any such registration.

SECTION 3.06. Information by Holders. (a) The Holder or Holders of Registrable Securities included in any registration shall, and the Investor shall cause such Holder or Holders to, furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company or its Representatives may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Sections 3.01 and 3.02 are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(i) such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable Laws to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(ii) during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such

Holder or Holders will, and they will cause their Affiliates to, comply with all Laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such Laws, will, and will cause their Affiliates to, among other things (A) not engage in any stabilization activity in connection with the securities of the Company in contravention of such Laws, (B) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (C) if required by applicable Law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(iii) such Holder or Holders shall, and they shall cause their respective Affiliates to, (A) permit the Company and its Representatives to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders and (B) execute, deliver and perform under any agreements and instruments reasonably requested by the Company or its Representatives to effectuate such registered offering, including opinions of counsel and questionnaires; and

(iv) on receipt of any notice from the Company of the occurrence of any of the events specified in Section 3.03(a)(vii), 3.03(a)(ix)(B) or 3.03(a)(ix)(C) or that otherwise requires the suspension by such Holder or Holders and their respective Affiliates of the offering, sale or distribution of any of the Registrable Securities owned by such Holder or Holders, such Holders shall, and they shall cause their respective Affiliates to, cease offering, selling or distributing the Registrable Securities owned by such Holder or Holders until the offering. Sale and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable Law.

SECTION 3.07. Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to the Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

SECTION 3.08. Holdback Agreement. If during the Effectiveness Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to an underwritten public offering of Common Stock or securities convertible into, or exchangeable or exercisable for, such securities or otherwise informs the Investor that it intends to conduct such an offering utilizing an effective registration statement or pursuant to an underwritten Rule 144A and/or Regulation S offering and provides the Investor and each Holder the opportunity to participate in such offering in accordance with and to the extent required by Section 3.02, the Investor and each Holder shall, if requested by the managing Underwriter or Underwriters, enter into a customary “lock-up” agreement relating to the sale, offering or distribution of Registrable Securities, in the form reasonably requested by the managing Underwriter or Underwriters, covering the period commencing on the date of the prospectus pursuant to which such offering may be made and continuing until 60 days from the date of such prospectus or such shorter period as may be agreed by the managing Underwriter or Underwriters.

SECTION 3.09. Indemnification. (a) Indemnification by Company. To the extent permitted by applicable Law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Holder’s current and former officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees, and each Underwriter thereof, if any, and each Person who controls any such Underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several (or actions in respect thereof) (collectively, “Losses”), to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 3.08) the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.09, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal Law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives expressly for use in connection with such registration by or on behalf of any Holder.

(b) Indemnification by Holders. To the extent permitted by applicable Law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Holders of Registrable Securities, the Company, each of its Representatives, each Person who controls the Company or such Underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.08, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or its authorized representatives and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 3.09(b) payable by the Investor and any Holder exceed an amount equal to the net proceeds received by each Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.09(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

(c) Notification. If any Person shall be entitled to indemnification under this Section 3.08 (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying

Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this Section 3.09(c)) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Section 3.08 only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 3.08 shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Section 3.08 shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

(d) Contribution. If the indemnification provided for in this Section 3.08 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Section 3.08, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.09(d) was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.09(d). Notwithstanding the foregoing, the amount the Investor and any Holder will be obligated to contribute pursuant to this Section 3.09(d) will be limited to an amount equal to the net proceeds received by the Investor and each Holder (in the aggregate) in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 3.10. Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article III shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities. The registration rights contained in this Article III shall terminate on the date on which all shares of Common Stock issuable (or actually issued) to any of the Investor Parties upon conversion of the Series C Preferred Stock cease to be Registrable Securities.

ARTICLE IV

Limitations on Purchases of

Equity Securities and Other Actions

SECTION 4.01. Limitations on Purchases of Equity Securities and Other Actions. At all times during the Standstill Period, without the prior approval of a majority of the Other Directors, or as otherwise expressly permitted by this Agreement (including Article VI), each Investor Party shall not, directly or indirectly, and shall cause its Affiliates and Representatives acting on its and its respective Affiliates’ behalf not to:

(a) acquire, offer to acquire, agree to acquire or make a public proposal to acquire, by purchase or otherwise, any Equity Securities of the Company or any of its Subsidiaries, any securities convertible into or exchangeable for any Equity Securities of the Company, or any right to vote or to direct the voting of any Equity Securities of the Company, in each case, such that the Investor Parties would, after giving effect to such transaction, beneficially own, on an as converted basis, more than the Maximum Percentage of the then outstanding Common Stock, on an as converted basis; provided that the restrictions in this clause (a) shall not apply to (i) purchases or acquisitions permitted by Section 5.02(d), (ii) acquisitions of Equity Securities of the Company issued in connection with stock dividends, stock splits, recapitalizations or similar transactions

(including any Equity Securities issued as a dividend, coupon or other distribution on shares of Series C Preferred Stock) and (iii) issuances by the Company of Equity Securities of the Company or options, warrants or other rights to acquire Equity Securities of the Company (or the exercise thereof) to any Director, as compensation for his or her membership on the Board; provided, further, that the Investor Parties shall not be deemed to violate this clause (a) (and shall not be required to Transfer any Equity Securities) as a result of any acquisition of Equity Securities by the Company (or similar transaction) which, by reducing the number of shares of Common Stock then outstanding, on an as converted basis, increases the proportionate number of shares of Common Stock beneficially owned, on an as converted basis, by the Investor Parties to the Maximum Percentage or more of the then outstanding Common Stock, on an as converted basis;

(b) other than solely with respect to class votes of the holders of Series C Preferred Stock, make, knowingly encourage or participate in any “solicitation” of “proxies”, as such terms are used in the proxy rules of the SEC promulgated under Section 14 of the Exchange Act, in order to (i) vote, or seek to advise or influence any Person with respect to the voting of, any Voting Stock of the Company (other than, in each case, in a manner that is not inconsistent with the Board’s recommendation in connection with such matter), (ii) call or seek to call a meeting of the Company’s stockholders or initiate any stockholder proposal for action by the Company’s stockholders or (iii) seek election to, or to place a Representative on, the Board or seek the removal of any Director from the Board (other than, in each case, any Investor Director or Independent Acting Director in accordance with this Agreement);

(c) effect, publicly offer or publicly propose or make any public announcement with respect to, or solicit or submit a proposal (public or otherwise) for, any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization, purchase or license of all or a material portion of the assets, properties or Equity Securities of or other similar extraordinary transaction involving the Company or any of its Subsidiaries or any of their respective securities (any such transaction, an “Extraordinary Transaction”) or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any of the foregoing;

(d) enter into any discussions, negotiations, arrangements or understandings with any Person (including security holders of the Company, but excluding, for the avoidance of doubt, the Investor and its Affiliates) or form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with respect to any Voting Stock (other than a “group” (as defined in Section 13(d)(3) of the Exchange Act) composed of the Investor Parties) or otherwise in connection with any of the actions prohibited by this Section 4.01;

(e) make any public disclosure, public proposal or public statement of inquiry or publicly disclose any intention, plan or arrangement inconsistent with the agreements contained in this Section 4.01;

(f) advise, assist, knowingly encourage or direct any Person to do or take, or to advise, assist, knowingly encourage or direct any other Person to do or take, any of the actions prohibited by this Section 4.01 or knowingly act as a financing source for or otherwise invest in any Person in connection with such Person taking any of the actions prohibited by this Section 4.01; provided, that, this Section 4.01(g) shall not restrict the Investor or its Affiliates from purchasing already outstanding debt or debt securities of any Person;

(g) take any action that would, in effect, require the Company to make a public announcement regarding the possibility of a transaction or any of the events described in this Section 4.01;

(h) contest the validity of this Section 4.01 or make, initiate, take or participate in any Action or proposal to amend, waive, terminate or seek a release of the restrictions contained herein (whether by legal action or otherwise); or

(i) request the Company, directly or indirectly, to amend or waive any provisions of this Section 4.01;

provided, however that, notwithstanding anything to the contrary in this Section 4.01, (i) the Investor and its Affiliates may at any time (A) initiate and engage in private discussions with, and submit non-public, confidential proposals to, the Board (or any committee or other designee thereof) regarding any Extraordinary Transaction, so long as such proposals do not require public disclosure and the making of such proposal would not reasonably be expected to require the Company to make a public announcement of its receipt, (B) make a confidential request to the Company seeking an amendment or waiver of this Section 4.01, which a majority of the Other Directors may accept or reject in their sole discretion, so long as the making of such request would not reasonably be expected to require the Company to make a public announcement of its receipt and (C) engage in discussions or negotiations regarding, enter into, consummate or take any other action in furtherance of any transaction with any Person related to a recapitalization, reorganization or restructuring of any Debt of the Company or its Subsidiaries, including with respect to the conversion of any debt securities of the Company or its Subsidiaries held by the Investor or its Affiliates into Equity Securities and (ii) for the avoidance of doubt, (A) (x) the consummation of the transactions contemplated by the North America Investment Agreement and (y) the Investor’s exercise of its rights or the performance of its obligations under any other “Transaction Document” (as defined in the North American Investment Agreement) shall not be deemed violations of this Section 4.01 and (B) nothing in this Section 4.01 shall limit (r) any Investor Party’s ability to vote (subject to Section 2.07), Transfer (subject to Section 5.01) or otherwise exercise rights under its Common Stock or Series C Preferred Stock or (s) the ability of any Investor Director to vote or otherwise exercise its fiduciary duties as a member of the Board. Nothing in this Section 4.01 shall restrict the Investor from designating any Investor Designee or

Independent Director Designee in accordance with this Agreement or taking any action to cause such Investor Designee or Independent Director Designee to be appointed to the Board (or any committee thereof) or the actions of any Investor Director in his or her capacity as Chairman or similar office or position), including in respect of such Director’s participation in Board and Board committee meetings and votes on and discussions regarding matters at such meetings, and influencing officers, employees, agents, management or other Directors in his or her capacity as such, and otherwise exercising such Investor Director’s fiduciary duties.

SECTION 4.02. Third-Party Standstills. In the event that the Company enters into any Specified Agreement that contains standstill provisions on terms (other than terms regarding the length of such standstill restrictions) that are more favorable in any material respect to such Person than the provisions set forth in this Article IV are to the Investor Parties, then this Article IV shall automatically be amended to provide for such more favorable terms. The Company shall promptly notify the Investor of the entry into such Specified Agreement.

ARTICLE V

Limitations on Transfers

SECTION 5.01. Limitation on Transfer of Series C Preferred Stock and Series D Preferred Stock. (a) Except as otherwise permitted by this Agreement, including Section 5.02, the Investor Parties shall not, from and after the date hereof until the earliest of (i) the date that is 24 months following the date hereof, (ii) the date of the consummation of a Mandatory Conversion (as defined in the Series C Certificate of Amendment) in accordance with the Series C Certificate of Amendment and (iii) the date a Bankruptcy, liquidation, dissolution or winding up of the Company is voluntarily initiated or any proceeding for Bankruptcy, insolvency, receivership or similar action with respect to the Company is commenced (such period, the “Restricted Period”), directly or indirectly, sell, transfer, pledge, place a lien on, assign, loan or otherwise dispose of, including by way of any Hedging Transaction (each, a “Transfer”), any portion of or interest in any shares of Series C Preferred Stock or Series D Preferred Stock acquired pursuant to the Purchase (including any Common Stock issued upon conversion of such shares of Series C Preferred Stock or Series D Preferred Stock) without the prior written consent of the Company (which consent may be given or withheld or made subject to such conditions as are determined by the Company in its sole discretion); provided, that, a “Transfer” will not include the granting of a pledge, lien or other security interest over Equity Securities in connection with any bona fide financing arrangements (including any bona fide margin loan transaction) entered into with a nationally recognized bank or broker-dealer, or the ability of such a bank or broker-dealer to foreclose on and Transfer such Company Securities and any foreclosure or Transfer by such a bank or broker-dealer, as long as such bank or broker-dealer agrees with the relevant Investor Party (with the Company as an express third party beneficiary of such agreement) that following such foreclosure it shall not directly or indirectly Transfer (other than pursuant to a bona-fide, broadly distributed underwritten public offering or broker sale) such foreclosed Equity Securities to a 5% Entity without the Company’s consent (each, a “Permitted Lien”), or the enforcement of any rights related thereto.

(b) Notwithstanding anything to the contrary in Section 5.01(a), the Investor Parties shall not, at any time (whether prior to or after the expiration of the Restricted Period), directly or indirectly Transfer any Series C Preferred Stock, Series D Preferred Stock or Common Stock issued upon conversion of the Series C Preferred Stock or Series D Preferred Stock to a 10% Entity without the Company’s consent; provided, that this Section 5.01(b) shall not restrict any Transfer into the public market pursuant to a bona-fide, broadly distributed underwritten public offering or broker sale made pursuant to Article III.

(c) Any purported Transfer that is not in accordance with the terms and conditions of this Article V shall be, to the fullest extent permitted by Law, null and void ab initio, and, in addition to other rights and remedies at law and in equity, the Company shall be entitled to injunctive relief enjoining the prohibited action.

(d) Notwithstanding anything to the contrary in this Section 5.01, the obligations of the Investor Parties under this Section 5.01 shall terminate and be of no further force and effect upon the first to occur of (A) a Material Company Breach, (B) the occurrence of an “Event of Default” as defined in clauses (a), (b) (but only with respect to negative covenants), (f), (i) or (j) of Section 8.01 of the Revolving Credit Agreement or (C) upon the Board taking any of the Specified Actions without the approval of a majority of the Investor Directors.

SECTION 5.02. Permitted Transfers. Notwithstanding anything to the contrary in Section 5.01, the Investor Parties may Transfer all or any portion of or any interest in any shares of Series C Preferred Stock, Series D Preferred Stock or any shares of Common Stock issued upon conversion of such shares of Series C Preferred Stock or Series D Preferred Stock as follows:

(a) to the Company or its Subsidiaries;

(b) pursuant to a Qualifying Approved Tender Offer initiated and commenced by any Person(s);

(c) pursuant to a Qualifying Non-Approved Tender Offer initiated and commenced by any Person(s) (other than the Investor or any of its Affiliates);

(d) to any Affiliate of the Investor, and such permitted transferees may further Transfer all or any portion of or any interest in any shares of Series C Preferred Stock, Series D Preferred Stock or any shares of Common Stock issued upon conversion of such shares of Series C Preferred Stock or Series D Preferred Stock (or any dividends received thereon) to any other Affiliate; provided, however, that no such Transfer shall be permitted pursuant to this clause (d) unless and until any such permitted transferee agrees in writing for the benefit of the Company (in such customary form and substance reasonably satisfactory to the Company) to be bound by the terms of this Agreement, unless such transferee is already bound by this Agreement; and

(e) pursuant to any Extraordinary Transaction of the Company or similar business combination transaction that has been recommended or approved by a majority of the Board.

SECTION 5.03. Legend. (a) The Company may place appropriate and customary legends on the shares of Series C Preferred Stock (or the shares of Common Stock issued upon conversion of shares of Series C Preferred Stock) held by any of the Investor Parties setting forth the restrictions referred to in this Article V and any restrictions appropriate for compliance with U.S. federal securities Laws. The Investor Parties agree with the Company that, other than to take into account any changes in applicable securities Laws, each share of Series C Preferred Stock held by the Investor on the Closing Date shall be marked with a legend substantially in the form set forth below:

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THE EXCHANGE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SECURITIES UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS.

THESE SECURITIES ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT DATED [●], 2016 BETWEEN AVON PRODUCTS, INC. AND CLEVELAND APPLE INVESTOR LLC, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Upon request of the applicable Investor Party, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for any Series C Preferred Stock or Common Stock to be Transferred in accordance with the terms of this Agreement and the second paragraph of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Agreement).

ARTICLE VI

Participation

SECTION 6.01. Participation. (a) For the purposes of this Section 6.01, “Excluded Issuance” shall mean (i) the issuance of shares of any Equity Securities (including upon exercise of options) to directors, officers, employees, consultants or other agents of the Company as approved by the Board in connection with their employment or performance of services, (ii) the issuance of shares of Equity Securities in connection with any “business combination” (as defined in the rules and regulations promulgated by the SEC) or otherwise in connection with bona fide acquisitions of securities or substantially all of the assets of another Person, business unit, division or business, in each case, to the sellers in such transaction as consideration thereof, (iii) the issuance of any securities pursuant to the conversion, exercise or exchange of Series C Preferred Stock issued to the Investor or Series D Preferred Stock, (v) the issuance of any securities as payment of a dividend pursuant to the Series C Certificate of Amendment or the Series D Certificate of Amendment, (vi) the issuance of any shares of a Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company or (vii) the issuance of any securities exercisable for, exchangeable for or convertible into Common Stock, if the conversion or exercise price is at least as great as the fair market value of the Common Stock, pursuant to a bona fide, broadly distributed underwritten public offering.

(b) Until the occurrence of the Fall-Away of Investor Board Rights, if the Company proposes to issue Equity Securities of any kind, other than in an Excluded Issuance, then the Company shall:

(i) give written notice to the Investor Parties (no less than seven (7) Business Days prior to the closing of such issuance or, if the Company reasonably expects such issuance to be completed in less than seven (7) Business Days, such shorter period (which shall not be less than (3) Business Days, and which shall be as long as commercially practicable), setting forth in reasonable detail (A) the designation and all of the material terms and provisions of the securities proposed to be issued (the “Proposed Securities”), including, to the extent applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof and interest rate and maturity, (B) the price and other terms of the proposed sale of such securities and (C) the amount of such securities proposed to be issued; provided, that following the delivery of such notice, the Company shall deliver to the Investor Parties any such information the Investor Parties may reasonably request in order to evaluate the proposed issuance, except that, in connection with a public offering, the Company shall not be required to deliver any information that has not been or will not be provided or otherwise made available to the proposed purchasers of the Proposed Securities; and

(ii) offer to issue and sell to the Investor Parties, on such terms as the Proposed Securities are issued and upon full payment by the Investor Parties, a portion of the Proposed Securities equal to a percentage determined by dividing

(A) the number of shares of Common Stock beneficially owned, on an as converted basis, by the Investor Parties, by (B) the total number of shares of Common Stock outstanding immediately prior to the issuance of the Proposed Securities, on an as-converted basis; provided that if an issuance of Proposed Securities would result in an adjustment to the holders of Series C Preferred Stock pursuant to Section 10 of the Series C Certificate of Amendment, those shares of Series C Preferred Stock held by an Investor Party that will receive the benefit of such adjustment shall be excluded from the foregoing sub-clause (A) (subject to actually receiving the benefit of such adjustment); provided, further, that, subject to compliance with the terms and conditions set forth in Section 6.01(f), the Company shall not be required to offer to issue or sell to the Investor Parties (or to any of them) the portion of the Proposed Securities that would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities under the listing rules of the NYSE or any other securities exchange or any other applicable Law (to the extent not obtained pursuant to Section 6.01(f)).

(c) The Investor will have the option, on behalf of the applicable Investor Parties, exercisable by written notice to the Company, to accept the Company’s offer and commit to purchase any or all of the Equity Securities offered to be sold by the Company to the Investor Parties, which notice must be given within seven (7) Business Days after receipt of such notice from the Company (or such shorter period if the notice by the Company was sent in accordance with the preceding paragraph less than seven (7) Business Days prior to the proposed issuance date, and in no event less than two (2) Business Days) (the failure of the Investors to respond within such time period shall be deemed a waiver of the Investor Parties’ rights under this Section 6.01 with respect to the applicable issuance of Equity Securities). If the Company offers two or more securities in units to the other participants in the offering, the Investor Parties must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right; provided, however, that the closing of any purchase by any such Investor Party may be extended beyond the closing of the sale of the Proposed Securities giving rise to such preemptive right to the extent necessary to (i) obtain required approvals from any Governmental Entity or (ii) permit the Investor Parties to receive proceeds from calling capital pursuant to commitments made by its (or its Affiliated investment funds’) limited partners. Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that the Investor Parties have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investor Parties in the notice delivered in accordance with Section 6.01(b). Any Proposed Securities offered or sold by the Company after such 90-day period must be reoffered to issue or sell to the Investor Parties pursuant to this Section 6.01; provided that, subject to compliance with the terms and conditions set forth in Section 6.01(f), the Company shall not be required to reoffer to the Investor Parties (or to any of them) a number of the Proposed Securities that would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities under the listing rules of the NYSE or any other securities exchange or any applicable Law (to the extent not obtained pursuant to Section 6.01(f)).

(d) The election by the Investor on behalf of any Investor Party not to exercise its subscription rights under this Section 6.01 in any one instance shall not affect their right as to any subsequent proposed issuance.

(e) In the case of an issuance subject to this Section 6.01 for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board.

(f) In the event that the Company is not required to offer or reoffer to the Investor Parties any Proposed Securities because such issuance would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities under the listing rules of the NYSE or any other securities exchange or any other applicable Law, the Company shall provide written notice of such proposed issuance to the Investor Parties pursuant to Section 6.01(b)(i) (which notice shall include a description of the Proposed Securities (including the number thereof) that would require stockholder approval in respect of the issuance thereof), and the Company shall, upon the Investor Parties’ reasonable request delivered to the Company in writing within no later than seven (7) Business Days following its receipt of the written notice of such issuance to the Investor Parties pursuant to Section 6.01(b)(i), at the Investor Parties’ election:

(i) waive the restrictions set forth in Section 4.01 solely to the extent necessary to permit any Investor Party to acquire such number of Equity Securities (including Common Stock) equivalent to its Participation Portion of the Proposed Securities such Investor Party would have been entitled to purchase had it been entitled to acquire such Proposed Securities pursuant to Section 6.01(b) (provided, that such request by Investor Parties shall not be deemed to be a violation of Section 4.01(i));

(ii) consider and discuss in good faith modifications proposed by the Investor Parties to the terms and conditions of such portion of the Proposed Securities which would otherwise be issued to the Investor Parties such that the Company would not be required to obtain stockholder approval in respect of the issuance of such Proposed Securities as so modified; and/or

(iii) solely to the extent that stockholder approval is required in connection with the issuance of Equity Securities to Persons other than Investor Parties, take such actions as may be reasonably necessary to seek stockholder approval in respect of the issuance of any Proposed Securities to the Investor Parties.

ARTICLE VII

Additional Agreements

SECTION 7.01. Information and Access. Following the Closing until the Investor Parties no longer hold at least 10.0% of the number of shares of Common Stock beneficially owned by the Investor Parties, on an as converted basis, as of the Closing, the Company agrees to provide the Investor Parties with the following:

(a) within 90 days after the end of each fiscal year of the Company, (i) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and (ii) audited, consolidated statements of income, comprehensive income, cash flows and changes in shareholders’ equity of the Company and its Subsidiaries for such fiscal year; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC;

(b) within 45 days after the end of each of the first three quarters of each fiscal year of the Company, (i) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and (ii) consolidated statements of income, comprehensive income and cash flows of the Company and its Subsidiaries for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the SEC;

(c) reasonable access, to the extent reasonably requested by the Investor Parties, to the offices and the properties of the Company and its Subsidiaries, including its and their books and records, all upon reasonable notice and at such reasonable times and as often as the Investor Parties may reasonably request; provided that any access pursuant to this Section 7.01(c) shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries;

(d) prior to the end of each fiscal year, a budget and business plan for the Company for the succeeding fiscal year, including (i) projected monthly statements of income for each of the Company’s top geographies and (ii) projected consolidated quarterly balance sheets and statements of cash flows for the Company and its Subsidiaries;

(e) to the extent available to the Company at the applicable time, following the end of each month, monthly summary consolidated financial reports for the Company and its Subsidiaries;

(f) for so long as the 25.0% Beneficial Ownership Requirement is satisfied, the Company shall afford the Investor an opportunity to receive and discuss with senior management of the Company on a regular basis (it being the expectation that such discussions will occur on no more than a monthly basis), during normal business hours and without unduly interfering with the operation of the business, monthly reports regarding financial, operating, strategic and such other matters relating to the management of the Company as may be mutually acceptable to management and the Company in good faith. At the request of the Company, such monthly calls will be open to all Directors who wish to attend; and

(g) copies of all material, substantive materials provided to the Board at substantially the same time as provided to the Directors of the Company;

provided that, the Company shall not be obligated to provide such access or materials to the Investor Parties to the extent the Company determines, in its reasonable judgment, that doing so would (A) violate or materially prejudice the rights of its customers, (B) result in the disclosure of trade secrets or competitively sensitive information to third parties, (C) materially violate any applicable Law, Judgment or contract or obligation of confidentiality owing to a third party, (D) jeopardize the protection of an attorney-client privilege, attorney work product protection or other similar legal privilege, (E) be materially adverse to the interests of the Company or any of its Subsidiaries in any pending or threatened Action or (F) expose the Company to risk of liability for disclosure of personal information; provided, that, in each case, the Company shall use commercially reasonable efforts to provide the maximum access such that clauses (A) through (F) do not apply. In addition, notwithstanding anything to the contrary contained herein, neither the Company nor any of its Subsidiaries will be required to provide any information or materials that relate to, contain or reflect any analyses, studies, notes, memoranda and other information related to or prepared in connection with the Investment Agreement, the North America Investment Agreement, the other Transaction Documents or any of the transactions contemplated thereby or any matters relating thereto or any transactions with or matters relating to the Investor or any of its Affiliates. Notwithstanding anything to the contrary in this Section 7.01, the Investor Parties shall have the right to waive its right to receive information and/or access under this Section 7.01 for such period of time as such Investor Party may specify and, upon receipt of written notice of such waiver, the Company agrees to no longer provide the Investor Party with information and/or access for the duration of the period so specified.

SECTION 7.02. Confidentiality. Each Investor shall, and shall cause its Affiliates and Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to the Investor Parties or their respective Affiliates or Representatives by or on behalf of the Company or any of its Representatives pursuant to this Agreement (collectively referred to as the “Confidential Information”), provided that the Confidential Information shall not include information that (a) was or becomes available to the public other than as a result of a disclosure by the Investor Parties or any of their respective Affiliates or Representatives in violation of this Section 7.02, (b) was or becomes available to the Investor Parties or any of their respective Affiliates or Representatives from a source other than the Company or its Representatives, provided that such source is believed by the Investor Parties not to be disclosing such information in violation of an obligation of confidentiality (whether by agreement or otherwise) to the Company or any of its Affiliates, (c) at the time of disclosure is already in the possession of the Investor Parties or any of their respective Affiliates or Representatives, provided that such information is believed by the Investor Parties not to be subject to an obligation of confidentiality (whether by agreement or otherwise) to the Company, or (d) was independently developed by the Investor Parties or any of their respective Affiliates or Representatives without use of any Confidential Information. Each of the Investor Parties agrees, on behalf of itself and its Affiliates and Representatives, that Confidential Information may be disclosed solely (i) to the Related Investment Funds, the Investor Party’s Affiliates and their respective Representatives on a need-to-know basis or (ii) in the event that the Investor Party, any of its Affiliates, the Related Investment Funds or any of its or their respective Representatives are requested or required by applicable Law, Judgment or by a Governmental Entity (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand, summons or similar process) to disclose any Confidential Information, in each of which instances, to the extent permissible by applicable Law and reasonably practicable, such Investor Party, its Affiliates, the Related Investment Funds and their respective Representatives, as the case may be, shall provide notice to the Company sufficiently in advance of any such disclosure so that the Company shall have a reasonable opportunity to timely seek to limit, condition or quash such disclosure; and, provided, that, with respect to any Related Investment Fund receiving Confidential Information hereunder (i) such Related Investment Fund will agree (with the Company as an express third party beneficiary of such agreement) to be bound by the terms of this Section 7.02 as though it were a party hereto and (ii) the Investor will remain liable for any breaches by the Related Investment Funds of this Section 7.02.

SECTION 7.03. Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction that may result in the Investor, its Affiliates and/or the Investor Directors being deemed to have made a disposition of Equity Securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act, and if any of the Investor Directors is serving on the Board at such time or has served on the Board during the preceding six months (i) the Board will pre-approve such disposition of Equity Securities or derivatives thereof for the express purpose of exempting the Investor’s, its Affiliates’ and the Investor Directors’ interests (to the extent the Investor or its Affiliates may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and Capital Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition by the Investor, the Investor’s Affiliates, and/or the Investor Directors of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Investor or its Affiliates will serve on the board of directors (or its equivalent) of such other issuer, then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its Subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b- 3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Investor’s, its Affiliates’ and the Investor Directors’ (for the Investor and/or its Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

SECTION 7.04. Rights Plan. Unless and until there has occurred a Fall-Away of Investor Board Rights, the Company shall not enter into, adopt or implement any Rights Plan that is applicable to the Investor Parties unless the Company has excluded the Investor Parties from the definition of “acquiring person” (or such similar term) as such term is defined in such Rights Plan to allow for acquisitions up to the Maximum Percentage.

SECTION 7.05. Financing Cooperation. The Company shall use its commercially reasonable efforts to, and shall use commercially reasonable efforts to cause its Subsidiaries to, cooperate with any reasonable requests by the Investor Parties in connection with any bona fide loan or credit arrangement entered into with a nationally recognized bank or broker-dealer secured in whole or in part with a pledge of Equity Securities, including cooperating with Investor Parties to satisfy the reasonable and customary requirements of secured lenders in connection with such loan or credit arrangement, such as agreeing to an issuer acknowledgement in customary form (and reasonably acceptable to the Company) which includes an acknowledgement that such lender will be permitted to hold such pledged Equity Securities (other than the Series C Preferred Stock and the Series D Preferred Stock) in unrestricted, book-entry form without any legend, subject to such lender agreeing comply with all applicable securities Laws and the requirements for incurring a Permitted Lien under Section 5.01(a).

ARTICLE VIII

Miscellaneous

SECTION 8.01. Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by facsimile or email or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, by facsimile (which is confirmed, such confirmation not to be unreasonably withheld, conditioned or delayed), by email (which is confirmed, such confirmation not to be unreasonably withheld, conditioned or delayed) or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service marked for overnight delivery) to the parties at the following addresses or facsimiles or emails (or at such other address or facsimile or email for a party as shall be specified by like notice):

(a) If to the Company:

Avon Products, Inc.

777 Third Avenue

New York, NY 10017-1307

Attention:         General Counsel

Email:               Jeff.benjamin@avon.com

with a copy to (which copy alone shall not constitute notice):

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention:         Scott A. Barshay, Esq.

 Jonathan L. Davis, Esq.

Facsimile:         (212) 474-3700

Email:               sbarshay@cravath.com

 jdavis@cravath.com

(b) If to the Investor:

Cleveland Apple Investor LLC, c/o

Cerberus Capital Management, L.P.

875 Third Avenue

10th Floor

New York, NY 10022

Attention: General Counsel

with a copy to (which copy alone shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:         Douglas Ryder, Esq.

 Richard Aftanas, Esq.

Facsimile:         (212) 446-4900

Email:               Douglas.Ryder@kirkland.com

 Richard.Aftanas@kirkland.com

SECTION 8.02. Amendments; Waivers. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the party against whom such amendment or waiver shall be enforced. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

SECTION 8.03. Counterparts and Facsimile. This Agreement may be executed in two or more identical counterparts (including by facsimile or electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by facsimile, electronic transmission or otherwise) to the other parties.

SECTION 8.04. Governing Law; Specific Enforcement; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

(b) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in Section 8.04(c), without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 8.04) (and each party hereto acknowledges and agrees that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.04 shall not be required to provide any bond or other security in connection with any such order or injunction), this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, or that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.

(c) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, and the United States District Court for the Southern District of New York, for the purposes of any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity or any arbitration or mediation tribunal (“Action”) or other proceeding arising out of this Agreement and the rights and obligations arising hereunder, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action or proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action or proceeding has been brought in an inconvenient forum. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.01 shall be effective service of process for any such Action or proceeding.

(d) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, CLAIM OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (i) CERTIFIES

THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, CLAIM OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY AND (iv) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.04(d).

SECTION 8.05. Interpretation. (a) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall”. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”. All references to “$” mean the lawful currency of the United States of America. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term, and references to the masculine, feminine or neuter gender shall include other gender. Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its successors and permitted assigns. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

(b) For purposes of determining beneficial ownership, the Investor Parties may rely on the Company’s most recent publicly available Quarterly Report on Form 10-Q or Annual Report on Form 10-K to determine the number of issued and outstanding Equity Securities of the Company at any given time and any Person’s beneficial ownership percentage, unless the Company provides written notice to the Investor with an updated number of Equity Securities of the Company then issued and outstanding.

(c) In the event that the Common Stock is listed on a National Securities Exchange other than the NYSE, all references herein to NYSE rules shall be deemed to be to the most comparable rule applicable to such other National Securities Exchange and all references to NYSE shall be deemed to be such other National Securities Exchange, in each case, mutatis mutandis. In the event that the Common Stock is listed on both the NYSE and any other securities exchange, the Company and the Investor shall cooperate to make any amendments to this Agreement reasonably requested by the other party; provided, that in no event shall the Investor be required to accept any changes that would result from any shares Capital Stock beneficially owned by any Investor Party being listed on any exchange other than a National Securities Exchange.

SECTION 8.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse in any material respect to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

SECTION 8.07. No Third-Party Beneficiaries. Except as expressly set forth in Section 3.08, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and such permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, whether as third party beneficiary or otherwise.

SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party; provided that notwithstanding the foregoing, (a) the Company shall be permitted to assign this Agreement and its rights, interests and obligations hereunder without the prior written consent of any other party hereto to the successor or surviving entity in any merger, business combination or other transaction involving a change of control of the Company and (b) this Section 8.08 shall not prohibit any Transfer permitted under Section 5.02; provided, further, that in the event of any such assignment pursuant to clause (b) or (c), the Investor will remain liable for all of its obligations under this Agreement.

SECTION 8.09. Termination.

(a) Automatic Termination. Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate, subject to Section 8.09(b), (i) upon the mutual written agreement of the Company and the Investor and (ii) at such time when the Investor Parties no longer beneficially own shares of Capital Stock.

(b) Survival. In the event that this Agreement shall terminate, all provisions of this Agreement shall terminate and shall be void, except Section 7.02 and Articles I and VIII and shall survive any such termination indefinitely. The termination of this Agreement shall not relieve any party from any liability for any breach by a party of this Agreement.

SECTION 8.10. Entire Agreement, etc. This Agreement (including the Exhibits hereto), together with the Series C Certificate of Amendment, the Series D Certificate of Amendment and the Investment Agreement, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; provided, that nothing herein shall limit, restrict, prevent or supersede the other Transaction Documents (as defined in the North American Investment Agreement), or serve as a consent or waiver thereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AVON PRODUCTS, INC.,

By
Name:
Title:

CLEVELAND APPLE INVESTOR LLC,

By
Name:
Title: